Table of Contents

Post qualification Offering Circular No. 1

Commission File No. 024-12159

Explanatory Note: This Post-Qualification Offering Circular amends the offering circular of Sibannac, Inc., qualified on March 15, 2023, in order to update the financial and corporate information contained herein.

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Form 1A

Post Qualification Amendment No. 3

DATED May 9, 2024

Sibannac, Inc.

Sibannac, Inc.

$5,670,000

$0.15 per Unit

27,000,000 Units,

Each Unit consisting of 5 Shares of Common Stock and 1 Warrant exercisable at $0.06 per Warrant.

27,000,000 Shares of Common Stock to be issued upon Exercise of Warrants

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EXPLANATORY NOTE

The purpose of this Post Qualification Amendment is to update the financial and corporate information of the Company. Unless otherwise defined in this Post-Qualification Amendment, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular, including the disclosures incorporated by reference therein.

This Post Qualification Officering Circular No.1 amends the Offering Circular of Sibannac, Inc., a Nevada Corporation dated March 15, 2023 as may be amended and supplemented from time to time, to update the financial and corporate information of the Company.

This is the public offering of securities of Sibannac, Inc., a Nevada corporation. We are offering 27,000,000 units, each unit consisting of 5 Shares of Common Stock and 1 warrant, par value $0.001 (“Units”), at an offering price of $0.15 per Unit (the “Offered Units”) by the Company. See “Description of Securities” beginning on page 55. The total number of shares included in the Units is 135,000,000 and the total underlying shares after the exercise of all warrants is 27,000,000 shares. Each Class A Warrant, is exercisable at $0.06 per warrant and will entitle the holder to purchase one share of common stock. The Offering will terminate on the earlier of (i) the date on which the Maximum Offering is sold, (ii) the third anniversary of the date of qualification of this offering statement which is March 15, 2026; or (iii) when the Company elects to terminate the offering for any reason (in each such case, the “Termination Date”). At least every 12 months after this offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), the Company will file a post-qualification amendment to include the Company’s recent financial statements (such earlier date, the “Termination Date”) over a maximum period of 3 years, starting from the March 16, 2023, the date of qualification of this Offering Statement through March 15, 2026 the three (3) year anniversary. The minimum purchase requirement per investor is 10,000 Offered Units; however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 6 of this Offering Circular.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Units on a “best efforts” basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. The Company will not raise more than $20,000,000 in gross proceeds from this Offering.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Sale of these Units will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Units. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Our Common Stock is quoted on the OTCMarkets Pink Open Market under the stock symbol “SNNC.” The Company is using the Offering Circular format in its disclosure in this Offering Circular.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 6 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Number of Units	Per Unit (1)(2)(3)	Total Maximum(4)
Public Offering Price– Units	27,000,000	$0.15	$4,050,000.00
Proceeds to Company – Units			$4,050,000.00

Warrants		Exercise Price per Warrant
Public Offering Price – Shares Underlying Warrants	27,000,000	$0.06	$1,620,000.00
Proceeds to Company – From the Exercise of Shares Underlying Warrants			$1,620,000.00

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(1)	We are offering Units on a continuous basis. See “Distribution” – Continuous Offering. The number of Units being sold is 27,000,000 Units which consist of five (5) shares and one (1) warrant per unit. The total underlying shares of all warrants is 27,000,000 shares.

(2)	This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer the Units on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(3)	We are offering these securities without an underwriter.

(4)	Excludes estimated total offering expenses, including underwriting discount and commissions, will be approximately $50,000 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $0.15 per Unit to the Company as consideration for the stock to be issued under the Offering. The sales price per Unit bears no relationship to our book value or any other measure of our current value or worth.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “Sibannac, Inc.,” “Sibannac,” “SNNC,” “we,” the “Company,” “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Sibannac, Inc.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	The speculative nature of the business;

•	Our reliance on suppliers and customers;

•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;”

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to finance our businesses;

•	Our ability to promote our businesses;

•	Our ability to compete and succeed in highly competitive and evolving businesses;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us and our perception and interpretation thereof, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We urge you to read this Offering Circular in its entirety and not place undue reliance on forward-looking statements. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements revising and/or updating our forward-looking statements if events occur or circumstances change.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in the Units. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

Sibannac, Inc. (“Sibannac,” “Company,” “we” or “us”) was incorporated in June 1999 in the State of Nevada as Naprodis, Inc. for the purpose to engage in any lawful activity for which corporations may be formed. On August 25, 2014, the Company transferred all of its assets to Naprodis, Inc., a Colorado corporation (“Colorado Naprodis”). In consideration for the transfer of these assets, Colorado Naprodis agreed to assume a substantial amount of the Company’s liabilities. On November 25, 2014, the Company changed its name to Sibannac, Inc.

On August 19, 2015, we entered into an Asset Acquisition Agreement with Apollo Media Network, Inc., a Delaware corporation (“Apollo”) whereby all of the assets of Apollo would be acquired by the Company from Apollo. Pursuant to the Asset Acquisition Agreement, the closing of the Acquisition was effective August 31, 2015, although completed later. Apollo issued to the Company an Assignment Agreement and Bill of Sale for the Assets, duly executed by Apollo. Sibannac delivered to Apollo Media Network, Inc. three million one hundred thousand (3,100,000) shares of the Company’s Common Stock, duly issued, fully paid and non-assessable which were distributed to its shareholders in liquidation of Apollo pursuant to IRC Section 368c. There has been no merger, however, Sibannac obtained the assets and intellectual property of Apollo upon its liquidation.

We had a short operating history in the Apollo business (only in the startup mode in 2015) and no representation is made, nor is there any intent for the Company to continue to pursue the business model of Apollo.

After the 2015 fiscal year end, we acquired Protection Cost, Inc. for two million, three hundred thousand (2,300,000) shares which intends to provide labor and accounting management systems for the cannabis industry.

On July 17, 2017, the Company acquired Imbutek Inc., including its Plan of Operation (the “Plan”), and its sole shareholder became the President of the Company. The Company is preparing and packaging health products for wholesalers and retailers under the Plan.

The Company opened its new operations in May 2019, in Scottsdale, Arizona, as a developer, manufacturer and seller of premium Cannabidiol (CBD) topical products. CBD is one of the 104 chemical compounds known as cannabinoids found in the hemp plant or Cannabis Sativa. These compounds stimulate the body’s endocannabinoid system (ECS). CBD is rapidly gaining momentum in the health and wellness world and some scientific studies have confirmed it may help treat a wide variety of ailments from chronic pain to anxiety. We currently only offer CBD topical products, such as skin creams and lotions and have shifted our focus to the functional drink and Kratom markets.

Sibannac is committed to bringing its customers the highest-grade CBD products on the market , by purchasing from sources that test their products for dosage and purity, these products are all natural, third party lab tested by the supplier, CBD oils and extracts. Sibannac strives to fuse science and nature by providing the maximum quality and purest products to improve the health and overall well-being of each of its individual customers and their pets.

During the year ended August 31, 2021, the Company established Vestra, LLC. Vestra is a special purpose LLC established to hold the rad8Life™ brand and operate the site rad8life.com for the sale of Delta 8 THC products and may be expanded to cover other products. On June 17, 2021, in a related party transaction, the Company sold Vestra to Noho, Inc., for 2,000,000 shares of Noho, Inc. Series B Preferred shares valued at $500,000. On June 9, 2022, the Company converted all 2,000,000 shares of Noho, Inc. Series B Preferred held by it into 280,000,000 shares of Noho, Inc. Common Stock. The Company is holding the shares as an investment.

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On January 27, 2022, the Company, with the approval of a majority of its shareholders and its directors approved an increase in the authorized common stock of the Company from 200,000,000 to 300,000,000, with the Secretary of State of Nevada.

On March 3, 2022, the Company appointed Mr. Eric Stoll as Chief Marketing Officer of the Company.

On July 15, 2022, Mr. James T. Staudohar resigned from all positions with the Company.

On November 8, 2022, in a related party transaction, the Company reacquired Vestra, LLC and the NOHO Brand (“NOHO Assets”) in an Asset Purchase Agreement, from NOHO, Inc. As consideration for the NOHO Assets the Company agreed to pay a Royalty to NOHO, Inc. for seven (7) years based on a percentage of gross sales: 5% up to $2mm in sales, 4% between $2mm – $3mm in sales, 3% between $3mm - $4mm in sales, 2% between $4mm - $5mm in sales and 1% if sales were greater than $5mm. The Company also agreed to issue 50,000,000 warrants to NOHO shareholders (excluding any officers or directors of NOHO, Inc.) (“NOHO Warrants”) of record as of July 29, 2022. There is no timeframe for issuing the NOHO Warrants and the issuance, pricing, limitations, restrictions and all parameters of the NOHO Warrants is at the discretion of the Directors of SNNC. The NOHO Warrants are redeemable no later than one year after the Registration Statement to be filed by the buyer becomes effective. The exercise price for the underlying shares of stock shall be 20% below the average of the bid and the ask price of the opening quote immediately subsequent to the Registration Statement becoming effective. As of this Offering the NOHO Warrants have not been issued and there is no obligation of the Company to file a Registration Statement in connection with the NOHO Warrants. As the Company has not issued the NOHO Warrants there is no form of warrant and the material terms of the NOHO Warrants have not been defined. If the Company does not file a Registration Statement then the Company is not obligated to redeem the NOHO Warrants. As part of the Asset Acquisition Agreement, the Company also acquired and assumed the rad8Life™ brand and rad8life.com from Noho, Inc., together with Noho, Inc. hangover beverage assets in exchange for the assumption of $300,000 in debt and the cancellation of certain liabilities owed by Noho to the Company for a net value of $267,451.15.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, which is filed hereto as Exhibit 6.3, to our Regulation A Offering, and is incorporated herein by reference.

On March 28, 2023 the Company entered into a Share Purchase Agreement (“Agreement”) with Immersive Brand Concepts, Inc., a Wyoming corporation (“Immersive”), wherein the Company purchased 100% of Immersive’s outstanding shares (5,000,000 shares of Class A Preferred shares and 25,000,000 shares of common stock) for a two million dollar promissory note and 2,000,000 shares of SNNC Common voting stock in the Company. As per the Agreement the parties agree that Immersive, subsequent to the closing, will become a wholly owned subsidiary of SNNC and file its own S-1 Registration Statement. Following the closing, the Company will create a new subsidiary containing the business of Immersive, and the Immersive shareholders will be issued 12,250,000 (or 49%) of the subsidiary’s shares. The other 51% of the subsidiary’s shares will be issued to SNNC (“SNNC Shares”) as the majority and controlling shareholder of the subsidiary. The Agreement also contains two Earn-back of Stock provisions. The first Earn-back provision will allow the subsidiary to earn-back up to 21% of the SNNC Shares that the Company received in the Agreement; thereby, leaving the Company with a total of 30% position in the subsidiary if any one of the following conditions occurs in the subsidiary, 1.) Independent Investment, of $2,000,000, 2.) Commencing at month 13 following closing, one month of gross revenue of $500,000, 3.) Sale of Company to third-party, or 4.) Mutual agreement to substitute the Company shares in lieu of Immersive Shares. The second Earn-back provision will allow the subsidiary to earn back a further 20% of the SNNC Shares, structured on milestones based on topline sales revenue earnings, described in Schedule F of the Agreement.

The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, which is filed hereto as Exhibit 6.4, to our Regulation A Offering, and is incorporated herein by reference.

On June 20, 2023, the Company and two other parties entered into an operating agreement for Curidol Holdings, LLC (“Curidol”) which is a minority owned subsidiary of the Company. The Company retains 40% control and the two other parties to the Curidol operating agreement are Direct Global Supply, LLC (“DGS”), which is controlled by Boyd Easley and owns 20%, and William Crosno who owns 40% (“Curidol Agreement”). As per the Curidol Agreement, Mr. Crosno, will contribute $120,000 for his 40% of Curidol and will receive $1,000 a week in salary. Curidol intends to, and is in the process of, developing a multifunctional retail space used as a tea bar/retail shop at our Scottsdale, AZ location, and is named the Kavern. Curidol has raised the funds needed to complete and purchase inventory for the Kavern through Mr. Crosno’s contribution, and SNNC will produce, through DGS, the Kava and Kratom products for the bar. We intend for the Kavern to be a relaxing, tranquil environment where people can come in, kick back, drink some Kava/Kratom tea, and relax within a non-judgmental, friendly, and welcoming environment.

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The foregoing description of the Curidol Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, which is filed hereto as Exhibit 6.5, to our Regulation A Offering, and is incorporated herein by reference.

All CBD product formulations are derived from Hemp, as defined by the Agriculture Improvement Act of 2018, also known as the 2018 Farm Bill. Sibannac is committed to bringing its customers the highest-grade products on the market, accompanied by certificates of analysis following testing from independently certified labs. Sibannac strives to fuse science and nature by providing the maximum quality and purest products to improve the health and overall well-being of each of its individual customers and their pets.

Other product formulations may include Kratom and certain extracts from Cherries. All current and future products are dietary supplements or permitted under the Farm Bill and do not require any specific licensure or regulatory approval.

Our fiscal year-end date is August 31.

Our SNNC mailing address is 8657 N. Caballo Cir., Paradise Valley, AZ 85258. Our main telephone number is (480) 407-6445. Our website is www.snncinc.com and our email address is info@snncinc.com.

We do not incorporate the information on or accessible through our websites into this Offering Circular, and you should not consider any information on, or that can be accessed through, our websites a part of this Offering Circular.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as  bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

Trading Market

Our Common Stock is quoted on the OTCMarkets Pink Open Market Sheets under the symbol SNNC.

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THE OFFERING

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Issuer:	Sibannac, Inc.

Securities offered:	A maximum of 27,000,000 Units, par value $0.001 (“Units”) at an offering price of $0.15 per Unit (the “Offered Units”). Each Unit contains 5 shares of our common stock and 1 warrant. The total number of shares included in the Units is 135,000,000 and the total underlying shares of all warrants is 27,000,000 (See “Distribution.”)

Number of shares of Common Stock outstanding before the offering	109,649,538 issued and outstanding as of May 9, 2024

Number of shares of Common Stock to be outstanding after the offering	215,142,821 shares, if the maximum amount of Offered Units are sold. The total number of shares of our common stock outstanding assumes that the maximum number of units containing shares of our common stock and warrants is sold in this offering.

Number of Warrants to be outstanding after the offering	A maximum of 27,000,000 Warrants, par value $0.001.

Number of shares of Common Stock to be outstanding if all the warrants are exercised	242,649,538 shares, if the maximum amount of Offered Units are sold and all the Warrants are exercised. The total number of shares of our common stock outstanding assumes that the maximum number of units, each containing shares of our common stock and warrants is sold in this offering and that all the warrants are exercised.

Price per Unit:	$0.15 per Unit.

Maximum offering amount:	27,000,000 Units at $0.15 per Unit, or $4,050,000 and an additional $1,620,000 from the exercise of Warrants (See “Distribution.”). The Company will not raise more than $20,000,000 in gross proceeds from this offering.

Trading Market:	Our Common Stock is trading on the OTC Markets Pink Open Market Sheets division under the symbol “SNNC.”

Use of proceeds:	If we sell all of the Units being offered, and all the Warrants are exercised, our net proceeds (after our estimated offering expenses) will be $5,670,000.00. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution. Limited market for our stock. See “Risk Factors.”

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RISK FACTORS

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The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute “Forward-Looking Statements.”

The price of our common stock may continue to be volatile.

The trading price of our common stock has been and is likely to remain highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to our businesses; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions.

In addition, the stock market in general, and the market for developmental related companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies’ securities. This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

There are doubts about our ability to continue as a going concern.

The Company is an early-stage enterprise and has commenced principal operations. The Company had $434 in revenues and has incurred losses from operations of $519,378 for the year ended August 31, 2023. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

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The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the growth of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary, to raise additional funds, and may require that the Company relinquish valuable rights. Please see Financial Statements – Note 3. Going Concern for further information.

There is no minimum capitalization required in this offering.

We cannot assure that all or a significant number of the units consisting of common stock and warrants will be sold in this offering. Investors’ subscription funds will be used by us as soon as they are received, and no refunds will be given if an inadequate amount of money is raised from this offering to enable us to conduct our business. Management has no obligation or plans to purchase units. If we raise less than the entire amount that we are seeking in the offering, then we may not have sufficient capital to meet our operating requirements. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us. Under such circumstances, investors in our company could lose their investment in us. Furthermore, investors who subscribe for units in the earlier stages of the offering will assume a greater risk than investors who subscribe for units later in the offering as subscriptions approach the maximum amount.

We determined the price of the Units arbitrarily.

The offering price of the units each containing 5 Shares of Common Stock and 1 warrant has been determined by management, and bears no relationship to our assets, book value, potential earnings, net worth or any other recognized criteria of value. We cannot assure that the price of the units is the fair market value of the units or that investors will earn any profit on them.

Risks Relating to Our Financial Condition

Our financials are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied.

Although the Company is confident with its accounting, we are not required to have our financials audited by a certified Public Company Accounting Oversight Board (“PCAOB”). As such, our accountants do not have a third party reviewing the accounting. Our accountants may also not be up to date with all publications and releases put out by the PCAOB regarding accounting standards and treatments. This could mean that our unaudited financials may not properly reflect up to date standards and treatments resulting misstated financials statements.

Our management has limited experience operating an early-stage company and is subject to the risks commonly encountered by early-stage companies.

Although the management of Sibannac, Inc. has experience in operating small companies, current management has not previously had much experience managing expansion while being an early-stage company. Many investors may treat us as an early-stage company. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;
•	risks that we may not develop our products and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;
•	risks that our growth strategy may not be successful; and
•	risks that fluctuations in our operating results will be significant relative to our revenues.

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These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

We have a limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operations.

As we have limited operations in our business and have only recently begun to generate revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in the CBD, and nutraceutical industries, which are highly competitive and rapidly evolving. There is no guarantee that our products or services will remain attractive to potential and current users as these industries undergo rapid change, or that potential customers will utilize our services.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our current growth rate or realize sufficient revenue to achieve profitability. Further, many of our competitors have a significantly larger user base and revenue stream but have yet to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the potential need to update our website, add to our inventory, and improve our operating infrastructure or acquire complementary businesses and brands. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing, we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

We are highly dependent on the services of our key executives, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management, specifically David Mersky. If we lose key management or employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of selling functional drinks, CBD products, Kratom, B17 vitamins, nutraceuticals or other related items. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

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We may not be able to compete successfully with other established companies offering the same or comparable products and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing markets, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in our markets.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

We expect to incur substantial expenses to meet our reporting obligations as an OTC Markets Reporting company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $50,000 annually to maintain the proper management and financial controls for our filings required as an OTC Markets Reporting company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

Risks Relating to our Common Stock and Offering

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for the common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history, and relatively small revenues, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

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The market for our shares of common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. Because of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and small revenue or lack of profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our CBD, Kratom, B17 and nutraceutical products, government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

•	our ability to integrate operations, technology, products and services;
•	our ability to execute our business plan;
•	operating results below expectations;
•	our issuance of additional securities, including debt or equity or a combination thereof;
•	announcements of technological innovations or new products by us or our competitors;
•	loss of any strategic relationship;
•	industry developments, including, without limitation, changes in competition or practices;
•	economic and other external factors;
•	period-to-period fluctuations in our financial results; and
•	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

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We do not expect to pay dividends in the foreseeable future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 300,000,000 shares of common stock. We have issued and outstanding, as of May 9, 2024, 109,649,538 shares of common stock. In addition, we are entitled under our Articles of Incorporation to issue “blank check” preferred stock. Our board may generally issue shares of common stock, preferred stock, options, or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

If we were deemed an investment company under the Investment Company Act, applicable restrictions could  have a material adverse effect on our business.

We do not believe that we are an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), because we believe we are covered by the Rule 3a-2 safe harbor promulgated under the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines the term “investment company” to mean any issuer that “is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities.” Section 3(a)(1)(C) of the Investment Company Act defines “investment company” as any issuer which “is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 per centum of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis.” Generally, any issuer meeting the definition of an investment company is subject to all applicable provisions of the Investment Company Act and must register with the Commission under Section 8 of the Investment Company Act, unless it meets the terms and conditions of various exceptions provided by the Investment Company Act including, but not limited to, those provided in Section 3(c) of the Investment Company Act, or in rules adopted by the SEC under the Investment Company Act.

Rule 3a-2 promulgated by the SEC under the Investment Company Act generally provides that, for purposes of Sections 3(a)(1)(A) and 3(a)(1)(C) of the Investment Company Act, an issuer will not be deemed to be engaged in the business of investing, reinvesting, owning, holding or trading in securities for a period not to exceed one year if the issuer has a bona fide intent to be engaged in a non-investment company business. This rule is intended to enable the issuer to make an orderly transition to a non-investment company business during the one-year safe harbor period.

While we may potentially acquire rights to equity of other companies, with those rights having a value exceeding 40% of our total assets, we have always been determined that we would focus our operational efforts on developing and launching our business of developing operations in the functional drink, cbd and Kratom industries. As of this Offering, we may in the future become a majority owner of subsidiaries which may potentially file Initial Public Offerings and then those subsidiaries may enter into spin out transactions; wherein, we will remain as the majority shareholder of those subsidiaries. As a result, we believe we are not now and will never be an “investment company” and are covered by the Rule 3a-2 safe harbor.

However, if we were to be deemed an investment company, we would be required to register as an investment company or adjust our business strategy and assets. If we were required to register as an investment company under the Investment Company Act, we would incur substantial expenses associated with such registration, and we would become subject to substantial regulation with respect to our capital structure, management, operations, transactions with affiliated persons, asset composition, including restrictions with respect to diversification and industry concentration, and other matters, which would have a material adverse effect on our business.

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The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early-stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

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As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock. Although the Company currently plans to file either a form 10 or S-1 with the Commission upon the conclusion of the Regulation A offering, there can be no guarantee that the Company will be able to fulfill one of these registration statements, which could have an adverse effect on our shareholders.

Because directors and officers currently and for the foreseeable future will continue to control Sibannac, Inc., it is not likely that you will be able to elect directors or have any say in the policies of Sibannac, Inc.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of Sibannac, Inc., beneficially own a majority of our outstanding common stock voting rights, through the holding of the Series A Preferred Shares. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Risks Relating to Our Company and Industry

The following risks relate to our businesses and the effects upon us assuming we obtain financing in a sufficient amount.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of producing or distributing hemp-based products for personal use or consumption. Many of our competitors have greater resources that may enable them to compete more effectively than us in the functional drinks and CBD industry. Some of our competitors have a longer operating history and greater capital resources, facilities and product line diversity, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. The Company expects to face additional competition from existing competitors and new market entrants. If a significant number of new entrants enter the market in the near term, the Company may experience increased competition for market share and may experience downward pricing pressure on the Company’s products as new entrants increase production. Such competition may cause us to encounter difficulties in generating revenues and market share, and in positioning our products in the market. If we are unable to successfully compete with existing companies and new entrants to the market, our lack of competitive advantage will have a negative impact on our business and financial condition.

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Unfavorable publicity or consumer perception of our products or similar products developed and distributed by other companies could have a material adverse effect on our reputation, which could result in decreased sales and fluctuations in our business, financial condition and results of operations.

We depend on consumer perception regarding the safety and quality of our products, as well as similar products marketed and distributed by other companies. Consumer perception of our functional drink and hemp-based products can be significantly influenced by adverse publicity in the form of published scientific research, national media attention or other publicity, which may associate consumption of our products or other similar products with adverse effects or question the benefits and/or effectiveness of our products or similar products. A new product may initially be received favorably, resulting in high sales of that product, but that level of sales may not be sustainable as consumer preferences change over time. Future scientific research or publicity could be unfavorable to our industry or any of our particular products and may not be consistent with earlier favorable research or publicity. Unfavorable research or publicity could have a material adverse effect on our ability to generate sales.

Our failure to appropriately and timely respond to changing consumer preferences and demand for new products and services could significantly harm our customer relationships and have a material adverse effect on our business, financial condition and results of operations.

Our business is subject to changing consumer trends and preferences. Our failure to accurately predict or react to these trends could negatively impact consumer opinion of us as a source for the latest products, which in turn could harm our customer relationships and cause us to lose market share. The success of our product offerings depends upon a number of factors, including our ability to:

•	Anticipate customer needs;
•	Innovate and develop new products;
•	Successfully introduce new products in a timely manner;
•	Price our products competitively with retail and online competitors;
•	Deliver our products in sufficient volumes and in a timely manner; and
•	Differentiate our product offerings from those of our competitors.

If we do not introduce new products or make enhancements to meet the changing needs of our customers in a timely manner, some of our products could be rendered obsolete, which could have a material adverse effect on our financial condition and results of operations.

Future acquisitions or strategic investments and partnerships could be difficult to identify and integrate with our business, disrupt our business, and adversely affect our financial condition and results of operations.

We may seek to acquire or invest in businesses and product lines that we believe could complement or expand our product offerings, or otherwise offer growth opportunities. The pursuit of potential acquisitions may divert the attention of management and cause us to incur various expenses in identifying, investigating, and pursuing suitable acquisitions, whether or not the acquisitions are completed. Future acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could adversely affect our financial position and results of operations. In addition, if an acquired business or product line fails to meet our expectations, our business, financial condition, and results of operations may be adversely affected.

Failure to successfully integrate acquired businesses and their products and other assets into our Company, or if integrated, failure to further our business strategy, may result in our inability to realize any benefit from such an acquisition.

We expect to grow by acquiring relevant businesses, including other cannabis or functional drink related businesses. The consummation and integration of any acquired business, product or other assets into our Company may be complex and time consuming and, if such businesses and assets are not successfully integrated, we may not achieve the anticipated benefits, cost-savings or growth opportunities. Furthermore, these acquisitions and other arrangements, even if successfully integrated, may fail to further our business strategy as anticipated, expose our Company to increased competition or other challenges with respect to our products or geographic markets, and expose us to additional liabilities associated with an acquired business, technology or other asset or arrangement.

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The sale of ingested products involves product liability and other risks.

Like other distributors of products that are ingested, the Company faces an inherent risk of exposure to product liability claims if the use of its products results in illness or injury. The products that the Company sells in the U.S. are subject to laws and regulations, including those administered by the USDA and FDA that establish manufacturing practices and quality standards for food products. Product liability claims could have a material adverse effect on the Company’s business as existing insurance coverage may not be adequate. Distributors of vitamins, nutritional supplements and minerals, have been named as defendants in product liability lawsuits from time to time. The successful assertion or settlement of an uninsured claim, a significant number of insured claims or a claim exceeding the limits of the Company’s insurance coverage would harm the Company by adding costs to its business and by diverting the attention of senior management from the operation of its business. The Company may also be subject to claims that its products contain contaminants, are improperly labeled, include inadequate instructions as to use or inadequate warnings covering interactions with other substances. Product liability litigation, even if not meritorious, is very expensive and could also entail adverse publicity for the Company and reduce its revenue. In addition, the products the Company distributes, or certain components of those products, may be subject to product recalls or other deficiencies. Any negative publicity associated with these actions would adversely affect the Company’s brand and may result in decreased product sales and, as a result, lower revenues and profits.

Significant additional labeling or warning requirements may inhibit sales of affected products.

Various jurisdictions may seek to adopt significant additional product labeling or warning requirements relating to the content or perceived adverse health consequences of the Company’s product. If these types of requirements become applicable to the Company’s product under current or future environmental or health laws or regulations, they may inhibit sales of such products.

Our business is dependent upon suppliers.

We plan on entering into supply agreements with manufacturers. Nevertheless, we remain dependent upon a limited number of suppliers for our products. Currently we have manufacturers for CBD, Functional Drink, Mushroom products and suppliers for our raw Kava and Kratom materials. If we were to lose these manufacturers, we anticipate that it would not take us long to replace them and have new manufacturers that were capable of producing our products. We are also dependent on DGS to manufacture our Kava and Kratom products and if they were to terminate our relationship, we would have to go elsewhere to produce those products. Although we do not anticipate difficulty in obtaining adequate inventory or manufacturing capacity at competitive prices, we can offer no assurance that such difficulties will not arise. The extent to which supply disruption will affect us remains uncertain. Our inability to obtain sufficient quantities of products at competitive prices would have a material adverse effect on our business, financial condition and results of operations.

We have limited or no control over the manufacturing and quality of the products we sell.

We do not directly manufacture any of the CBD, Functional Drink or Mushroom products that we sell or we currently plan to sell. We will also not produce any of the raw materials for the Kava or Kratom products we plan to manufacture. We rely on DGS to manufacture all of our Kava and Kratom products. Consequently, we have limited or no control over manufacturing practices at the suppliers and manufacturers from whom we procure the products we sell. We put forth considerable efforts to ensure that the products we sell are safe and comply with all applicable regulations, such as using manufacturers who provide third-party testing of their products. In spite of these efforts, there is a risk that we could inadvertently resell products which fail to comply with applicable regulations or have other quality defects. If this were to occur, we could be forced to conduct a product recall, defend regulatory or civil claims, or take other actions, any of which could have a material adverse effect upon our business.

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We have limited supply sources, and price increases or supply shortages of key raw materials could materially and adversely affect our business, financial condition and results of operations.

Our products are composed of certain key raw materials. If the prices of such raw materials increase significantly, it could result in a significant increase in our product development costs. If raw material prices increase in the future, we may not be able to pass on such price increases to our customers. A significant increase in the price of raw materials that cannot be passed on to customers could have a material adverse effect on our business, financial condition and results of operations.

The Company believes that its continued success will depend upon the availability of raw materials that permit the Company to meet its labeling claims and quality control standards. The supply of our industrial hemp is subject to the same risks normally associated with agricultural production, such as climactic conditions, insect infestations and availability of manual labor or equipment for harvesting. Any significant delay in or disruption of the supply of raw materials could substantially increase the cost of such materials, could require product reformulations, the qualification of new suppliers and repackaging and could result in a substantial reduction or termination by the Company of its sales of certain products, any of which could have a material adverse effect upon the Company. Accordingly, there can be no assurance that the disruption of the Company’s supply sources will not have a material adverse effect on the Company.

Loss of key contracts with our suppliers, renegotiation of such agreements on less favorable terms or other actions these third parties may take could harm our business.

Most of our agreements with suppliers of our industrial hemp, Kratom and Kava, including our key supplier contract, are short term. The loss of these agreements, or the renegotiation of these agreements on less favorable economic or other terms, could limit our ability to procure raw material to manufacture our products. This could negatively affect our ability to meet consumer demand for our products. Upon expiration or termination of these agreements, our competitors may be able to secure industrial hemp, Kratom and Kava from our existing suppliers, which will put the company at a competitive disadvantage in the market.

We have limited existing brand identity and customer loyalty; if we fail to market our brand to promote our service offerings, our business could suffer.

We believe that establishing and maintaining brand identity and brand loyalty is critical to attracting customers once we have a commercially scalable product. In order to attract customers to our functional drink, Kratom, Kava topical CBD and supplement products we may be forced to spend substantial funds to create and maintain brand recognition among consumers. We believe that the cost of our sales campaigns could increase substantially in the future. If our branding efforts are not successful, our ability to earn revenues and sustain our operations will be harmed.

In the event we are not successful in reaching our revenue targets, additional funds may be required.

We may not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we may be forced to suspend or cease operations. Management intends to raise additional funds by way of a public or private offering. While we believe in the viability of our strategy to increase revenues and in our ability to raise additional funds, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to further implement our business plan, raise additional money, and generate sufficient revenues.

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While we are attempting to generate sufficient revenues, our cash position may not be enough to support our daily operations.

Management intends to raise additional funds by way of a public offering or additional private offerings, by the exercise of outstanding warrants, or by alternative methods. While we believe in the viability of our strategy to increase revenues and in our ability to raise additional funds, there can be no assurances to that effect. Our ability to continue as a going concern is dependent upon our ability to further implement our business plan, raise additional money, and generate sufficient revenues.

There is limited availability of clinical studies.

Although hemp, Kratom and Kava plants have a long history of human consumption, there is little long-term experience with human consumption of certain of these innovative product ingredients or combinations thereof in concentrated form. Although the Company tests the formulation and production of its products, there is limited clinical data regarding the safety and benefits of ingesting industrial hemp, Kratom or Kava based products. Any instance of illness or negative side effects of ingesting industrial hemp, Kratom or Kava based products would have a material adverse effect on our business and operations.

We face substantial risk of product liability claims and potential adverse product publicity.

Like any other retailer, or distributor of products that are designed to be ingested or used topically, we face an inherent risk of exposure to product liability claims, regulatory action and litigation if our products are alleged to have caused loss or injury. In the event we do not have adequate insurance or contractual indemnification, product liability claims could have a material adverse effect on the Company. The Company is not currently a named defendant in any product liability lawsuit; however, other distributors of hemp, Kratom and Kava based products currently are or have been named as defendants in such lawsuits. The successful assertion or settlement of any uninsured claim, a significant number of insured claims, or a claim exceeding the Company’s insurance coverage could have a material adverse effect on the Company.

Our ability to adapt to industry changes in technology, or market circumstances, may drastically change the business environment in which we operate.

If we are unable to recognize these changes in good time, are late in adjusting our business model, or if circumstances arise such as pricing actions by competitors, then this could have a material adverse effect on our growth ambitions, financial condition and operating results.

We rely on the attraction and retention of talented employees.

Attracting and retaining talented employees in sales and marketing, research and development, finance and general management, as well as of specialized technical personnel, is critical to our success and could also result in business interruptions. There can be no assurance that we will be successful in attracting and retaining all the highly qualified employees and key personnel needed in the future.

We may not be able to successfully compete against companies with substantially greater resources.

The industries in which we operate in general are subject to intense and increasing competition. Some of our competitors may have greater capital resources, facilities, and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

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Certain of the Company’s products are dependent on consumer discretionary spending.

Certain of our functional drink, CBD, Kratom, Kava and B17 products as well as the delivery methods may be susceptible to unfavorable changes in economic and consumer conditions. Decreases in consumer discretionary spending could negatively affect the Company’s business and result in a decline in sales and financial performance.

Our business is dependent upon third party suppliers.

We plan on entering into supply agreements with manufacturers. Nevertheless, we remain dependent upon a limited number of suppliers for our products. Although we do not anticipate difficulty in obtaining adequate inventory at competitive prices, we can offer no assurance that such difficulties will not arise, especially if our demand for more products increases. The extent to which supply disruption will affect us remains uncertain. Our inability to obtain sufficient quantities of products at competitive prices would have a material adverse effect on our business, financial condition and results of operations.

We cannot assure that we will earn a profit or that our products will be accepted by consumers.

Our business is speculative and dependent upon acceptance of our products by consumers. Our operating performance will be heavily dependent on whether or not we are able to earn a profit on the sale of our products. We cannot assure that we will be successful or earn enough revenue to make a profit, or that investors will not lose their entire investment.

Inventories maintained by the Company, the manufacturers and its customers may fluctuate from time to time.

The Company relies in part on its dealer and customer relationships and predictions of the manufacturer and customer inventory levels in projecting future demand levels and financial results. These inventory levels may fluctuate, and may differ from the Company’s predictions, resulting in the Company’s projections of future results being different than expected. These changes may be influenced by changing relationships with the dealers and customers, economic conditions and customer preference for particular products. There can be no assurance that the Company’s manufacturers and customers will maintain levels of inventory in accordance with the Company’s predictions or past history, or that the timing of customers’ inventory build or liquidation will be in accordance with the Company’s predictions or past history.

We may be unable to keep pace with changes in the industries that we serve and advancements in technology as our business and market strategy evolves.

As changes in the industries we serve occur or macroeconomic conditions fluctuate we may need to adjust our business strategies or find it necessary to restructure our operations or businesses, which could lead to changes in our cost structure, the need to write down the value of assets, or impact our profitability. We will also make investments in existing or new businesses, including investments in technology and expansion of our business plans. These investments may have short-term returns that are negative or less than expected and the ultimate business prospects of the business may be uncertain.

As our business and market strategy evolves, we also will need to respond to technological advances and emerging industry standards in a cost-effective and timely manner in order to remain competitive, better and more interactive products and web accessibility standards. The need to respond to technological changes may require us to make substantial, unanticipated expenditures. There can be no assurance that we will be able to respond successfully to technological change.

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Risks Related to the Functional Drink and CBD Industries

Laws and regulations affecting the CBD industry are evolving under the Farm Bill, and changes to applicable regulations may materially affect our future operations in the CBD market.

The CBD used by the Company is derived from hemp as defined in the Agriculture Improvement Act of 2018 (United States) (the “Farm Bill “) and codified at 7 USC 1639o means “the plant Cannabis sativa L. and any part of that plant, including the seeds thereof and all derivatives, extracts, cannabinoids, isomers, acids, salts, and salts of isomers, whether growing or not, with a delta-9 tetrahydrocannabinol concentration of not more than 0.3 percent on a dry weight basis.” The Cannabis sativa plant and its derivatives may also be deemed marijuana, depending on certain factors. “Marijuana” is a Schedule I controlled substance and is defined in the Federal Controlled Substances Act at 21 USC Section 802(16) as “all parts of the plant Cannabis sativa L., whether growing or not; the seeds thereof; the resin extracted from any part of such plant; and every compound, manufacture, salt, derivative, mixture, or preparation of such plant, its seeds or resin.” Exemptions to that definition provided in 21 USC Section 802(16) include “the mature stalks of such plant, fiber produced from such stalks, oil or cake made from the seeds of such plant, any other compound, manufacture, salt, derivative, mixture, or preparation of such mature stalks (except the resin extracted therefrom), fiber, oil, or cake, or the sterilized seed of such plant which is incapable of germination” or hemp as defined in 7 USC 1639o.

Substances meeting the definition of “hemp” in the Farm Bill and 7 USC 1639o may be used in clinical studies and research through an Investigational New Drug (“IND”) application with the Food and Drug Administration (the “FDA”). Substances scheduled as controlled substances, like marijuana, require more rigorous regulation, including interaction with several agencies including the FDA, the DEA, and the NIDA within the National Institutes of Health (“NIH”).

Accordingly, if the CBD used by the Company is deemed marijuana and, therefore, a Schedule I controlled substance, the Company could be subject to significant additional regulation, as well as enforcement actions and penalties pertaining to the Federal Controlled Substances Act, and any resulting liability could require the Company to modify or cease its operations.

Furthermore, in conjunction with the Farm Bill, the FDA released a statement about the status of CBD as a nutritional supplement, noting that the Farm Bill explicitly preserved the FDA’s authority to regulate products containing cannabis or cannabis-derived compounds under the Federal Food, Drug, and Cosmetic Act (the “FDCA”) and Section 351 of the Public Health Service Act. Any difficulties we experience in complying with existing and/or new government regulation could increase our operating costs and adversely impact our results of operations in future periods. The FDA has issued guidance titled “FDA Regulation of Cannabis and Cannabis-Derived Products, Including Cannabidiol (CBD)” pursuant to which the FDA has taken the position that CBD is prohibited from use as an ingredient in a food or beverage or as a dietary ingredient in or as a dietary supplement based on several provisions of the FDCA. In the definition of “dietary supplement” found in the FDCA at 21 USC 321(ff), an article authorized for investigation as a new drug, antibiotic, or biological for which substantial clinical investigations have been instituted and for which the existence of such investigations has been made public, is excluded from the definition of dietary supplement. A similar provision in the FDCA at 21 USC 331(ll) makes it a prohibited act to introduce or deliver into commerce any food with a substance that was investigated as a new drug prior to being included in a food. There are no similar exclusions for the use of CBD in non-drug topical products, as long as such products otherwise comply with applicable laws. The FDA created a task force to address the further regulation of CBD and other cannabis-derived products and is currently evaluating the applicable science and pathways for regulating CBD and other cannabis-derived ingredients.

As a result of the Farm Bill’s recent passage, we expect that there will be a constant evolution of laws and regulations affecting the CBD industry, which could affect the Company’s plan of operations. Local, state and federal hemp laws and regulations may be broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal compliance and may ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. We cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

Changes to state laws pertaining to industrial hemp could slow the use of industrial hemp, which could impact our revenues in future periods. Approximately 40 states have authorized industrial hemp programs pursuant to the Farm Bill. Additionally, various states have enacted state-specific laws pertaining to the handling, manufacturing, labeling, and sale of CBD and other hemp products. Compliance with state-specific laws and regulations could impact our operations in those specific states. Continued development of the industrial hemp industry will be dependent upon new legislative authorization of industrial hemp at the state level, and further amendment or supplementation of legislation at the federal level. Any number of events or occurrences could slow or halt progress all together in this space. While progress within the industrial hemp industry is currently encouraging, growth is not assured, and while there appears to be ample public support for favorable legislative action, numerous factors may impact or negatively affect the legislative process(es) within the various states where we have business interests.

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Unfavorable interpretations of laws governing hemp processing activities could subject us to enforcement or other legal proceedings and limit our business and prospects.

There are no express protections in the United States under applicable federal or state law for possessing or processing hemp biomass derived from lawful hemp not exceeding 0.3% THC on a dry weight basis and intended for use in finished product, but that may temporarily exceed 0.3% THC during the interim processing stages. While it is a common occurrence for hemp biomass to have variance in THC content during interim processing stages after cultivation but prior to use in finished products, there is risk that state or federal regulators or law enforcement could take the position that such hemp biomass is a Schedule I controlled substance in violation of the CSA and similar state laws. In the event that the Company’s operations are deemed to violate any laws, the Company could be subject to enforcement actions and penalties, and any resulting liability could cause the Company to modify or cease its operations.

Different states and different advertising networks may have their own regulations and restrictions regarding advertising CBD products.

Relevant state and local laws may make it difficult to advertise in various markets. The two largest ad buying platforms — Facebook and Google — still do not allow CBD advertising (it is designated as a “dangerous product”) on their platforms, which limits the digital marketing efforts of CBD companies to organic marketing. For new businesses, the inability to promote their brand without paid social and search ads makes it extremely challenging to get the qualified traffic needed to grow our online retail and wholesale businesses.

Additional regulatory considerations that must be taken into account include the Federal Trade Commission’s regulation of unfair and deceptive product labeling and marketing, as well as state law regulation of food safety. States have the authority to regulate matters related to the health and safety of its own citizens, such that the 2018 Farm Bill and regulation by the USDA will not necessarily preempt state or local laws regulating the manufacture and distribution of cannabis-related products that are not directly in conflict with federal law. States may still choose to enact their own laws that can promote or restrict the sale of cannabis-based products. States such as Indiana and Alabama do not permit the sale of CBD oil on a personal level without a prescription.

Any and all claims of medicinal value must be substantiated with reputable scientific support and may be subject to evaluation by the FDA.

There are limitations to how Functional Drinks and CBD may be marketed and what potential benefits may be advertised.

Any and all claims of medicinal value must be substantiated with reputable scientific support and may be subject to evaluation by the FDA and we may be unable to effectively market our potential products without proper scientific documentation.

In April 2019, outgoing FDA Commissioner Scott Gottlieb acknowledged that the FDA is considering whether to use its authority to issue regulations that would permit the marketing of CBD in foods or as dietary supplements. However, until the law changes, it is the FDA’s position that selling unapproved products with unsubstantiated therapeutic claims both violates the law and potentially puts patients at risk. Commissioner Gottlieb also asserted that it continues to be unlawful to market foods containing added CBD or THC or dietary supplements containing CBD or THC, regardless of whether the substances are hemp-derived and regardless of the claims being made. FDA takes this position based on the operation of statutory “exclusionary clauses” in the Food, Drug and Cosmetic Act related to food additives and dietary supplements. Specifically, FDA has determined that both CBD and THC, which are now active ingredients in FDA-approved drugs, were the subject of substantial clinical investigations before they were marketed as foods or dietary supplements, and due to the operation of the exclusionary clauses, FDA concludes that it is currently illegal to introduce CBD or THC into the food supply or to market these ingredients as dietary supplements.

Additional regulatory considerations that must be taken into account include the Federal Trade Commission’s regulation of unfair and deceptive product labeling and marketing, as well as state law regulation of food safety.

Costs associated with compliance with various laws and regulations could impact our financial results.

The manufacture, labeling and distribution of functional drink, Kratom, Kava and CBD products is regulated by various federal, state and local agencies. These governmental authorities may commence regulatory or legal proceedings, which could restrict our ability to market our functional drink or CBD-based products in the future. The FDA may regulate our products to ensure that the products are not adulterated or misbranded. We may also be subject to regulation by other federal, state and local agencies with respect to our functional drink or CBD-based products. Our advertising activities are subject to regulation by the FTC under the Federal Trade Commission Act. In recent years, the FTC and state attorneys general have initiated numerous investigations of dietary and nutritional supplement companies and products. Any actions or investigations initiated against the Company by governmental authorities or private litigants could have a material adverse effect on our business, financial condition and results of operations. Any actions or investigations initiated against the Company by governmental authorities or private litigants could have a material adverse effect on our business, financial condition and results of operations.

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The shifting regulatory environment necessitates building and maintaining of robust systems to achieve and maintain compliance in multiple jurisdictions and increases the possibility that we may violate one or more of the legal requirements applicable to our business and products. If our operations are found to be in violation of any applicable laws or regulations, we may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations, injunctions, or product withdrawals, recalls or seizures, any of which could adversely affect our ability to operate our business, our financial condition and results of operations.

Uncertainty caused by potential changes to legal regulations could impact the use and acceptance of Kratom, Kava and CBD products.

There is substantial uncertainty and differing interpretations and opinions among federal, state and local regulatory agencies, legislators, academics and businesses as to the scope of operation of Farm Bill-compliant hemp programs relative to the emerging regulation of cannabinoids and the Controlled Substances Act. These different opinions include, but are not limited to, the regulation of cannabinoids by the DEA and/or the FDA, and the extent to which manufacturers of products containing Farm Bill-compliant cultivators and processors may engage in interstate commerce. The existing uncertainties in the Kratom, Kava and CBD regulatory landscape in the United States cannot be resolved without further federal, and perhaps state-level, legislation and regulation or a definitive judicial interpretation of existing laws and regulations. If these uncertainties are not resolved in the near future or are resolved in the manner inconsistent with our business plan, such uncertainties may have an adverse effect upon our plan of operations and the introduction of our Kratom, Kava and CBD-based products in different markets.

If we fail to obtain necessary permits, licenses and approvals under applicable laws and regulations, our business and plan of operations may be adversely impacted.

We may be required to obtain and maintain certain permits, licenses and regulatory approvals in the jurisdictions where we sell or plan to sell our products. There can be no assurance that we will be able to obtain or maintain any necessary licenses, permits or approvals. Any material delay in obtaining, or inability to obtain, such licenses, permits and approvals is likely to delay and/or inhibit our ability to carry out our plan of operations and could have a material adverse effect on our business, financial condition and results of operations.

International expansion of our business could expose us to additional regulatory risks and compliance costs.

If the Company intends to expand internationally or engage in the international sale of its products, it will become subject to the laws and regulations of the foreign jurisdictions in which it operates, or in which it imports or exports products or materials, including, but not limited to, customs regulations in the importing and exporting countries. The varying laws and rapidly changing regulations may impact the Company’s operations and ability to ensure compliance. In addition, the Company may avail itself of proposed legislative changes in certain jurisdictions to expand its product portfolio, which expansion may include unknown business and regulatory compliance risks. Failure by the Company to comply with the evolving regulatory framework in any jurisdiction could have a material adverse effect on the Company’s business, financial condition and results of operations.

The market for Functional Drink, Kratom, Kava and CBD products is highly competitive. If we are unable to compete effectively in the market, our business and operating results could be materially and adversely affected.

The market for functional drink and CBD products is a competitive and rapidly evolving market. There are numerous competitors in the industry, some of whom are more well-established with longer operating histories and greater financial resources than the Company. We expect competition in the functional drink and CBD industry to continue to intensify. We believe the Company will be able to compete effectively because of the quality of our products and customer service. However, there can be no assurance that the Company will effectively compete with existing or future competitors. Increased competition may also drive the prices of our products down, which may have a material adverse effect on our results of operations in future periods.

Given the rapid changes affecting the global, national and regional economies generally, and the functional drink and CBD industry specifically, the Company may experience difficulties in establishing and maintaining a competitive advantage in the marketplace. The Company’s success will depend on our ability to keep pace with any changes in such markets, especially legal and regulatory changes. Our success will depend on our ability to respond to, among other things, changes in the economy, market conditions and competitive pressures. Any failure to anticipate or respond adequately to such changes could have a material adverse effect on the Company’s business, financial condition and results of operations.

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We are subject to numerous potential regulatory matters. If the DEA were to take actions against CBD products with less than 0.3% THC as Schedule 1 controlled substances, it could cause our Company to cease operations.

The Drug Enforcement Administration (“DEA”) which enforces the controlled substances laws of the United States has issued various rules and announcements concerning various items considered to be marijuana extracts which may encompass Cannabinoids. While we only sell Hemp Derived CBD products with less than 0.3% THC content, the DEA created a separate Administration Controlled Substances Code number for cannabis extract, which is defined to cover an extract containing one or more cannabinoids and stated that such extracts will continue to be treated as Schedule I controlled substances.

If the DEA were to take actions against CBD products as Schedule 1 controlled substances or restrict the marketing or distribution of any CBD product, it would likely result in our ceasing operations.

Any potential growth in the cannabinoid or cannabis-related industries continues to be subject to new and changing state and local laws and regulations.

Continued development of the cannabinoid and cannabis-related industries is dependent upon continued legislative legalization of cannabis and related products at the state level, and a number of factors could slow or halt progress in this area, even where there is public support for legislative action. Any delay or halt in the passing or implementation of legislation legalizing cannabis use, or its sale and distribution, or the re-criminalization or restriction of cannabis at the state level could negatively impact our business because of the perception that it is related to cannabis. Additionally, changes in applicable state and local laws or regulations could restrict the products and services we offer or impose additional compliance costs on us or our customers. Violations of applicable laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. We cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will have a material adverse effect on our business.

The Company may experience difficulty opening or maintaining bank accounts.

It is possible that financial institutions may refuse to open bank accounts for the deposit of funds from our business, as some of our products are involved with the hemp industry. The inability to open bank accounts with certain institutions could materially and adversely affect our business.

Risks Relating to the Internet

We are dependent on our telephone, Internet and management information systems for the sales and distribution of our products.

Our success depends, in part, on our ability to provide prompt, accurate and complete service to our customers on a competitive basis and our ability to purchase and promote products, manage inventory, ship products, manage sales and marketing activities and maintain efficient operations through our telephone and management information system. A significant disruption in our telephone, Internet or management information systems could harm our relations with our customers and the ability to manage our operations. We can offer no assurance that our back-up systems will be sufficient to prevent an interruption in our operations in the event of disruption in our management information systems, and an extended disruption in the management information systems could adversely affect our business, financial condition and results of operations.

Statements Regarding Forward-looking Statements

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This Disclosure Statement contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

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USE OF PROCEEDS

If we sell all of the Units being offered, and all the warrants are exercised our net proceeds (after our estimated offering expenses of $50,000) will be $5,670,000. We will use these net proceeds for the following:

Units Offered (% Sold)	Units Sold and Warrants Exercised (100%)	Units Sold and Warrants Exercised (75%)	Units Sold and Warrants Exercised (50%)	Units Sold and Warrants Exercised (25%)
Gross Offering Proceeds	$5,670,000	$4,252,500	$2,835,000	$1,417,500
Approximate Offering Expenses (1)
Misc. Expenses	15,000	15,000	15,000	15,000
Legal and Accounting	35,000	35,000	35,000	35,000
Total Offering Expenses	50,000	50,000	50,000	50,000
Total Net Offering Proceeds	5,520,000	4,202,500	2,785,000	1,367,500
Principal Uses of Net Proceeds (2)
Employee/Officers & Directors / Engineers / Independent Contractor Compensation	650,000	487,500	400,000	400,000
Marketing for Kratom/CBD/NOHO products and Facility	500,000	375,000	200,000	150,000
Equipment	100,000	75,000	50,000	0
Legal & Accounting	150,000	150,000	150,000	150,000
Research and Development	50,000	50,000	25,000	0
Inventory –	1,500,000	1,000,000	750,000	500,000
Transfer Agent fees	3,000	3,000	3,000	3,000
General and Administrative Expenses	150,000	150,000	120,000	120,000
Corporate Debt Reduction	200,000	100,000	50,000	0
Advertising of Wellness Products	500,000	400,000	300,000	300,000
Potential Acquisition (3)	1,647,000	1,262,000	0	0
Potential Licensing Agreements	100,000	100,000	0	0

Total Principal Uses of Net Proceeds	3,903,000	2,940,500	2,048,000	1,623,000
Amount Unallocated	–	–	737,000	256,000

________________

(1)	Offering expenses have been rounded up to $50,000.
(2)	Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line-item expenditures as required for ongoing operations.
(3)	If the opportunity presents itself the company may also consider acquiring properties or companies that may benefit our Company. The costs and time in those situations vary and will depend on the current state of the potential acquisition target, the amount of assets and liabilities that are involved, as well as any negotiated business terms regarding the potential companies. At this time the Company is in early discussions with a small hotel owner in the State of Oregon, to purchase that small hotel in order to use it as a sanctuary retreat for Company customers to use our proposed products. Currently there are no agreements or contracts, oral, written or signed and this acquisition would require significant further negotiation to come to basic terms let alone final agreement terms.

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the Units, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the Units being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

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DILUTION

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If you purchase Units in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each Unit in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of August 31, 2023, was $30,003 or $0.0003 per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Units offered for sale at $0.15 in this offering (after deducting estimated offering expenses of $50,000):

If we Sell at $0.15 per Unit ($0.03 per share) for a total of 135,000,000 common shares:

Percentage of Units offered that are sold	100%	75%	50%	25%
Price to the public charged for each Unit in this offering	$0.15	$0.15	$0.15	$0.15
Historical net tangible book value per share as of August 31, 2023 (1)	.0003	.0003	.0003	.0003
Increase in net tangible book value per share attributable to new investors in this offering (2)	(.0162)	(.0140)	(.011)	(.0066)
Net tangible book value per share, after this offering	.0165	.0143	.0113	.0069
Dilution per share to new investors	.0135	.0157	.0187	.0231

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(1)	Based on net tangible book value as of August 31, 2023, of $30,003 and 109, outstanding shares of Common stock as of May 9, 2024.
(2)	After deducting estimated offering expenses of $50,000.

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DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Where You Can Find More Information” below for more details.

Subscription Price

The Subscription Price is $0.15 per Unit. The Subscription Price does not necessarily bear any relationship to our past or expected future results of operations, cash flows, current financial condition, or any other established criteria for value.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Units. The public offering price was determined by the Company. The principal factors considered in determining the public offering price include:

•	the information set forth in this Offering Circular and otherwise available;
•	our history and prospects and the history of and prospects for the industries in which we compete;
•	our past and present financial performance;
•	our prospects for future earnings and the present state of our development;
•	the general condition of the securities markets at the time of this Offering;
•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and
•	other factors deemed relevant by us.

Offering Period and Expiration Date

The Offering will terminate on the earlier of (i) the date on which the Maximum Offering is sold, (ii) the third anniversary of the date of qualification of this offering statement; or (iii) when the Company elects to terminate the offering for any reason (in each such case, the “Termination Date”). At least every 12 months after this offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), the Company will file a post-qualification amendment to include the Company’s recent financial statements over a maximum period of 3 years, starting from March 16, 2023 the date of qualification of this Offering.

Procedures for Subscribing

When you decide to subscribe for Offered Units in this Offering, you should:

Contact us via phone or email.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and
2.	Deliver funds directly by, check, wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

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Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the Company’s bank account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Units subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer the Units on a best-efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds at Management’s discretion.

Separability of the Units

Each Unit consists of one common share and one Class A Warrant, which may be immediately separated at the option of the Unit holder. Any Units that have not been separated 365 days from the closing date of the offering will automatically separate into their common and warrant components.

We will have the unrestricted right to reject tendered subscriptions for any reason and to accept less than the minimum investment from a limited number of subscribers. In the event the shares available for sale are oversubscribed, they will be sold to those investors subscribing first, provided they satisfy the applicable investor suitability standards.

The purchase price for the Units will be payable in full upon subscription. We have no required minimum offering amount for this offering and therefore there is no escrow agent.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

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You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis

The Company has had limited revenues from operations in each of the last two fiscal years, and in the current fiscal year.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months. If we raise $100,000 from this Offering we will be able to maintain minimal operations in the next twelve months. If we do not raise any funds from this Offering the Company will not be able to implement any of its plans, aside from the Kavern bar, which is already 100% funded, as discussed in the Use of Proceeds and would have to seek funding from other sources, which there is no guarantee that the Company could find. To complete the Company’s entire deployment of its current and proposed products and its business plan, it may have to raise additional funds in the next twelve months. Contemporaneously we will work to recruit experts in the field as well as scout experienced firms to assist in the marketing and distribution of our Functional Drink, CBD, B17, Kratom and other health / supplemental products.

The Company expects to increase the number of employees at the corporate level.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include assumptions about collection of accounts and notes receivable, the valuation and recognition of stock-based compensation expense, the valuation and recognition of derivative liability, valuation allowance for deferred tax assets and useful life of fixed assets.

RESULTS OF OPERATIONS

Working Capital	For the Quarter ended November 30, 2023 $
Cash	4,522
Current Assets	44,790
Current Liabilities	576,441
Working Capital (Deficit)	(531,651)

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	For the Quarter ended
Cash Flows	November 30, 2022 $	November 30, 2023 $
Cash Flows from (used in) Operating Activities	3,048	(6,560)
Cash Flows from (used in) Investing Activities	(132,251)	0
Cash Flows from (used in) Financing Activities	125,000	11,075
Net Increase (decrease) in Cash During Period	(4,203)	4,515

Results for the Quarter Ended November 30, 2023, compared to the Quarter Ended November 30, 2022

Operating Revenues

The Company’s revenues were $0 for the quarter ended November 30, 2023 compared to $0 for the quarter ended November 30, 2022. The Company’s revenues were less in 2023 due to the Company’s focus on expansion of its facilities and due to.

Cost of Revenues / Sales

The Company’s cost of revenues was $0 for the quarter ended November 30, 2023 compared to $0 for the quarter ended November 30, 2022.

Gross Profit

For the quarter ended November 30, 2023, the Company’s gross profit was $0 compared to $0 for the quarter ended November 30, 2022.

General and Administrative Expenses

General and administrative expenses consisted primarily of consulting fees, professional fees, employees, and accounting expenses. For the quarter ended November 30, 2023 compared to the quarter ended November 30, 2022, general and administrative expenses decreased to $3,507 from $15,574 for the quarter ended November 30, 2022 representing a decrease of $12,067. The $12,067 decrease is primarily attributable to a decrease in salaries and employees.

Other Income (Expense)

Other income (expense) consisted of $(10,278) from interest expense for the quarter ended November 30, 2023.

Net Loss

Our net loss for the quarter ended November 30, 2023 was $73,928 compared with a net gain of $31,670 for the quarter ended November 30, 2022. The net loss is influenced by the matters discussed in the other sections of the MD&A.

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Results for the Year Ended August 31, 2023, compared to August 31, 2022

	For the year ended
Working Capital	August 31, 2022 $	August 31, 2023 $
Cash	14,083	7
Current Assets	39,550	40,275
Current Liabilities	293,599	520,041
Working Capital (Deficit)	$(254,049)	$(479,766)

	For the year ended
Cash Flows	August 31, 2022 $	August 31, 2023 $
Cash Flows from (used in) Operating Activities	(609,091)	172,375
Cash Flows from (used in) Investing Activities	0	(267,451)
Cash Flows from (used in) Financing Activities	582,264	81,000
Net Increase (decrease) in Cash During Period	(26,827)	(14,076)

Operating Revenues

The Company’s revenues were $434 for the year ended August 31, 2023 compared to $6,415 for the year ended August 31, 2022. The Company’s revenues were less in 2023 due to the Company’s focus on developing its Kratom operation and first retail location at the short-term cost of revenues from contract manufacturing. The retail business will provide the basis for the Company’s growth for 2024, with an eye toward opening additional locations. The manufacturing operations will be mostly focused on the Company’s own production of finished goods rather than outside contact work.

Cost of Revenues / Sales

The Company’s cost of revenues was $208 for the year ended August 31, 2023 compared to $2,500 for the year ended August 31, 2022. The Company’s cost of revenues were less in 2023 due to the Company selling less product and also due to the decrease in prices paid for inventory due to a lower acquisition cost.

Gross Profit

For the year ended August 31, 2023, the Company’s gross profit was $226 compared to $3,915 for the year ended August 31, 2022. The decrease in profits in 2023 was due to the lower cost of acquiring our products and the lower cost of sales as compared to year ended 2022.

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General and Administrative Expenses

General and administrative expenses consisted primarily of consulting fees, professional fees, employees, and accounting expenses. For the year ended August 31, 2023 compared to the year ended August 31, 2022, general and administrative expenses decreased to $31,041 from $61,513 for the year ended August 31, 2022 representing a decrease of $30,472. The $30,472 decrease is primarily attributable to a decrease in salaries paid and elimination of ancillary administrative costs.

Other Income (Expense)

Other income (expense) consisted of $(37,880) from interest income for the year ended August 31, 2023. For the year ended August 31, 2023 other income (expense) consisted of $134,187 which resulted from  the gain on extinguishment of debt.

Net Loss

Our net loss for the year ended August 31, 2023 was $421,145 compared with a net loss of $592,957 for the year ended August 31, 2022. The net loss is influenced by the matters discussed in the other sections of the MD&A.

Liquidity and Capital Resources

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by related and third parties through capital investment and borrowing of funds.

At August 31, 2023, the Company had total current assets of $40,275 compared to $39,550 at August 31, 2022. Current assets consist primarily of cash and cash equivalents, accounts receivable, inventory, and prepaid expenses. The increase in current assets of $725 was primarily attributed to an increase in accounts receivable and in cash.

At August 31, 2023, the Company had total current liabilities of $520,041 compared to $293,599 at August 31, 2022. Current liabilities consisted primarily of credit line payable, accounts payable, due to related party, and Unissued capital stock. The increase in our current liabilities was attributed to the increase in amounts owed to the related party and notes payable to a third party.

We had negative working capital in the amount of $479,766 as of August 31, 2023 and a negative working capital in the amount of $254,049 as of August 31, 2022.

Cashflow from Operating Activities

During the year ended August 31, 2023, there was cash used in operating activities in the amount of $172,375 compared to cash used in operating activities in the amount of $(609,091) for the year ended August 31, 2022. The increase in the amounts of cash provided by operating activities was due to assorted reasons as shown in the financial statements below.

Cashflow from Investing Activities

During the year ended August 31, 2023, cash used in investing activities was $(267,451) compared to $(0) for the year ended August 31, 2022.

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Cashflow from Financing Activities

During the year ended August 31, 2023, cash provided by financing activity was $81,000 compared to $582,264 provided during the year ended August 31, 2022. This decrease was primarily due to our active Regulation A Offering and acquisitions.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive business activities. For these reasons, we have included in our unaudited financial statements that there is substantial doubt that we will be able to continue as a going concern without further financing.

The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs for the next fiscal year and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. As of August 31, 2023, the Company has a net gain of $172,375, and if the Company is unable to obtain adequate capital, it could be forced to cease operations.

Future Financings.

We will continue to rely on equity sales of the Company’s common shares in order to continue to fund business operations. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that the Company will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our business plan.

Since inception, we have financed our cash flow requirements through issuance of common stock and loans to related and third parties. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of revenues. Additionally, we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. In the future we will need to generate sufficient revenues from sales in order to eliminate or reduce the need to sell additional stock or obtain additional loans. There can be no assurance we will be successful in raising the necessary funds to execute our business plan.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth.

To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our business model, products and websites, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Critical Accounting Policies.

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Management regularly evaluates the accounting policies and estimates that are used to prepare the financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

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Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we may elect to become a public reporting company under the Exchange Act.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only an exit report, rather than annual and quarterly reports. Annual reports for reporting companies are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports for Tier 2 issuers are due in 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our stockholders could receive less information than they might expect to receive from more mature public companies.

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Sibannac, Inc.

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Corporate History

Sibannac, Inc. (“Sibannac,” “Company,” “we” or “us”) was incorporated in June 1999 in the State of Nevada as Naprodis, Inc. for the purpose to engage in any lawful activity for which corporations may be formed. On August 25, 2014, the Company transferred all of its assets to Naprodis, Inc., a Colorado corporation (“Colorado Naprodis”). In consideration for the transfer of these assets, Colorado Naprodis agreed to assume a substantial amount of the Company’s liabilities. On November 25, 2014, the Company changed its name to Sibannac, Inc.

On August 19, 2015, we entered into an Asset Acquisition Agreement with Apollo Media Network, Inc., a Delaware corporation (“Apollo”) whereby all of the assets of Apollo would be acquired by the Company from Apollo. Pursuant to the Asset Acquisition Agreement, the closing of the Acquisition was effective August 31, 2015, although completed later. Apollo issued to the Company an Assignment Agreement and Bill of Sale for the Assets, duly executed by Apollo. Sibannac delivered to Apollo Media Network, Inc. three million one hundred thousand (3,100,000) shares of the Company’s Common Stock, duly issued, fully paid and non-assessable which were distributed to its shareholders in liquidation of Apollo pursuant to IRC Section 368c. There has been no merger, however, Sibannac obtained the assets and intellectual property of Apollo upon its liquidation.

We had a short operating history in the Apollo business (only in the startup mode in 2015) and no representation is made, nor is there any intent for the Company to continue to pursue the business model of Apollo.

After the 2015 fiscal year end, we acquired Protection Cost, Inc. for two million, three hundred thousand (2,300,000) shares which intends to provide labor and accounting management systems for the cannabis industry.

On July 17, 2017, the Company acquired Imbutek Inc., including its Plan of Operation (the “Plan”), and its sole shareholder became the President of the Company. The Company is preparing and packaging health products for wholesalers and retailers under the Plan.

The Company opened its new operations in May 2019, in Scottsdale, Arizona, as a developer, manufacturer and seller of premium Cannabidiol (CBD) topical products. CBD is one of the 104 chemical compounds known as cannabinoids found in the hemp plant or Cannabis Sativa. These compounds stimulate the body’s endocannabinoid system (ECS). CBD is rapidly gaining momentum in the health and wellness world and some scientific studies have confirmed it may help treat a wide variety of ailments from chronic pain to anxiety. We currently only offer CBD topical products, such as skin creams and lotions and have shifted our focus to the functional drink and Kratom markets.

Sibannac, is committed to bringing its customers the highest-grade CBD products on the market, by purchasing from sources that test their products for dosage and purity, these products are all natural, third party lab tested by the supplier, CBD oils and extracts. Sibannac, strives to fuse science and nature by providing the maximum quality and purest products to improve the health and overall well-being of each of its individual customers and their pets.

During the year ended August 31, 2021, the Company established Vestra, LLC. Vestra is a special purpose LLC established to hold the rad8Life™ brand and operate the site rad8life.com for the sale of Delta 8 THC products and may be expanded to cover other products. On June 17, 2021, in a related party transaction, the Company sold Vestra to Noho, Inc., for 2,000,000 shares of Noho, Inc. Series B Preferred shares valued at $500,000. On June 9, 2022, the Company converted all 2,000,000 shares of Noho, Inc. Series B Preferred held by it into 280,000,000 shares of Noho, Inc. Common Stock. The Company is holding the shares as an investment.

On January 27, 2022, the Company, with the approval of a majority of its shareholders and its directors approved an increase in the authorized common stock of the Company from 200,000,000 to 300,000,000, with the Secretary of State of Nevada.

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On March 3, 2022, the Company appointed Mr. Eric Stoll as Chief Marketing Officer of the Company.

On July 15, 2022, Mr. James T. Staudohar resigned from all positions with the Company.

On November 8, 2022, in a related party transaction, the Company reacquired Vestra, LLC and the NOHO Brand (“NOHO Assets”) in an Asset Purchase Agreement, from NOHO, Inc. As consideration for the NOHO Assets the Company agreed to pay a Royalty to NOHO, Inc. for seven (7) years based on a percentage of gross sales: 5% up to $2mm in sales, 4% between $2mm – $3mm in sales, 3% between $3mm - $4mm in sales, 2% between $4mm - $5mm in sales and 1% if sales were greater than $5mm. The Company also agree to issue 50,000,000 warrants to NOHO shareholders (excluding any officers or directors of NOHO, Inc.) (“NOHO Warrants”) of record as of July 29, 2022. There is no timeframe for issuing the NOHO Warrants and the issuance, pricing, limitations, restrictions and all parameters of the NOHO Warrants is at the discretion of the Directors of SNNC. The NOHO Warrants are redeemable no later than one year after the Registration Statement to be filed by the buyer becomes effective. The exercise price for the underlying shares of stock shall be 20% below the average of the bid and the ask price of the opening quote immediately subsequent to the Registration Statement becoming effective. As of this Offering the NOHO Warrants have not been issued and there is no obligation of the Company to file a Registration Statement in connection with the NOHO Warrants. As the Company has not issued the NOHO Warrants there is no form of warrant and the material terms of the NOHO Warrants have not been defined. If the Company does not file a Registration Statement then the Company is not obligated to redeem the NOHO Warrants. As part of the Asset Acquisition Agreement, the Company also acquired and assumed the rad8Life™ brand and rad8life.com from Noho, Inc., together with Noho, Inc. hangover beverage assets in exchange for the assumption of $300,000 in debt and the cancellation of certain liabilities owed by Noho to the Company for a net value of $267,451.15.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, which is filed hereto as Exhibit 6.3, to our Regulation A Offering, and is incorporated herein by reference.

On March 28, 2023 the Company entered into a Share Purchase Agreement (“Agreement”) with Immersive Brand Concepts, Inc., a Wyoming corporation (“Immersive”), wherein the Company purchased 100% of Immersive’s outstanding shares (5,000,000 shares of Class A Preferred shares and 25,000,000 shares of common stock) for a two million dollar promissory note and 2,000,000 shares of SNNC Common voting stock in the Company. As per the Agreement the parties agree that Immersive, subsequent to the closing, will become a wholly owned subsidiary of SNNC and file its own S-1 Registration Statement. Following the closing, the Company will create a new subsidiary containing the business of Immersive, and the Immersive shareholders will be issued 12,250,000 (or 49%) of the subsidiary’s shares. The other 51% of the subsidiary’s shares will be issued to SNNC (“SNNC Shares”) as the majority and controlling shareholder of the subsidiary. The Agreement also contains two Earn-back of Stock provisions. The first Earn-back provision will allow the subsidiary to earn-back up to 21% of the SNNC Shares that the Company received in the Agreement; thereby, leaving the Company with a total of 30% position in the subsidiary if any one of the following conditions occurs in the subsidiary, 1.) Independent Investment, of $2,000,000, 2.) Commencing at month 13 following closing, one month of gross revenue of $500,000, 3.) Sale of Company to third-party, or 4.) Mutual agreement to substitute the Company shares in lieu of Immersive Shares. The second Earn-back provision will allow the subsidiary to earn back a further 20% of the SNNC Shares, structured on milestones based on topline sales revenue earnings, described in Schedule F of the Agreement.

The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, which is filed hereto as Exhibit 6.4, to our Regulation A Offering, and is incorporated herein by reference.

On June 20, 2023, the Company and two other parties entered into an operating agreement for Curidol Holdings, LLC (“Curidol”), which is a minority owned subsidiary of the Company. The Company retains 40% control and the two other parties to the Curidol operating agreement are Direct Global Supply, LLC (“DGS”), which is controlled by Boyd Easley and owns 20%, and William Crosno who owns 40% (the “Curidol Agreement”). As per the Curidol Agreement, Mr. Crosno, will contribute $120,000 for his 40% of Curidol and will receive $1,000 a week in salary. Curidol intends to, and is in the process of, developing a multifunctional retail space used as a tea bar/retail shop at our Scottsdale, AZ location, and is named the Kavern. Curidol has raised the funds needed to complete and purchase inventory for the Kavern through Mr. Crosno’s contribution, and SNNC will produce, through DGS, the Kava and Kratom products for the bar. We intend for the Kavern to be a relaxing, tranquil environment where people can come in, kick back, drink some Kava/Kratom tea, and relax within a non-judgmental, friendly, and welcoming environment.

The foregoing description of the Curidol Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, which is filed hereto as Exhibit 6.5, to our Regulation A Offering, and is incorporated herein by reference.

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BUSINESS

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The following description of our business contains forward-looking statements relating to future events or our future financial or operating performance that involve risks and uncertainties, as set forth above under “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors described in the Offering Circular, including those set forth above in the Special Cautionary Note Regarding Forward-Looking Statements or under the heading “Risk Factors” or elsewhere in this Offering Circular.

Our Business Overview

We are in the business of developing, producing, marketing and selling nutraceutical products, functional drink products, white label products and end consumer products, some containing Kratom, Kava, mushroom varieties, and the industrial hemp plant extract, Cannabidiol (“CBD”). Through our history we have sold to numerous consumer markets including the botanical, beauty care, pet care and functional food sectors, currently we are mainly focused on the Kratom, Kava and mushroom sectors. We seek to take advantage of an emerging worldwide trend to utilize the Kratom, Kava and mushroom varieties to foster their many uses for consumers. The development of products in this highly regulated industry carries significant risks and uncertainties that are beyond our control. Currently we, through DGS’ manufacturing facility, only produce Kratom and Kava products, we do not manufacture any mushroom products and will only be purchasing them from third-party manufacturers. All of our mushroom varieties are non-psychoactive and are not regulated by the government; some varieties include Lion’s Mane, Reishi and Cordyceps as examples. As a result, we cannot assure that we will successfully market and sell our products or, if we are able to do so, that we can achieve sales volume levels that will allow us to cover our fixed costs.

Sibannac, Inc., is a Nevada corporation located in Paradise Valley, Arizona. Sibannac currently specializes in creating and selling functional drinks to help mediate the effects of drinking alcohol, Kratom and Kava formulated products and premium Cannabidiol (CBD) topical products. CBD is one of the 104 chemical compounds known as cannabinoids found in the hemp plant or Cannabis Sativa. These compounds stimulate the body’s endocannabinoid system (ECS). CBD is rapidly gaining momentum in the health and wellness world and some scientific studies have confirmed it may help treat a wide variety of ailments from chronic pain to anxiety. We currently only offer CBD topical products, such as skin creams and lotions and have shifted our focus to the functional drink, Kratom and Kava markets.

Our functional drink product is the NOHO AfterShot, a beverage for hangover defense. The NOHO AfterShot is a delicious way to activate the metabolism and gives the drinker energy and hydration so that they can go about their day as close to normal as possible.

Sibannac is committed to bringing its customers the highest-grade products on the market, by purchasing from sources that test their products for dosage and purity, these products are all natural, third party lab tested by the supplier, for our oils and extracts. We currently plan to purchase finished and tested CBD, Functional Drink and Mushroom products for resale on our website and through the Kavern retail store. We will purchase tested raw Kava and Kratom materials that we will then finish at the DGS manufacturing facility and sell through the Kavern retail store. The company strives to fuse science and nature by providing the maximum quality and purest products to improve the health and overall well-being of each of its individual customers and their pets.

Sibannac’s ability to formulate and produce our own product allows the company to enjoy a cost basis that ensures high margins. The additional ability to control inventory and production is vital to having a cost-effective and fast turnaround for clients. We have recently moved into DGS’ manufacturing facility, in order to streamline our production and to combine the two companies equipment to increase our manufacturing capabilities. DGS and Sibannac are co-owners of Curidol and have aligned interests in making the partnership succeed. Currently there is no formal agreement between the Company and DGS, as such there are no material terms to our arrangement, and the Company does not foresee any issues with sharing the space and production of its products. If for any reason the manufacturing arrangement with DGS is terminated, Sibannac would source its products from third party manufacturers and the Company does not foresee any material issues in obtaining its products from third party manufacturers.

All Sibannac CBD products are third party tested and derived from US-grown hemp plants — never marijuana. Sibannac currently can manufacture its Kratom, Kava and mushroom products, as well as gummy and pet products in its new facility in Scottsdale, Arizona that it shares with DGS. The Company has implemented cGMP manufacturing standards and has consulted with professionals in order to be in compliance with all FDA standards and obtain its own facility number from the agency.

The Company has leased a retail location in Old Town, Scottsdale. The buildout of the space is currently underway as of the fourth quarter of 2023 and as of the first quarter of 2024, we are close to completion with outdoor signage already installed and in the final stages of permitting with the city.

Intellectual Property

SNNC’s intellectual property and proprietary rights are important to our business. In the future we plan to secure, maintain and protect our intellectual and proprietary rights, by relying on a combination of patent, trademark, trade secrets and other rights in the United States and across the world. SNNC also has confidentiality agreements with certain contractors and other third parties protecting access to SNNC’s proprietary (IP)intellectual property.

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Sibannac, Inc. Products:

CBD – Cannabidiol

The Company opened its new operations in May 2019, in Scottsdale, Arizona, as a developer, manufacturer and seller of premium Cannabidiol (CBD) products, we now solely provide topical products. CBD is one of the 104 chemical compounds known as cannabinoids found in the hemp plant or Cannabis Sativa. These compounds stimulate the body’s endocannabinoid system (ECS). CBD is rapidly gaining momentum in the health and wellness world and some scientific studies have confirmed it may help treat a wide variety of ailments from chronic pain to anxiety. We currently only offer CBD topical products, such as skin creams and lotions and have shifted our focus to the functional drink, Kratom, Kava and mushroom varietals markets.

Each CBD product contains a naturally occurring compound found in the hemp plant (Cannabis Sativa). CBD oil is made by extracting CBD from the hemp plant, then diluting it with a carrier oil. CBD oil is thought to improve the lives of individuals suffering from certain mental and physical ailments. Unlike Tetrahydrocannabinol (THC), which is the main psychoactive cannabinoid found in cannabis and causes the sensation of getting “high” that is often associated with marijuana, CBD is NOT psychoactive. This non-psychoactive quality makes CBD an appealing option for those who are looking for relief from pain and other symptoms without the mind-altering effects of marijuana or the adherent dangers of certain pharmaceutical drugs.

All Sibannac CBD products are third party tested and derived from US-grown hemp plants — never marijuana. Hemp-based CBD oil has also been shown to assist in managing the symptoms of neurological disorders, such as epilepsy and anxiety, and can even be used as a remedy for skin issues, like acne and eczema. We do not independently test any of our products and rely on certificates of analysis / independent testing done by our suppliers. Sibannac currently only carries a line of all-natural, hemp-based CBD solutions including CBD oils, CBD creams and CBD gels for topical options, the Company has ceased to produce any CBD products itself, and only purchases the CBD products for repacking and selling and we no longer sell any CBD food related products.

NOHO AfterShot:

We acquired the NOHO brand and all of the intellectual property thereto. NOHO is a registered Trademark in the United States. The current product is a 3oz liquid nutritional supplement targeting alcohol drinkers as a means to quell the effects of alcohol consumption on the body. The current product was reformulated in 2020 and is for sale direct-to-consumer on our website.

The Company is focused on the production and sale of NOHO AfterShot, a beverage for hangover defense. The Company purchases raw materials and outsources the manufacturing to a third party. Additional formulations are envisioned to build out the NOHO line of products to be more attractive to consumers, wholesalers and retailers.

Kratom

As an outgrowth of our CBD products and experience, Sibannac is now focused on developing similar products derived from other plant species that offer similar healing properties and overall wellness. To this end, Sibannac is intending to bring to market a line of consumer products formulated with Kratom. Kratom is the commercial name for Mitragyna Speciosa Korthals, a tree indigenous to Southeast Asia. The main compound in Kratom, Mitragynine, has been used for hundreds of years in Asia as a natural, plant-based medicine, to combat many of the symptoms that CBD is also sought for, namely pain, as an anti-inflammatory, anxiety and sleep. The company is in the process of formulating a line of Kratom products for wholesale distribution, white labeling and retail under brands currently under development.

The focus on Kratom, which has similar uses as CBD, is borne out of Sibannac’s ability to source the raw materials, develop formulations and manufacture finished goods for direct sale. Kratom is used extensively by consumers seeking to manage long term, chronic pain without having to resort to opioid drugs. Indeed, many users have turned to Kratom as an alternative to prescription drugs, using it to manage withdrawal symptoms often experienced from extended opioid use. In addition, the domestic U.S. Kratom market has not experienced the saturation seen with CBD products, thus offering an opportunity to create lasting brands in a less competitive space. In addition, there are many potential products Sibannac is in the process of creating, combining Kratom and CBD, such as in an oral suspension or capsule. Sibannac is working with sources who have developed specific extraction processes for Kratom.

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Through our acquisition of Immersive Brands, our majority owned subsidiary, we have brought in a partner who is led by Mr. Karl Gottschalk who has a solid reputations for designing and executing lean manufacturing across various industries, including Kratom and hemp-derived products. Mr. Gottschalk has held various executive positions, where he demonstrated exceptional leadership while achieving remarkable results. As the National Director for Jeeter/Dreamfields, Mr. Gottschalk successfully reformulated all strains of their pre-roll offerings, resulting in nearly double the output. His integration of automation also significantly decreased labor costs while improving product quality simultaneously. At Jeeter, Mr. Gottschalk also spearheaded the implementation of vape cart manufacturing automation and updated cannabis infusion methodologies as part of his tenure, which also heavily involved business growth and opportunity assessments. Mr. Gottschalk’ brings an impressive portfolio of experience to Immersive, which includes formulations for flavor, consistency, sustainability and fulfillment, with all natural ingredients. Immersive, has already formulated Kratom products and will continue to focus mainly on designing and formulating future Kratom products. As of this Offering Immersive does not produce any products at its facility and is in the beginning stages of acquiring clients to provide white labeling and manufacturing services to.

The company will offer its Kratom products through its retail location in Scottsdale as well as online through direct-to-consumer marketing and internet-driven, Cost-Per-Acquisition (CPA) campaigns.

The Campus Community

The Company has just begun a new division; The Campus Community, for the purpose of identifying revenue generating candidates ready to do an Initial Public Offering (“IPO”) on NASDAQ. Sibannac, Inc., will act as the parent company, majority stakeholder and active manager in each of the potential companies that we work with. We will be actively engaged with the business of each company and work to grow the companies so that they may be eventually a candidate for an IPO spin off; wherein, the Company foresees that it will remain the majority stakeholder and active manager of those companies. The Company will assist all targets with building their businesses and where appropriate filing a Form S-1 Registration to complete an IPO.

The Company has begun building relationships with various spin-off candidates initiated by various sources, starting through our current brands like NOHO and Cherryology, as well as through connections from Eric Stoll, our Chief Marketing Officer that include his company, Lifetime Branding.

We believe that Sibannac, Inc., will benefit significantly from each successful company that it is able to positively manage their growth from a small company all the way to a potential IPO spin off. We believe that this nascent spin off program will significantly enhance Sibannac's balance sheet and shareholder value, as all earnings will be consolidated under Sibannac, as the majority shareholder in the subsidiaries. As contemplated, Sibannac plans to retain control of the spin off entities; however, we currently do not have any candidates, aside from our internal brands, that we are working or negotiating with and as this is a brand new division of the Company there can be no guarantee that we will ever find an acceptable candidate or that even if we find a candidate that that candidate will have a successful outcome.

Current Good Manufacturing Practices “cGMP”

In addition to sharing the DGS facility that complies with the current guidelines for current Good Manufacturing Practices (“cGMP”) that are found in the Code of Federal Regulations, Title 21 C.F.R 210 et seq. , such as providing a safe and clean production facility, the Company is implementing a necessary series of procedures and protocols with tracking software, so that all manufacturing is standardized, and production notes are recorded and available, along with all batch and lot production information. We will provide this information to white label clients and consumers in order to provide transparency in the manufacturing process.

In the past Sibannac has manufactured products for white label customers, it was apparent that there is a low number of competing CBD, Kratom, Kava and supplement manufacturers in the market for customers seeking smaller production runs. A number of the larger manufacturers either have very high minimum order requirements or long turn-around times and most of the smaller manufacturers cannot provide a consistent product and often lack the efficiencies to be profitable. Moreover, a small manufacturer who does not follow cGMP is limited in the clientele it can service, as most brands and distributors demand certified and compliant manufacturers. Given the limitation of properly zoned real estate and limited number of qualified personnel who formulate and oversee the manufacture of our supplement products, the Company anticipates extensive growth in manufacturing revenues in 2024.

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Marketing

Brand Strategy and Marketing Overview

Our Growth Strategy

Our growth will continue to be focused on the vertical integration and growth of all segments of the Kratom, Kava, functional drink and CBD space. Some of our growth strategies are described below in no particular order.

•	Dependable White/Private Label Manufacturing Service. Our experienced and dedicated team continues to refine and expand our white label services and has in the past manufactured for many regional and nationwide brands. We plan on pursuing this service continuously as it does not cost the Company to implement this strategy as any potential customers would pay an upfront fee for us to begin production.

•	Functional Drink, Kratom, Kava and CBD Product Research and Development. Our team has provided custom products and proprietary formulations for some of the most popular industry items. We plan to also expand product offerings with the development and launch of new items periodically. Custom formulations for outside brands build long term commitments from our customers. We also plan on pursuing this service continuously as it does not cost the Company to execute this strategy as any customers would pay an upfront fee for us to develop custom formulations.

•	Direct-to-Consumer Expansion. Our direct-to-consumer business is expected to be our growth driver for the next several years. The lower cost of our in-house research, development and manufacturing gives us a measurable cost and production advantage, which we believe to be the key to our future success, as margins in the industry compress and are expected to continue to compress over the next several years. We plan on pursuing this strategy with the most vigor as implementing this strategy would be the most profitable for us.

•	Core Brand Distribution. We plan for a nationwide rollout of our in-house brands which will be another substantial driver of growth for the foreseeable future, after this offering we will begin expansion of our sales and marketing teams and will look to add talented people in all segments of the business to push current and future growth opportunities. In order for us to afford a nationwide rollout we would need to sell our entire offering and have significant sales of our products. There is no guarantee that either of those things will occur and as such the nationwide rollout strategy would take the lowest precedence on our growth strategy.

•	Acquisition Strategy. We plan on acquiring other likeminded companies through acquisitions in the future. We will continue to search for target acquisitions that meet our acquisition criteria and are accretive to our business. Our platform was built from the ground up to promote acquisitions and expansion as a driver of substantial growth as the industry matures and margins compress. Our relationships and partners in the trade show and manufacturing business will be a key source for possible candidates. Our criteria will be stringent and we will look at any and all opportunities that allow us to use our low cost manufacturing to drive higher margins in acquisition candidates. Small regional brands with distribution would benefit greatly in both low-cost manufacturing and quality research and development of new and current product offerings available from our inhouse brands and products. As margins compress in the industry, the low-cost manufacturing capabilities will be a key component to higher profits leading to consolidation which we intend to capitalize on in the coming years. We plan on pursuing this strategy intently as it does not need funding in order to succeed as the Company may be able to use a combination of its equity and promissory notes to acquire likeminded companies, as it has in the past, such as the NOHO AfterShot, Vestra LLC, and Immersive Brands for example. At the time of this Offering the Company does not have any companies in mind and has not begun negotiations with any companies.

NOHO AfterShot Marketing:

NOHO AfterShot markets a liquid-based hangover protection beverage, positioned as “an over-the-counter proprietary formulation” called “NOHO AfterShot.” NOHO has also the created a new beverage category branded as the “Premium Lifestyle Beverage.”

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NOHO AfterShot targets persons from all walks of life including business people, socialites, college students, parents, casual drinkers, and image and lifestyle conscious consumers. Our marketing strategies and sales tactics will incorporate the many attributes we believe are important to this target market and will include associative advertising and promotion by celebrity influencers and influential local consumers to proactively develop this underdeveloped and untapped market.

The Company expects that its marketing strategy and tactics will evolve over time as the Company’s services and markets expand. Accordingly, the marketing plan will be flexible in choosing the appropriate channels and media that align with the Company’s long-term objectives.

Market Background

Kratom Market

According MaximizeMarketResearch, the Global Kratom Market size was valued at USD 1.87 Billion in 2023 and is expected to grow at a CAGR of 17.2 percent from 2024 to 2030 to reach USD 5.69 Billion, Kratom is an herbal substance that produces opioid- and stimulant-like effects. It is primarily sourced from Southeast Asian countries where it grows naturally. In several countries, regulatory agencies consider or implement measures to regulate or restrict the sale and use of Kratom due to safety concerns. Kratom is not an FDA-approved medication and Kratom products are also not regulated well. Some U.S. states and other countries have made it illegal to purchase or consume. Kratom and Kratom products are legal and accessible in many countries. People use Kratom to manage drug withdrawal symptoms and cravings, pain, fatigue and mental health problems. The National Institute on Drug Abuse (NIDA) supports and conducts research to evaluate medicinal uses for Kratom and related chemical compounds. The market has seen fluctuations in demand and supply mainly because of changing regulations and public perception.

Consumption of the leaves of Kratom tree (Mitragyna speciosa, Rubiaceae family) has a long history in Southeast Asia. Whole leaves and their extracts have been consumed for their psychoactive properties or to self-manage or self-treat a broad range of conditions or ailments including pain and opioid withdrawal symptoms. Typically, only the Kratom leaves are consumed, including chewing the whole leaves, ingesting or smoking dried and pulverized leaves or drinking water extracts based on steeping or boiling of the leaf material. In Malaysia, Kratom is primarily consumed as a decoction, where the leaves are boiled for several hours and the resulting liquid is consumed several times throughout the day.

Consumer Demand for Natural and Herbal Products

The use of leaves of the Kratom tree to make herbal supplements is gaining popularity. Indigenous communities have been using Kratom leaves for medicinal and recreational purposes for centuries. In recent years, Kratom has been increasingly gaining popularity in the Western world, with an increase in its consumption for various reasons. In 2020, American Kratom Association (AKA), a consumer advocacy group, estimated that in the US, 10-16 million people use Kratom by eating its ground leaves in food or brewing them in tea. The demand for natural products is increasing because of the growing wellness and self-care trends. The potential of Kratom to provide relaxation, stress relief, and mood improvement aligns with these trends. Kratom is used as part of a holistic health lifestyle because it is seen as a natural way for the improvement of health and well-being. The rising interest of people in holistic health because it offers a more natural and integrative approach to health and wellness, is highly increasing demand for Kratom products. Consumers are learning about herbal products such as Kratom through the internet, which has increased access to the internet. Online resources that provide information about the effects, dosages, and safety of Kratom are empowering consumers to make informed choices. These factors are highly driving the Kratom market growth.

CBD Market:

The industrial hemp market is projected to grow at a CAGR of 17.5% from USD 5.49 billion in 2023 to USD 16.82 billion by 2030, according to Grandview research. The growth of this market is attributed to the increased consumption of hemp-based products. However, the complex regulatory structure for the usage of industrial hemp in different countries is expected to hinder the market growth of industrial hemp.

The market, customers and distribution methods for hemp-based products are large and diverse. These markets range from hemp-based consumables, cosmetics, bio plastics and textiles, to list a few. This is an ever-evolving distribution system that today includes early adopter retailers and ecommerce entities, and product development companies that can use our manufacturing capabilities to produce their internally developed consumer products for distribution.

Sibannac has manufactured CBD products for approximately 20 private brands in a white-label capacity over the last 4 years. However, we believe that as awareness continues to grow for hemp-based products, such as CBD and other products derived from hemp, the market has and will continue to grow over the next several years.

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Our target customers are first and foremost end consumers via internet sales, direct-to-consumer retail stores, cooperatives, affiliate sales and master distributors. Secondarily, we are targeting developers of products that we can easily produce with our manufacturing capabilities, national and regional broker networks and major distribution companies who have preexisting relationships with major retail chain stores. As we continue to develop our business, these markets may change, be re-prioritized or eliminated as management responds to consumer and regulatory developments.

In 2024, Sibannac will be introducing and launching its wholly-owned wellness brand called Cherryology. The Company has conducted research into the naming of the brand as well as a marketing analysis of the overall supplement marketplace. Due to the significant cost reduction of CBD as an ingredient over the last two years and the attrition of many brands that succumbed to the financial strain of the recent pandemic, the Company is confident in the timing of launching its new flagship brand in collaboration with Eric Stoll and Lifetime Branding. Sibannac has obtained a Notice of Allowance from the U.S. Patent and Trademark Office for the Cherryology name covering several categories in addition to supplements, including apparel and alcohol.

NOHO Functional Drink Markets

NOHO AfterShot, is a functional lifestyle beverage. “Functional lifestyle” beverages are beverages that have specific functions, including relaxation, health, weight management, digestion aid, alertness, detoxification, and joint health. The functional lifestyle beverage category includes relaxation drinks, and ready-to-drink (RTD) teas and coffees. Functional beverages play an important role in our everyday lives. They can help people stay hydrated, some are designed to prevent and help address health conditions, or simply contribute to overall nutritional well-being. These beverages include functional ingredients such as nutrients (vitamins, minerals, amino acids, nutraceuticals, etc.), zero-calories sweeteners and stabilizers.

The global functional drinks market has been forecast to increase at a compound annual growth rate (CAGR) of 6.65% for the seven-year period 2023 - 2030, increasing from total revenues of $125.43 billion in 2021, to a value of $224.75 billion by the end of 2030. According to a new report titled US Functional Drinks Market Size and Forecast, published on verifiedmarketresearch.com.

According to verified market research the driving market for energy drinks is that they are part of the broader soft drink category in the market, which includes carbonated beverages, fruit and vegetable juices, bottled water, sports drinks, beverage concentrates, ready-to-drink tea, ready-to-drink coffee, and many others. According to health experts, energy drinks are the most popular supplements for teens and young adults in the United States along with multivitamins which are now accepted all over the world due to Western culture.

Market Analysis

CBD Market Analysis

In December 2023, the cost of a kilo of CBD Isolate was down to $375; however in April 2019 it was close to $7,000. Although the price of Isolate has significantly decreased over the last few years, the company’s profit margins remain stable due to the significant drop in the cost of CBD as a raw material. While the cost of raw materials will fluctuate, our ability to produce consistently dosed products in a timely manner is a significant barrier to entry for competitors. In addition, competing firms would also have to secure suitable real estate and finance the buildout of a clean room or lab area, as well as implement cGMP standards, which we have already implemented, through our joint use of the DGS facility. The company believes that the FDA or the U.S. Congress will ultimately lay out a regulatory scheme, requiring manufacturers to be cGMP compliant. Enactment of such regulation would result in many of the smaller manufacturers ceasing operations due to non-compliance. These factors are significant in allowing Sibannac to continue to grow its core business and maintain high profit margins.

Functional Drink Market Analysis

According to verified market research functional beverages are ready-to-drink non-alcoholic beverages that contain non-traditional ingredients. The ingredients of functional beverages are minerals, amino acids, vitamins, herbs, raw fruits, and vegetables. Functional drinks offer several health benefits such as improved mental energy, bone health, strengthening the immune system, cholesterol management, heart health, and eye health. The most commonly used functional beverages are yogurt and dairy beverages, functional milk, energy drinks, soy beverages, sports and performance drinks, fortified water, fruit and juices, and ready-to-drink teas.

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The report also stated that the primary factor driving the market growth is that functional beverages are non-alcoholic, ready-to-drink beverages that contain non-traditional ingredients. Some of the most common ingredients in available drinks are herbs, minerals, vitamins, amino acids, and other raw fruits and vegetables. Functional beverages offer significant health benefits that go beyond typical daily food intake. It provides various health benefits through additional ingredients such as: strengthening the immune system, improving mental energy, managing cholesterol, improving bone health, improving heart health, and other benefits related to vision and eye health.

The most common functional beverages include yogurt and dairy beverages, sports and performance drinks, functional milk, fortified water, energy drinks, fruit and juices, soybean drinks, and ready-to-drink teas. The convenience and health benefits of functional beverages are key factors influencing the market. In addition, recent product innovations have launched many new products and flavors in the functional beverage market, increasing the overall demand for functional beverages. A healthy lifestyle and a trend toward disease prevention, coupled with rising healthcare costs, are some of the primary drivers of the Functional Drinks Market.

The Kavern

Sibannac has secured and almost completed renovating a retail location for the sale of our products in Old Town, Scottsdale. Located in Scottsdale, AZ, at the intersection of Miller and Indian School Roads, the company has secured a unique opportunity to open a retail store just minutes from our manufacturing facility and in the heart of bustling, Old Town, Scottsdale. The store is scheduled to be opened in the second quarter of 2024 when the Company has launched its new wellness brand. The store is approximately 450 square feet and is located in a small center adjoining a chiropractic practice. The lease is extremely favorable as it is a month-to-month tenancy, terminable only at the company’s discretion. The rent is well under market value at approximately $2/square foot, allowing the company to sell our products at retail margins that range from 100-1000%. The retail environment also provides a significant opportunity to engage with consumers, evaluate new products and gain valuable feedback. The Kavern will be focused on selling Kava and Kratom products, as well as our compliant line of CBD products and other supplements.

Online - Direct to Consumer via Cost Per Acquisition Model

The company has assembled a long-form product pitch with educational content marketed through email campaigns and banner ads through CPA (Cost Per Acquisition) partners.

Sibannac estimates it will pay between $90 - $105 for each “acquired” customer, each of whom is estimated to buy three products from the initial engagement, totaling an average of $160. The company has established relationships with the networks that provide the online traffic that results in converting online seekers into buyers. With product costs factored into the initial sale, there is limited profitability, but the strength of the model lies in the ability to build a stable, long-term customer base. From a cash flow perspective, we estimate that we are able to acquire buyers on terms, 4-7 days in arrears. This allows the company to charge the customer and use those funds to pay for the acquisition cost. Even in light of limited initial profitability, there is no “cash burn” in the CPA process.

Email Drip and Up-sells/Cross-sells and Partials

A “partial” sale occurs when a prospective customer begins the checkout process from the online sales offer but does not complete the purchase and leaves an abandoned shopping cart. Often, however, the customer provides sufficient contact information in the form of email and phone that allows a support representative to reach out in near real time in an effort to secure a product sale. The benefit of converting a partial sale is that there is no Cost Per Acquisition – in other words, no acquisition cost, because the publisher in this case did not provide a buyer.

Once acquired, the company will use outsourced customer service and sales support to manage inquiries and to sell new products and offer preferential terms on quantity discounts to existing customers. After the initial purchase, customers will receive a series of product information and sales emails through an “email drip” campaign. These emails are not only inexpensive but result in ongoing customer engagement and increased buying experiences. Once trust is established over a number of positive engagements and customer experience with our products, customers welcome new product offers and volume discounts.

Sales and Distribution

We will sell our proposed products through our e-commerce, direct, large retail chains, small chains and store fronts, and to retailers around the U.S. Customers can use credit cards for direct purchases from us. We are working to begin selling our potential products, using different sales techniques and optimizing our website. Customers who purchase a certain amount of our planned products receive free shipping and handling on their purchases. We cannot predict the likelihood of success in using these techniques.

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Industry Risks

Outside of the normal competitive landscape, as Sibannac develops innovative products and formulations, there are unknowns with regard to regulations of the functional drinks industry in general and regarding CBD, Kava and Kratom, specifically.

The FDA has not approved CBD, Kratom or Kava to be sold as a dietary supplement. While CBD, Kratom and Kava products are widely distributed and can be purchased online and through retail, the FDA has not approved CBD, Kratom or Kava as a supplement and this reality has delayed many large retailers and online sellers from marketing products. The positive takeaways from the current uncertainty are that there has not been any indication from the FDA that products will be removed from retail. Indeed, the only actions taken by FDA regarding industry brands involve mislabeling of product and unwarranted, unsupported product claims. In light of the current environment, Sibannac intends to continue to produce CBD, Kratom and Kava products, ensuring to the extent possible that all labeling reflects accurate ingredients and that no “drug” claims are being made.

With regard to Kratom, the FDA has an involved history with the industry. The Kratom plant - Mitragyna Speciosa – is a plant in the coffee family and originates from Southeast Asia, indigenous to Thailand, Indonesia, Malaysia and others. Kratom’s active compound is Mitragynine and has been used for centuries in Asian cultures to reduce inflammation and pain. At lower dosages, Kratom acts much like its coffee cousin, providing energy like caffeine. However, at higher doses, it is widely used to combat chronic pain. In the United States, it has developed a loyal and growing following from chronic pain sufferers as well as those attempting to stave off withdrawal symptoms from opioid addiction.

CBD, Kratom and Kava share some common market challenges, mainly involving the lack of current regulation, uncertainty in the classification of these substances as dietary supplements or other and lack of clinical trials to establish effective dosing and overall efficacy. Sibannac is approaching this uncertainty by establishing itself as an industry leader, ensuring that all products and raw materials are tested and manufactured in compliance with applicable laws and labeled and marketed accurately, without making any unsubstantiated claims. The Company plans to set up the physical layout of our facility, create operating procedures and record keeping in order to obtain an FDA facility number.

Consumers are consistently switching from carbonated drinks to water and healthy energy drinks. As a result, the beverage market has seen increased demand for enhanced water and other functional drinks. Overall, rapid urbanization, along with widening base of the middle-class population, has increased the demand for a variety of healthy beverages.

This higher demand for water and functional beverages has benefited the packaging industry. Moreover, increasing consumer demand for quality products, made from organic and naturally sourced ingredients, requires science-based formulations of effective products in the beverage industry. These factors have created growth potential for beverage packaging service providers who have the expertise and knowledge required to create successful products in an increasingly discerning market. In contrast to the energy and sports drink categories, functional drinks with nutraceutical formulations are designed to support consumer desire for establishing healthy lifestyle routines. Often formulated using herbs, botanicals, vitamins and minerals, these beverages are designed to support digestive wellness, reduce stress and improve sleep, as examples. We believe that the growth in healthy beverages and away from carbonated or sugary beverages will create opportunities for our company. We also believe that recent market trends will continue to grow as federal and state regulation for hemp derived CBD products, Kratom and Kava products are codified.

Suppliers

Some of our future products may be made by independent vendors, with third party lab tests for each individual product batch uploaded to our website. We will also purchase raw materials (hemp, Kratom, Kava, apricot seeds) and produce our own products. For products we do not produce ourselves we will select those potential products from select vendors based on a review of the quality and prices of those potential products. All ingredients that we purchase are purchased by and from the vendors. All products will be tested by third parties or by the vendors to ensure no presence of THC. We have not experienced nor are we aware of any shortages of supplies available.

NOHO Suppliers

We do not directly manufacture our products, but instead outsource the manufacturing process to third-party bottlers and contract packers.

The Company’s distribution strategy is grounded in providing access to the product by initially penetrating key strategic metropolitan service areas. The Company’s plan is focused on developing a deep, versus wide distribution channel, by engaging in strategic partnerships. The Company’s goal is to develop local markets, drive demand locally in each of these markets, and create strong brand awareness and consumer loyalty.

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Competition

CBD Competition

The online, Direct to Consumer environment for CBD offers is indeed highly competitive. However, the ability to develop an online offer that converts sales requires highly skilled designers with specific knowledge and experience in content creation and product placement. The online seller must also provide all support personnel from sales to customer service and CRM management. The entire platform involves many components and skilled execution that are unrelated. The ability to source these key services is rare. Moreover, as online traffic is the sales mechanism, relationships with reputable traffic providers is fundamental to success.

Good relationships are the bedrock of success in the online space. They not only ensure as much as possible that customers are legitimately acquired, and they also allow respected vendors like Sibannac to have payment terms. The ability to grow the customer base without having to finance the growth with the company’s funds is a significant advantage and allows the campaign to expand and scale quickly.

Sibannac has been approved by Square™ for credit card processing for CBD product sales. Credit card processing remains difficult to obtain for CBD companies as most processing solutions are done through conventional banks and payment platforms. Even though Industrial Hemp was removed as a controlled substance as part of the 2018 Farm Bill, banking of CBD businesses, as distinct from Marijuana dispensaries, remains clouded. As part of Square’s beta program, Sibannac is approved to sell compliant Hemp derived CBD products throughout the United States. Until banking and credit card processing become ubiquitous, most likely due to passage of the Safe Banking Act and related legislation as well as regulations specific to Hemp merchants, Sibannac will enjoy a less crowded competitive environment.

Functional Drink Competition

The beverage industry is highly competitive. A number of companies who market and distribute anti-hangover drinks have recently emerged, including Hangover Joe’s Recovery Shot, Security Feel Better – Anti-Hangover Drink, and Mercy Hangover Prevention, as well as such Kratom companies like Liquid Kratom, Krave Energy Drink, and VivaZen.

The principal areas of competition are pricing, packaging, development of new products and flavors as well as promotional and marketing strategies. Our Kratom, Kava and NOHO products compete with other functional drink and hangover related drinks produced by a number of companies, many of which have substantially greater financial, marketing and distribution resources than we do.

Important factors affecting our ability to compete successfully include taste and flavor of products, trade and consumer promotions, rapid and effective development and marketing of new, unique cutting edge products, attractive and different packaging, branded product advertising, and pricing. We also compete for distributors who will give our products more focus than those of our competitors, provide stable and reliable distribution and secure adequate shelf space in retail outlets. Competitive pressures in the “lifestyle,” “alternative” and “functional” beverage categories could cause our products to be unable to gain or to lose market share or we could experience price erosion, which could have a material adverse effect on our business and results of operations.

We are also subject to increasing levels of regulatory issues, particularly in relation to the registration and taxation of our products in certain new international markets, which may put us at a competitive disadvantage.

Manufacturing and Raw Materials

The Company relies on third parties and suppliers to provide raw materials and components and to mix and package the finished goods. Third parties also provide a significant portion of the Company’s order fulfillment, and distribution. In the future the Company plans to purchase its products in larger production batches thereby increasing production efficiency for the outsourced suppliers, which will reduce costs.

The Company uses third parties to manufacture its products and to provide raw materials. The third-party manufacturers are responsible for receipt and storage of raw material, production and packaging and labeling of finished goods. At present, the Company is dependent upon manufacturers for the production (manufacturing) of all of its CBD, Functional Drink and Mushroom products and the delivery of its raw Kratom and Kava materials. To the extent the manufacturer should discontinue the relationship with the Company; the Company’s sales could be adversely impacted. The Company believes at the present time it will be able to obtain the quantity of products and supplies it will need to meet orders.

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The Company’s Kratom and Kava products are produced at the DGS Manufacturing facility, a third party manufacturer pursuant to purchase orders without any long-term agreements. In the event that the current manufacturers are unable to meet supply or manufacturing requirements at some time in the future, the Company may suffer short-term interruptions of delivery of certain products while it establishes an alternative source. While management believes alternative sources are in most cases available and it plans to have also established working relationships with several third-party suppliers and manufacturers, none of these agreements are long-term. The Company also relies on third party carriers for product shipments, including shipments to and from distribution facilities. It is therefore subject to the risks, including employee strikes and inclement weather, associated with the third party’s ability to provide those services to meet the Company’s needs. Failure to deliver products in a timely matter would harm the Company’s reputation, business and results of operations.

Regulation

We face extensive government regulation both within and outside the U.S. relating to the development, manufacture, marketing, sale and distribution of our future products, software and services. We believe that we are in compliance, in all material respects, with such existing legislation and that prior to the operation of our facility, we will have all the required licenses to operate. The following sections describe certain significant regulations that we are subject to. These are not the only regulations that our businesses must comply with. For a description of risks related to the regulations that our businesses are subject to, please refer to the section entitled “Risk Factors—Risks Related to Our Businesses.”

Our operations are potentially subject to a complex web of Federal and state regulations that are evolving at a rapid rate. The USDA and FDA may change rules or enforcement proceedings at any time. We do not believe that current rules and enforcement have a significant potential impact because we only use Hemp Derived CBD which is Federally legal. As the legal landscape and understanding about the differences in hemp derived cannabinoids unfolds, it will be increasingly important to distinguish “cannabis” & “THC” (with noted varying degrees of psychotropic effects and deficits in executive function) from CBD. Our future products and messaging will be very clear and precise in announcing those differences and we make no claims of any “cures” or “specific ailment” remedies.

The principal uncertainties are whether regulators will, at any time, attempt to treat CBD products similarly to THC products.

Some states are considering various taxation of cannabis-related products. These considerations seem to range from routine sales taxes to taxes similar to those imposed on tobacco products. It is unclear whether products containing Hemp Derived CBD would fall under these tax plans if and when they are imposed.

IRS section 280E prevents cannabis companies from deducting expenses from their income, except for those considered cost of goods sold. No deduction or credit is allowed for any amount paid or incurred during the taxable year in carrying on any trade or business if such trade or business (or the activities which comprise such trade or business) consists of trafficking in controlled substances (within the meaning of schedule I and II of the Controlled Substances Act) which is prohibited by Federal law or the law of any State in which such trade or business is conducted. If this section is enforced against the Company even though its future products contain no THC or other illegal substance, it could create serious operating and cash flow problems in the future.

Federal Government Regulations

In 2014, the distinction between the use of Cannabis Sativa L. for medical, recreational, and industrial purposes was made via Section 7606 of the Agricultural Act of 2014, which cleared a legal path for industrial hemp to be grown in three limited circumstances, 1) by researchers at an institute of higher education, 2) by state departments of agriculture, or 3) by farmers participating in a research program permitted and overseen by a state department of agriculture.

In 2016 the DEA, U.S. Department of Agriculture, and the Food and Drug Administration (FDA) issued a joint statement detailing the guidelines for growth of industrial hemp as part of state-sanctioned research programs. Those guidelines state that hemp can only be sold in states with pilot programs, plants and seeds can only cross state lines as part of permitted state research programs, and seeds can only be imported by individuals registered with the DEA We believe the recent passage of the 2018 Farm Bill will allow the Company to expand its marketplace opportunities. On December 20, 2018, President Donald J. Trump signed into law the Agriculture Improvement Act of 2018, otherwise known as the “Farm Bill”. Prior to its passage, hemp, a member of the cannabis family, and hemp-derived CBD were classified as a Schedule I controlled substances, and so illegal under the CSA. With the passage of the Farm Bill, hemp cultivation is broadly permitted. The Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law.

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Under Section 10113 of the Farm Bill, hemp cannot contain more than 0.3 percent THC. THC refers to the chemical compound found in cannabis that produces the psychoactive “high” associated with cannabis. Any cannabis plant that contains more than 0.3 percent THC would be considered non-hemp cannabis—or marijuana—under federal law and would thus face no legal protection under this new legislation and would be an illegal Schedule 1 drug under the CSA.

Additionally, there will be significant, shared state-federal regulatory power over hemp cultivation and production. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of the United States Department of Agriculture (hereafter referred to as the “USDA”). A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally run program. This system of shared regulatory programming is similar to options states had in other policy areas such as health insurance marketplaces under the Affordable Care Act, or workplace safety plans under Occupational Health and Safety Act—both of which had federally-run systems for states opting not to set up their own systems.

The Farm Bill outlines actions that are considered violations of federal hemp law (including such activities as cultivating without a license or producing cannabis with more than 0.3% THC). The Farm Bill details possible punishments for such violations, pathways for violators to become compliant, and even which activities qualify as felonies under the law, such as repeated offenses.

One of the goals of the previous 2014 Farm Bill was to generate and protect research into hemp. The 2018 Farm Bill continues this effort. Section 7605 re-extends the protections for hemp research and the conditions under which such research can and should be conducted. Further, section 7501 of the Farm Bill extends hemp research by including hemp under the Critical Agricultural Materials Act. This provision recognizes the importance, diversity, and opportunity of the plant and the products that can be derived from it, but also recognizes that there is still a lot to learn about hemp and its products from commercial and market perspectives.

FDA Regulation of Hemp Extracts

The United States Food & Drug Administration (“FDA”) is generally responsible for protecting the public health by ensuring the safety, efficacy, and security of (1) prescription and over the counter drugs; (2) biologics including vaccines, blood & blood products, and cellular and gene therapies; (3) foodstuffs including dietary supplements, bottled water, and baby formula; and, (4) medical devices including heart pacemakers, surgical implants, prosthetics, and dental devices.

Regarding its regulation of drugs, the FDA process requires a review that begins with the filing of an investigational new drug (IND) application, with follow on clinical studies and clinical trials that the FDA uses to determine whether a drug is safe and effective, and therefore subject to approval for human use by the FDA.

Aside from the FDA’s mandate to regulate drugs, the FDA also regulates dietary supplement products and dietary ingredients under the Dietary Supplement Health and Education Act of 1994. This law prohibits manufacturers and distributors of dietary supplements and dietary ingredients from marketing products that are adulterated or misbranded. This means that these firms are responsible for evaluating the safety and labeling of their products before marketing to ensure that they meet all the requirements of the law and FDA regulations, including, but not limited to the following labeling requirements: (1) identifying the supplement; (2) nutrition labeling; (3) ingredient labeling; (4) claims; and, (5) daily use information.

The FDA has not approved cannabis, marijuana, hemp or derivatives as a safe and effective drug for any indication. As of the date of this filing, we have not, and do not intend to file an IND with the FDA, concerning any of our proposed products that contain CBD derived from industrial hemp or cannabis delivered in the State of California. Further, our proposed products containing CBD derived from industrial hemp are not marketed or sold using claims that their use is safe and effective treatment for any medical condition subject to the FDA’s jurisdiction.

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The FDA has concluded that products containing cannabis or industrial hemp derived CBD are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. The FDA’s position is that products containing cannabis, CBD or derivatives are Schedule 1 drugs under the Controlled Substances Act, and so are illegal. Our planned products containing CBD derived from industrial hemp or cannabis delivered in other States are not marketed or sold as dietary supplements. We believe that we are in compliance, in all material respects, with such existing legislation and that prior to the operation of our facility, we will have all the required licenses to operate. However, at some indeterminate future time, the FDA may choose to change its position concerning generally cannabis and products containing hemp derived CBD and may choose to enact regulations that are applicable to such products. In this event, our proposed industrial hemp-based products containing CBD and cannabis may be subject to regulation (See Risk Factors).

Functional Drink Regulations

The operation of our facility and the production, distribution and sale of our future products in the United States are subject to the Federal Food, Drug and Cosmetic Act; the Dietary Supplement Health and Education Act of 1994; the Occupational Safety and Health Act; the Lanham Act; Arizona’s Kratom Consumer Protection Act (A.R.S. 36-795), various environmental statutes; and various other federal, state and local statutes regulating the production, transportation, sale, safety, advertising, labeling and ingredients of such products. We believe that we are in compliance, in all material respects, with such existing legislation and that prior to the operation of our facility, we will have all the required licenses to operate.

In the future we plan to initiate development of nutritionally enhanced beverages. Nutritionally enhanced beverages are beverages that are fortified with vitamins and minerals for greater nutritional value. In addition to our NOHO AfterShot, Kratom and Kava products potentially being enhanced with vitamins and minerals, we also possibly plan, subject to compliance with applicable laws, to include CBD in our future functional drink products. However, we make no claim that that the addition of CBD to our future functional drink products in and of itself will make our future functional drink products nutritionally enhanced.

Our facility is subject to federal, state and local environmental laws and regulations. We do not expect that compliance with these provisions will have any material adverse effect on our financial or competitive position. We believe our future practices and procedures for the control and disposition of toxic or hazardous substances will comply in all material respects with applicable law.

Environmental Regulations

Our operations and properties are subject to laws and regulations relating to environmental protection, including those governing air emissions, water discharges and waste management, and workplace health and safety. In addition, certain of our proposed products are regulated by the U.S. Environmental Protection Agency and comparable state regulatory agencies. For a discussion of risks related to compliance with environmental and health and safety laws and risks related to past or future releases of, or exposures to, hazardous substances, please refer to the section entitled “Risk Factors—Risks Related to Our Businesses.”

Seasonality

We do not expect any seasonality in our business.

Property

Our mailing address is 8657 N. Caballo Cir., Paradise Valley, AZ 85258. Our main telephone number is (480) 407-6445. Our website is www.snncinc.com and our email address is info@snncinc.com.

The Company, through its Immersive Brands subsidiary leases commercial space in Oklahoma City, OK. The facility consists of an office warehouse and manufacturing space. It is approximately 6,000 square ft, and the term of the lease is for five years, from August 15, 2023 until August 31, 2028. The base rent is $6,500 per month. There are standard termination and default clauses as part of the lease agreement.

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Retail Space

The Company leases 450 sq. ft. of retail space in Old Town Scottsdale, AZ. This is the location of “The Kavern,” our Kava tea/bar and shop. . The lease rate is $750 per month, and there are 11 months remaining on the lease. The lease may be terminated at any time with thirty days’ notice.

Employees

Other than David Mersky our sole Officer and a Director we have no full-time and no part-time employees of our business or operations who are employed at will by Sibannac, Inc. We anticipate adding additional employees in the next 12 months, as needed. We do not feel that we would have any unmanageable difficulty in locating needed staff, in large part because of our Remote Work corporate structure that allows for location and time flexibility.

CEO Employment Agreement

On July 10, 2017, the Company and David Mersky, our CEO entered into an Officer Employment Agreement (Employment Agreement). The term of the Employment Agreement is for five (5) years. As per the Employment Agreement Mr. Mersky will be employed as the CEO of the Company, and as such will devote his efforts energies and skill to the discharge of the duties and responsibilities attributable to the CEO position with the Company. Mr. Mersky’s base salary as per the Employment Agreement is in the amount of One Hundred Seventy-Five Thousand Dollars ($175,000) per year, Mr. Mersky, will also be eligible for an annual incentive compensation bonus of up to Twenty-Five (25%) percent based upon measurable goals that are agreed to by the Board of Directors and Mr. Mersky, annually. Additionally as per the Employment Agreement the Employment Agreement will be reviewed yearly and there can be adjustments to the Base Salary and the award of Incentive Compensation on or before August 15th each year.

The foregoing description of the Employment Agreement does not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements, which was filed as Exhibit 6.1, to our Regulation A Offering, with the SEC on January 20, 2022, and is incorporated herein by reference.

Intellectual Property

We may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our proprietary technology, databases, and our brand.

In the future we will implement a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements will also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we will have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients include confidentiality and non-disclosure provisions.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury caused by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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MANAGEMENT

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The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of May 9, 2024:

As of May 9, 2024, the Sibannac, Inc. had 1 full-time employee (our Officer David Mersky), and no part-time employees. Mr. Stoll our Chief Marketing Officer is not compensated for his time at that position and there are no obligations or requirements of Mr. Stoll with the Company.

The directors and executive officers of the Company as of May 9, 2024, are as follows:

Name	Appointed On	Position	Age	Approx. Hour(s)Per Week
David Mersky, Esq.	July 10, 2017	President, CEO, CFO, Secretary Director	52	50
Eric Stoll	April 9, 2021	Chief Marketing Officer	51	35
Booker T. Evans, Jr. Esq.	May, 17, 2020	Director	77	1

David A. Mersky, 52, Chief Executive Officer and Director

Mr. Mersky earned his Bachelor of Science in Marketing from the prestigious Stern School of Business at New York University. Upon graduation he was accepted to Brooklyn Law School, where he earned his Juris Doctor degree. Mr. Mersky was admitted to the New York Bar as well as the Federal U.S. District Courts for the Eastern and Southern Districts of New York. David practiced commercial litigation as a trial lawyer in the greater New York City area prior to relocating to Arizona for an opportunity to explore the merchant services industry. In addition to conventional payment processing, David expanded into other financial services products and forged cross-marketing partnerships, eventually combining his background in marketing, law and merchant services to form Time Jump Investments, catering to brick-and-mortar merchants as well as online sellers. David brings his multi-faceted background and experience to Sibannac, as the company aggressively pursues an innovative business model in the alternative health and wellness space. Mr. Mersky has been the full time Chief Executive Officer of the Company, exclusively since assuming the position in 2017.

Eric Stoll, 51, Chief Marketing Officer

Mr. Stoll has operated Lifetime Branding Collaborative LLC, since 2016, as its founder and Chief Marketing Officer. During this time, he has been exclusively working in that capacity, responsible for the oversight of all creative and branding operations on behalf of the firm's clients. Mr. Stoll is a creative optimist who is supremely skilled in connecting brands with people. Eric’s natural energy for creativity, authenticity and humor has uniquely influenced his work. Success has grown from his ability to create long-lasting relationships and to translate the creative process into breakthrough design and storytelling for some of the world’s most recognizable brands including American Express and Converse. With 30 years of experience in the worlds of business and marketing, Eric has honed his capacity for blending commercial reality and cultural influence.

Booker T. Evans, Jr., Esq., 77, Director

Mr. Evans is a renowned trial attorney, having been a member of some of the leading law firms in the country over one of the most distinguished legal careers. Mr. Evan’s practice has been concentrated in commercial litigation and white- collar criminal defense, product liability, insurance matters, criminal and civil RICO cases, and health law matters. Booker has substantial civil and criminal trial experience, along with post-conviction case experience in the federal court system and is often retained in matters involving the Federal Sentencing Guidelines.

He has been named to Arizona’s Finest Lawyers, a Southwest Super Lawyer in Arizona, a Top 50 Super Lawyer and a Super Lawyer in White Collar Criminal Defense, a Top 100 Trial Lawyer and a Best Lawyer in America by US News & World Report.

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Prior to entering private practice, he served as a Chief Deputy District Attorney in Las Vegas, Assistant United States Attorney in Nevada and Arizona, and Corporate Counsel for Arizona Public Service Company. Mr. Evans continues to practice law in the Phoenix area.

______

In the ordinary course of business, the Board plans to maintain an independent compensation committee and an audit committee. At this time, our Board, as a whole, serves as its compensation committee and audit committee. Our Board has determined that none of the directors sitting on the audit committee qualify as a financial expert.

The primary function of the compensation committee is to review and make recommendations to the Board with respect to the compensation, including bonuses, of our officers. The functions of the audit committee are to review the scope of the audit procedures employed by our independent auditors, to review with the independent auditors our accounting practices and policies and recommend to whom reports should be submitted, to review with the independent auditors their final audit reports, to review with our internal and independent auditors our overall accounting and financial controls, to be available to the independent auditors during the year for consultation, to approve the audit fee charged by the independent auditors, to report to the board of directors with respect to such matters, and to recommend the selection of the independent auditors.

In the absence of a separate audit committee our Board of Directors functions as the audit committee and performs some of the same functions of an audit committee, such as recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management’s administration of the system of internal accounting controls.

None of our officers or directors in the last five years has been the subject of any  conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses), the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities; a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Other than the foregoing, there are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of the any class of the Company’s equity securities.

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EXECUTIVE COMPENSATION

______

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our named executive Officer paid by us during the year ended August 31, 2023, in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO), Chief Operating Officer (COO), President (P), and Executive Vice President (EVP).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

David Mersky,	2023	$175,000	0	0	0	0	0	0	$175,000
CEO, CFO, Secretary, Director	2022	$175,000	0	0	0	0	0	0	$175,000

James D. Staudohar, Former Director	2023	$0	0	0	0	0	0	0	$0
	2022	$0	0	0	0	0	0	0	$0

Booker T. Evans, Esq., Director	2023	$0	0	0	0	0	0	0	$0
	2022	$0	0	0	0	0	0	0	$0

Eric Stoll, CMO	2023	$0	0	0	0	0	0	0	$0
Former Director	2022	$0	0	0	0	0	0	0	$0

Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive Officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

No executive Officer received any equity awards, or holds exercisable or unexercisable options, as of the year ended August 31, 2023.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

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Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for our Director or executive Officer.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as Directors. The Board of Directors has the authority to fix the compensation of Directors. No amounts have been paid to, or accrued to, Directors in such capacity.

Director Independence

The Board of Directors is currently composed of 2 members. David Mersky, who does not qualify as an independent Director in accordance with the published listing requirements of the NASDAQ Global Market. Mr. Booker T. Evans, Esq., does qualify as independent Director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the Director is not, and has not been for at least three years, one of the Company’s employees and that neither the Director, nor any of his family members has engaged in various types of business dealings with us. In addition, the Board of Directors has not made a subjective determination as to the Director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director, though such subjective determination is required by the NASDAQ rules. Had the Board of Directors made these determinations, the Board of Directors would have reviewed and discussed information provided by the Director and the Company with regard to our Director’s business and personal activities and relationships as they may relate to the Company and its management.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. Shareholders can direct communications to David Mersky, our CEO, 8657 N. Caballo Cir., Paradise Valley,, Arizona 85258. Our main telephone number is (480) 407.6445. However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. David Mersky collects and evaluates all shareholder communications. All communications addressed to the Director and executive Officer will be reviewed by David Mersky unless the communication is clearly frivolous.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

___________

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Disclosure of Conflicts of Interest

Other than the aforementioned, there are no conflicts of interest between the Company and any of its officers or directors.

Stock Options

We have not issued and do not have outstanding any options to purchase shares of our Common Stock. We do not have any stock option plans.

Share Purchase Warrants

Commencing in the quarter ended February 28, 2022, the Company was approved to sell in a Regulation A public offering, units consisting of five (5) shares of its common stock and an accompanying Class A Warrant to purchase one (1) share of the Company’s common stock at a combined price of $0.15 per share.

The Company values its Class A Warrants at issuance using the Black-Scholes option pricing model. The key inputs to the valuation model include average volatility and an expected term of 2 years. The warrants are recorded in additional paid in capital at their initial fair value. They will not be remeasured in subsequent reporting periods.

On February 9, 2022, the Company issued 600,000 Class A Warrants that expire on February 10, 2024. The Company determined that the fair value of the Class A Warrants was $39,821.

On April 5, 2022, the Company issued 300,000 Class A Warrants that expire on April 6, 2024. The Company determined that the fair value of the Class A Warrants was $19,411.

On May 9, 2022, the Company issued 165,000 Class A Warrants expiring May 10, 2024. The Company determined that the fair value of the Class A Warrants was $10,951.

On June 29, 2022, the Company issued 260,000 Class A Warrants expiring June 30, 2024. The Company determined that the fair value of the Class A Warrants was $5,369.

On July 26, 2022, the Company issued 135,000 Class A Warrants expiring July 27, 2024. The Company determined that the fair value of the Class A Warrants was $963.

On August 11, 2022, the Company issued 70,000 Class A Warrants expiring August 12, 2024. The Company determined that the fair value of the Class A Warrants was $1,259.

On August 31, 2022, the Company made a year-end adjustment $11,017 in paid-in capital related to the warrants issued in the second quarter of FY 2022, resulting in an adjustment of the total carrying cost of all outstanding warrants by that amount, and credited to paid-in-capital. The total paid in capital for the quarter was not affected.

On September 14, 2022, the Company issued 433,335 Class A Warrants expiring September 15, 2024. The Company determined that the fair value of the Class A Warrants was $ 7,289.

On July 10, 2023, the Company issued 33,333 Class A Warrants expiring July 10, 2025. The Company determined that the fair value of the Class A Warrants was $ 599.

On July 12, 2023, the Company issued 73,333 Class A Warrants expiring July 12, 2025. The Company determined that the fair value of the Class A Warrants was $ 1,319.

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Indemnification of Directors and Officers

Our articles of incorporation provide that no Director or Officer shall be personally liable for damages for breach of fiduciary duty for any act or omission unless such acts or omissions involve intentional misconduct, fraud, knowing violation of law, or payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Our bylaws provide that we shall indemnify any and all of our present or former Directors and Officers, or any person who may have served at our request as Director or Officer of another corporation in which we own stock or of which we are a creditor, for expenses actually and necessarily incurred in connection with the defense of any action, except where such Officer or Director is adjudged to be liable for negligence or misconduct in performance of duty. To the extent that a Director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

We do not currently maintain standard policies of insurance under which coverage is provided (a) to our Directors, Officers, employees and other agents against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such Officers and Directors pursuant to the above indemnification provision or otherwise as a matter of law, although we may do so in the future.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

Review, Approval or Ratification of Transactions with Related Parties

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are transactions involving the issuer, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year-end for its last three fiscal years, except compensation awarded to executives.

Related Party Transactions

The Company has issued short term demand notes to the CEO and members of his immediate family in exchange for cash loans which are classified as Related Party Notes in the table below.

None of these loans pay or accrue interest.

	For the period ended
	08/31/2023	08/31/2022
Related Party Notes	$0	$11,762
Total	$0	$11,762

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As of November 30, 2022, the Company has issued short term demand notes to the CEO and members of his immediate family in exchange for cash loans which are classified as Related Party Notes in the table below. None of these loans pay or accrue interest.

	For the period ended
	11/30/2023	11/30/2022
Related Party Notes	$0	$11,762
Total	$0	$11,762

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Legal/Disciplinary History

None of Sibannac, Inc.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of Sibannac, Inc.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of Sibannac, Inc.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None of Sibannac, Inc.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Board Composition

Our board of directors currently consists of two members. Each director of the Company will serve until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairperson of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees, when established, will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering’s qualification, we plan on adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

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PRINCIPAL STOCKHOLDERS

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The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of May 9, 2024 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 109,649,538 shares of common stock deemed to be outstanding as of May 9, 2024.

The following table gives information on ownership of our securities as of May 9, 2024. The following lists ownership of our Common Stock and Preferred Stock by each person known by us to be the beneficial owner of over 5% of the outstanding Common and Preferred Stock, and by our officers and directors:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership Of Class	Common Stock Voting Percentage of Ownership
Directors and Officers:
David Mersky, CEO, CFO, Secretary, Director	5,000,000 Series A Preferred	100%	51%	(2)
	31,666,667 Common	29%	29%	(3)

Booker T. Evans, Esq., Director	0	0%	0%

MDHC Johnson Family Partnership(4)	18,000 Series B Preferred	18%	2%	(3)
	1,000,000 Common	.9%	.9%
	103,930 Series D Preferred	42%	6%

Eric Stoll - Chief Marketing Officer (CMO)	80,000 Series B Preferred	82%	9%	(3)

Rubicon Peak Capital, LLC (5)	146,305 Series D Preferred	58%	8%

All executive officers and directors as a group (3 persons)			29% Common Stock
			100% Series A Preferred
			82% Series B Preferred
			65% (2) Total Common Vote

_____________

(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2)	Based upon a total of 114,000,000 Series A Preferred Stock votes when considering Series A Preferred Stock voting designation.

(3)	Based upon 109,649,538 common shares issued and outstanding, without conversions as of May 9, 2024.

(4)	MDHC Johnson Family Partnership is controlled by Brian Timmerman.

(5)	Rubicon Peak Capital, LLC is controlled by John Shebanow.

55

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Other than as reported herein, during the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

DESCRIPTION OF SECURITIES

______

The Company’s Authorized Stock

We are authorized to issue Three Hundred Million (300,000,000) shares of common stock with a par value of $0.001 per share (the “Common Stock”) of which Ten Million (10,000,000) shares are authorized as preferred stock. (the “Preferred Stock”), of which 10,000,000 such shares have been designated as Preferred Stock. Each share of common stock is entitled to one vote per share of common stock.

Series A Convertible Preferred Stock. The Company is currently authorized to issue 5,000,000 shares which have been issued. This class has no conversion rights and provides a 51% voting majority on all matters before the shareholders. As of May 9, 2024, 5,000,000 shares of Series A Convertible Preferred Stock were issued and outstanding.

Series B Convertible Preferred Stock. The Company is currently authorized to issue up to 400,000 shares of Series B Convertible Preferred Stock, par value $0.001 per share. Series B Convertible Preferred Stock shall be convertible by calculating eighty-percent (80%) of the closing stock price of the Company’s Common Stock on the five (5) trading days prior to the date of any Conversion Demand, divided into the Face Value (the “Conversion Ratio”). Any fractional shares calculated and issued pursuant to this Section 5 shall be rounded up to the nearest whole share. The minimum conversion ratio shall be twenty (20) shares and the maximum conversion ratio shall be one hundred (100) shares. In no event may a holder of any Series B Convertible Preferred Stock be able to convert and own more than 4.9% of the currently issued and outstanding shares of the Company at any time. The Series B Convertible Preferred Stock receives an eight percent (8.0%) quarterly dividend on its face value ($5.00) payable in cash or Series B Convertible Preferred Stock at the Company’s sole discretion. These shares have no common stock voting rights but may vote as to amendments or adjustments relating to the Series B Convertible Preferred Stock. As of May 9, 2024, 99,500 shares of Series B Convertible Preferred Stock were issued and outstanding.

Series D Convertible Preferred Stock. The Company is currently authorized to issue up to 1,200,000 shares of Series D Convertible Preferred Stock, par value $0.001 per share, convertible at a ratio of 1 share of Series D Convertible Preferred Stock for 60 shares of common stock. In no event may a holder of any Series D Convertible Preferred Stock be able to convert and own more than 9.9% of the currently issued and outstanding shares of the Company at any time. The Series D Convertible Preferred Stock receives an eight percent (8.0%) quarterly dividend on its face value ($1.00) payable in cash or Series D Convertible Preferred Stock at the Company’s sole discretion. These shares have no common stock voting rights but may vote as to amendments or adjustments relating to the Series D Convertible Preferred Stock. As of May 9, 2024, 250,236 shares of Series D Convertible Preferred Stock were issued and outstanding.

Common Stock

No shareholders of the Corporation holding Common Stock have any preemptive or other right to subscribe for any additional unissued or treasury shares of stock or for other securities of any class.

Subject to the rights of the holders of Preferred Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board from time to time out of assets of funds of the Corporation legally available, therefore.

Cumulative Voting. As per our ByLaws, Stockholders may not use cumulative voting elections when electing Directors.

Except as otherwise required by Nevada corporation law, the Articles of Incorporation, or any designation for a class of Preferred Stock (which may provide that an alternate vote is required), (i) all shares of capital stock of the Corporation shall vote together as one class on all matters submitted to a vote of the shareholders of the Corporation; and (ii) the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the applicable matter shall be required for approval of such matter.

Adoption of Bylaws. In the furtherance and not in limitation of the powers conferred by statute and the Articles of Incorporation, the Board is expressly authorized to adopt, repeal, rescind. alter or amend in any respect the bylaws of the Corporation.

56

Shareholder Amendment of Bylaws. The Bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.

Removal of Directors. Except as may otherwise be provided in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, any director may be removed from office only by the affirmative vote of the holders of not less than a majority of the voting power of the issued and outstanding stock entitled to vote. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.

Preferred Stock

Series A Convertible Preferred Stock: The Company is currently authorized to issue 5,000,000 shares which have been issued. This class has no conversion rights and provides a 51% voting majority on all matters before the shareholders. As of February 1, 2024, 5,000,000 shares of Series A Convertible Preferred Stock were issued and outstanding.

Series B Convertible Preferred Stock. The Company is currently authorized to issue up to 400,000 shares of Series B Convertible Preferred Stock, par value $0.001 per share. Series B Convertible Preferred Stock shall be convertible by calculating eighty-percent (80%) of the closing stock price of the Company’s Common Stock on the five (5) trading days prior to the date of any Conversion Demand, divided into the Face Value (the “Conversion Ratio”). Any fractional shares calculated and issued pursuant to this Section 5 shall be rounded up to the nearest whole share. The minimum conversion ratio shall be twenty (20) shares and the maximum conversion ratio shall be one hundred (100) shares. In no event may a holder of any Series B Convertible Preferred Stock be able to convert and own more than 4.9% of the currently issued and outstanding shares of the Company at any time. The Series B Convertible Preferred Stock receives an eight percent (8.0%) quarterly dividend on its face value ($5.00) payable in cash or Series B Convertible Preferred Stock at the Company’s sole discretion. These shares have no common stock voting rights but may vote as to amendments or adjustments relating to the Series B Convertible Preferred Stock. As of February 1, 2024, 99,500 shares of Series B Convertible Preferred Stock were issued and outstanding.

Series D Convertible Preferred Stock. The Company is currently authorized to issue up to 1,200,000 shares of Series D Convertible Preferred Stock, par value $0.001 per share, convertible at a ratio of 1 share of Series D Convertible Preferred Stock for 60 shares of common stock. In no event may a holder of any Series D Convertible Preferred Stock be able to convert and own more than 9.9% of the currently issued and outstanding shares of the Company at any time. The Series D Convertible Preferred Stock receives an eight percent (8.0%) quarterly dividend on its face value ($1.00) payable in cash or Series D Convertible Preferred Stock at the Company’s sole discretion. These shares have no common stock voting rights but may vote as to amendments or adjustments relating to the Series D Convertible Preferred Stock. As of February 14, 2024, 250,236 shares of Series D Convertible Preferred Stock were issued and outstanding.

The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board in its sole discretion. Authority to do so being hereby expressly vested in the Board. The authority of the Board with respect to each such series of Preferred Stock will include, without limiting the generality of the foregoing, the determination of any or all of the following:

The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series: (1) the voting powers, if any, of the shares of such series and whether such voting powers are full or limited: (2) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid; (3) whether dividends, if any, will be cumulative or noncumulative, the dividend rate or rates of such series and the dates and preferences of dividends on such series: (4) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of. the Corporation: (5) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes of any other series of the same other any other class or classes of stock or any other security, of the Corporation or any other corporation or entity, and the rates or other determinants of conversion or exchange applicable thereto; (6) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity; (7) the provisions, if any. of a sinking fund applicable to such series: and (8) any other relative, participating, optional or other powers, preferences or rights, and any qualifications, limitations or restrictions thereof. of such series.

NOTE: Our Units in this Offering constitute shares and warrants. We intend to apply to FINRA for trading approval of the Units, and the warrants separately. We also shall allow the Units to be separated into the components of shares and warrants, and if separated will no longer be a “Unit.”

57

Warrants

We currently have authorized a class of warrants, Class A, to be issued as part of this Offering. The basic provisions of the Class A warrants are as follows:

Class A Warrants Included in Units Issuable in this Offering

The Warrants to be issued as part of this Offering will be designated as our “Class A” Warrants. These Warrants will be separately transferable following their issuance and through their expiration two (2) years from the date of issuance. Each Warrant will entitle the holder to purchase one share of our common stock at an exercise price of $0.06 per Warrant through its expiration. There is no public trading market for the Warrants and there can be no assurances that one will develop. The common stock underlying the Warrants, upon issuance, will also be traded on the Over the Counter (OTC) Market under the symbol ‘SNNC.’

All Warrants that are purchased in the Offering as part of the Units will be issued in book-entry, or uncertificated, form meaning that you will receive a DRS account statement from our transfer agent reflecting ownership of Warrants if you are a holder of record. The Subscription Agent will arrange for the issuance of the Warrants as soon as practicable after the closing, which will occur as soon as practicable after the Offering has expired but which may occur up to five business days thereafter. At closing, all prorating calculations and reductions contemplated by the terms of the Offering will have been effected and payment to us for the subscribed-for Units will have cleared. If you hold your shares of common stock in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the Warrants you purchased in the Offering.

Exercisability

Each Warrant will be exercisable at any time and will expire two years from the date of issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of shares of our common stock purchased upon such exercise, except in the case of a cashless exercise as discussed below. The number of shares of common stock issuable upon exercise of the Warrants is subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock. If we effect a merger, consolidation, sale of substantially all of our assets, or other similar transaction, then, upon any subsequent exercise of a Warrants, the Warrant holder will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon exercise in full of the Warrant.

Exercise Price

Each Warrant represents the right to purchase one share of common stock at an exercise price of $0.06 per Warrant. In addition, the exercise price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations, or reclassification.

Transferability

Subject to applicable laws, the Warrants may be offered for sale, sold, transferred, or assigned without our consent. There is currently no established trading market for the Warrants. There are no assurances that an active trading market will develop or be sustained for the Warrants.

Rights as Stockholder

Except as set forth in the Warrant, the holder of a Warrant, solely in such holder’s capacity as a holder of a Warrant, will not be entitled to vote, to receive dividends, or to any of the other rights of our stockholders.

Redemption Rights

We may redeem the warrants for $0.01 per warrant if our common stock closes above $.50 per share for twenty (20) consecutive trading days.

Amendments and Waivers

The provisions of each Warrant may be modified or amended or the provisions thereof waived with the written consent of us and the holder.

The Warrants will be issued pursuant to a warrant agent agreement by and between us and TranShare Corporation, the intended warrant agent.

58

DIVIDEND POLICY

______

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

______

Current Offering

Sibannac, Inc. (“SNNC,” “We,” or the “Company”) is offering up to $4,050,000 total of Units, each Unit consisting of five shares of Common Stock, $0.001 par value and one warrant, par value $0.001 (the “Units” or collectively the “Securities”).

Transfer Agent

Our transfer agent is TranShare Corporation, whose address is 17755 North US Highway 19, Suite 140, Clearwater, FL 33764, telephone number is (303) 662-1112, and the website is www.transhare.com.

The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

SHARES ELIGIBLE FOR FUTURE SALE

_____

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

59

LEGAL MATTERS

_____

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Carl Ranno, Esq. of Phoenix, AZ.

EXPERTS

______

The financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed by an independent accountant.

WHERE YOU CAN FIND MORE INFORMATION

______

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

60

Sibannac, Inc.

TABLE OF CONTENTS

(UNAUDITED)

For the Period Ended November 30, 2023

For the Year Ended August 31, 2023

F-1

Sibannac, Inc.

Balance Sheet

November 30, 2023, 2022

(Unaudited)

	November 30, 2023	November 30, 2022
ASSETS
CURRENT ASSETS:
Cash	$4,522	$9,880
Accounts receivable	4,022	9,023
Inventory	36,246	36,866
Total current assets	44,790	55,769

OTHER ASSETS:
Equipment	6,115	7,615
Investments	796,760	767,451
Website costs	330,210	330,210
Note receivable	5,000	–

Total assets	$1,182,875	$1,161,045

LIABILITIES
CURRENT
Accounts payable	$77,885	$10,000
Accrued compensation to officer and director	234,104	121,994
Unissued capital stock	264,452	126,352
Total current liabilities	576,441	258,346

LONG TERM
Debentures payable	105,500	155,500
Convertible notes payable	–	46,000
Notes payable	452,575	320,500
Accrued interest	92,284	51,381
Total Liabilities	1,226,800	831,727

STOCKHOLDERS' EQUITY
Preferred stock	5,350	5,481
Common stock	109,649	80,143
Additional paid-in capital	4,619,472	4,497,265
Warrants	75,964	74,046
Accumulated (deficit)	(4,854,360)	(4,327,617)
Total stockholders' equity	(43,925)	329,318

Total liabilities and stockholders' equity	$1,182,875	$1,161,045

See accompanying notes to these unaudited consolidated financial statements

F-2

Sibannac, Inc.

Income Statements

(Unaudited)

	For the three months ended
	November 30,
	2023	2022

Total sales revenue	$0	$0
Total cost of sales	0	0

GROSS PROFIT	0	0

OPERATING EXPENSES
General and administrative	3,507	15,574
Sales and marketing	1,225	1,271
Professional fees	15,000	19,793
Officer and director compensation	35,700	36,700
Rent & utilities	8,218	24,466
Website development expenses	0	1,200
Total operating expenses	63,650	99,004

TOTAL OPERATING INCOME (LOSS)	(63,650)	(99,004)

OTHER INCOME AND (EXPENSE)
Interest income	0	1,870
Gain from discontinued operations	0	134,187
Interest expense	(10,278)	(5,383)
Gain on extinguishment of debt	0	0
Net (loss)	$(73,928)	$31,670

(Loss) per share
Basic	$(0.001)	$0.001
Diluted	$(0.001)	$0.001
* Unissued common shares are anti-dilutive.

Wtd Avg Shares Outstanding	109,649,538	61,401,773

See accompanying notes to these unaudited consolidated financial statements.

F-3

Sibannac, Inc.

Statement of Changes in Stockholders’ Equity

(Unaudited)

	Preferred Shares	Amount	Common Shares	Amount	Paid-In Capital	Stock Warrants	Unrealized Gain (Loss)	Accumulated (Deficit)	Total

Balance at August 31, 2021	5,020,500	$5,021	26,218,712	$26,218	$2,519,415	$0	$0	$(3,766,330)	$(1,215,676)
Preferred B issuance for debt	80,000	80			399,920				400,000
Preferred D issuance for debt	485,681	485			485,196				485,681
Common stock for services			100,000	100	2,900				3,000
Forgiveness of government loan					3,000				3,000
Common stock issued for debt			37,723,001	37,723	882,377				920,100
Units issued under Regulation A			7,650,000	7,650	155,092	66,758			229,500
Preferred B converted for common	(1,000)	(1)	57,693	58	(56)				1
Preferred D converted for common	(103,779)	(104)	6,226,740	6,227	(6,124)				(1)
Net (loss) for year ended August 31, 2022								(592,957)	(592,957)
Balance at August 31, 2022	5,481,402	5,481	77,976,146	77,976	4,441,720	66,758	0	(4,359,287)	232,648

Shares issued in Reg A offering	0	0	2,700,005	2,700	69,094	9,206	0	0	81,000
Common stock issued for debt	0	0	3,573,347	3,573	46,427	0	0	0	50,000
Preferred D converted for common	(131,666)	(131)	7,900,020	7,900	(7,769)				0
Common stock for services			17,500,020	17,500	70,000				87,500
Net (loss) for year ended August 31, 2023								(421,145)	(421,145)
Balance at August 31, 2023	5,349,736	5,350	109,649,538	109,649	4,619,472	75,964	0	(4,780,432)	30,003

Net (loss) for period ended Nov 30, 2023								(73,928)	(73,928)
Balance at November 30, 2023	5,349,736	$5,350	109,649,538	$109,649	$4,619,472	$75,964	$0	$(4,854,360)	$(43,925)

See accompanying notes to these unaudited consolidated financial statements.

F-4

Sibannac, Inc.

Statement of Cash Flows

(Unaudited)

	For the three months ended
	November 30,
OPERATING ACTIVITIES	2023	2022
Net (loss) for the period	$(73,928)	$31,670
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Changes in assets and liabilities:
(Incr)/decr - Inventory	0	(620)
(Incr)/decr - accounts receivable	0	(5,001)
(Incr)/decr - note receivable	0	5,000
(Incr)/decr - investments	691	0
Incr/(decr) in accounts payable	10,300	(1,955)
Incr/(decr) in accrued compensation	31,100	23,463
Incr/(decr) in accrued interest	10,277	7,253
Incr/(decr) in due to related party	0	(11,762)
Incr/(decr) - unissued common stock	15,000	(45,000)
Net cash (used in) provided by operating activities	(6,560)	3,048

INVESTING ACTIVITIES
Acquisition of Vestra	0	(132,251)
Net cash (used in) provided by operating activities	0	(132,251)

FINANCING ACTIVITIES
Cash from Reg A offering	0	65,000
Cash from issuance of notes payable	11,075	60,000
Net cash (used in) provided by financing activities	11,075	125,000

INCREASE (DECREASE) IN CASH	4,515	(4,203)
CASH, BEGINNING OF PERIOD	7	14,083
CASH, END OF PERIOD	$4,522	$9,880

NON-CASH TRANSACTIONS IN COMMON SHARES

NONE

See accompanying notes to these unaudited consolidated financial statements.

F-5

Sibannac, Inc.

Notes to Unaudited Financial Statements

For the Periods Ended November 30, 2022, and November 30, 2023

NOTE	1. BASIS OF PRESENTATION AND NATURE OF BUSINESS

Nature of Business

Sibannac, Inc. (“Sibannac” or “Company” or “we”) was incorporated in June 1999 in the State of Nevada as Naprodis, Inc. On August 25, 2014, the Company transferred all its assets to Naprodis, Inc., a Colorado corporation (“Colorado Naprodis”). On November 25, 2014, the Company changed its name to Sibannac, Inc.

On July 17, 2017, the Company acquired Imbutek Inc., including its Plan of Operation (the “Plan”), and its sole shareholder became the President of the Company. The Company is preparing and packaging health products for wholesalers and retail under the Plan.

Basis of Presentation

The Company prepared the accompanying unaudited financial statements. Management has made all adjustments necessary to present the financial position fairly, results of operations and cash flows for the stated periods. Except as described below, these adjustments consist only of regular and recurring adjustments. Management has omitted certain note disclosures that typically would be included in audited financial statements prepared under generally accepted accounting principles in the United States of America.

Going Concern

The Company prepares its financial statements using generally accepted accounting principles in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company cannot obtain sufficient capital, it could be forced to cease operations. To continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plans to obtain such resources for the Company include (1) obtaining capital from Management and significant shareholders sufficient to meet its minimal operating expenses or (2) seeking out and completing a merger with an existing operating company. However, Management cannot provide any assurances that the Company will accomplish any of its plans.

The ability of the Company to continue as a going concern depends on its ability to accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company cannot continue as a going concern.

F-6

NOTE	2. CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents. At certain times, cash in banks may exceed the amount covered by FDIC insurance.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures” for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. FASB ASC 820-10 defines fair value as the price received for an asset or the exit price paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Observable inputs (other than Level 1 prices (quoted prices for similar assets or liabilities; quoted prices in markets) that are not active or other observable inputs or can be corroborated by observable market data for substantially the entire term of the related assets or liabilities).

Level 3: Unobservable inputs (those supported by little or no market activity and significant to the fair value of the assets or liabilities).

The Company determines the fair value and accounting treatment of options and warrants per the provisions of ASC 480.

As of November 30, 2023, all the Company’s financial instruments are recorded at fair value.

Accounts Receivable and concentration of credit risk

The Company extends unsecured credit to its customers in the ordinary course of business. Accounts receivable related to product sales are recorded when services are delivered, and payment is reasonably assured. Product sales are generally collected 30 to 60 days after receiving the invoice. Periodically, the Company evaluates its receivables and establishes allowances based on historical experience and other currently available information.

Inventories

The Company extends unsecured credit to its customers in the ordinary course of business. Accounts receivable related to product sales are recorded when services are delivered, and payment is reasonably assured. Product sales are generally collected 30 to 60 days after receiving the invoice. Periodically, the Company evaluates its receivables and establishes allowances based on historical experience and other currently available information. There was no allowance as of November 30, 2023.

F-7

Revenue Recognition

The Company has adopted ASC Topic 606, “Revenue from Contracts with Customers” (“ASC 606”,) and all the related amendments. The Company elected to adopt this guidance using the modified retrospective method. The adoption of this guidance did not have a material effect on the Company’s financial position, results of operations, or cash flows.

The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than required under U.S. GAAP (including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation).

None of the Company’s revenue represents an obligation to perform services. Since the Company’s revenue is generated via multiple small buyers and online, the Company does not have material contract assets or liabilities that fall under ASC 606.

The Company recognizes revenue as goods are sold considered complete upon successful delivery of the product to the customer. The Company has no further performance obligations, and collection is assured as the Company is paid 100% of the retail price of its products when they are sold.

The Company’s revenues accounted for under ASC 606 do not require significant estimates or judgments based on the nature of the Company’s revenue stream. The sales price is generally fixed at the point of sale and all consideration from the sale is included in the transaction price. The Company’s sales do not include multiple performance obligations or variable consideration.

Income taxes

The Company account for income taxes in accordance with ASC 740-10, Income Taxes. The Company recognizes deferred tax assets and liabilities to reflect the estimated future tax effects, calculated at currently effective tax rates, of future deductible or taxable amounts attributable to events that have been recognized on a cumulative basis in the consolidated financial statements. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates of the date of enactment.

ASC 740-10 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition issues. The Company classify interest and penalties as a component of interest and other expenses. To date, there have been no interest or penalties assessed or paid.

The Company measure and record uncertain tax positions by establishing a threshold for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Only tax positions meeting the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized.

The Company had no income tax provision for the periods ended August 31, 2023, and August 31, 2022, due to recurring net losses.

F-8

Loss per share

ASC 260-10 “Earnings Per Share” requires the Company to calculate its net income (loss) per share based on basic and diluted net income (loss) per share, as defined. Basic EPS excludes dilution and is computed by dividing net income (loss) by the weighted average number of shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. The dilutive effect of outstanding options and warrants issued by the Company, are reflected in diluted EPS using the treasury stock method. Under the treasury stock method, options and warrants will generally have a dilutive effect when the average market price of common stock during the period exceeds their exercise price. The dilutive effect of outstanding convertible debt issued by the Company is reflected in diluted EPS using the if-converted method. For periods of net loss, basic and diluted EPS are the same as the assumed exercise of stock options and warrants and the conversion of convertible debt are anti-dilutive. Unissued common shares and convertible instruments are not included in the calculation of EPS because they would be anti-dilutive because of the loss per share.

Stock Warrants

On February 7, 2022, the Company registered a public offering with the Securities and Exchange Commission under Regulation A. The offering is for 27,000,000 Units priced at $.15 per Unit. Each Unit consists of five (5) shares of common stock and an accompanying warrant (the “Class A Warrant(s)”) to purchase one (1) share of the Company’s common stock at $.20 per share. Each Class A Warrant expires two (2) years after issuance and is immediately exercisable.

The Company evaluated the Class A Warrants for liability or equity classification in accordance with the provisions of ASC 480, Distinguishing Liabilities from Equity, and determined that equity treatment was appropriate because the Class A Warrants do not meet the definition of liability instruments.

The Class A Warrants are classified as a component of permanent equity because they are freestanding financial instruments that are legally detachable and separately exercisable from the shares of common stock with which they were issued, are immediately exercisable, do not embody an obligation for the Company to repurchase its shares, and permit the holders to receive a fixed number of shares of common stock upon exercise. In addition, the Class A Warrants do not provide any guarantee of value or return.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position, or cash flow.

NOTE	3. WEBSITE COSTS

During the year ended August 31, 2021, the Company incurred $830,210 in development costs for the purpose of completing the brand builds for rad8Life™, Cherryology™ and The Campus Co. platform (“Campus”).

Campus is the entry point for all new relationships with Sibannac. This included all basic contract manufacturing, logistics, and fulfillment, as well as brand building, product design and website creation and social media services.

Cherryology™ was created because of the Company’s experience in creating brands to fit identified demographics and designed to appeal to consumers. These costs have been capitalized and will be amortized when development of the entire project is completed.

On June 17, 2021, in a related party transaction, the Company sold the rad8Life™ brand and rad8life.com site to Noho, Inc., for Series B Preferred shares valued at $500,000, which reduced Website Costs held on the Company’s books to $330,210. However, on November 8, 2022, the Company reacquired the rad8Life™ brand and rad8life.com from Noho, Inc., together with its hangover beverage IP.

F-9

NOTE	4. INVESTMENTS

During the year ended August 31, 2021, the Company established Vestra, LLC. Vestra is a special purpose LLC established to hold the rad8Life™ brand and operate the site rad8life.com for the sale of Delta 8 THC products and may be expanded to cover other products. On June 17, 2021, in a related party transaction, the Company sold Vestra to Noho, Inc., for 2,000,000 shares of Noho, Inc. Series B Preferred shares valued at $500,000. On June 9, 2022, the Company converted all 2,000,000 shares of Noho, Inc. Series B Preferred held by it into 280,000,000 shares of Noho, Inc. Common Stock. The Company is holding the shares as an investment.

On November 8, 2022, the Company reacquired the rad8Life™ brand and rad8life.com from Noho, Inc., together with Noho, Inc. hangover beverage assets in exchange for the assumption of $300,000 in debt and the cancellation of certain liabilities owed by Noho to the Company for a net value of $267,451.

On June 20, 2023, the Company and two other parties entered into an operating agreement for Curidol Holdings, LLC (“Curidol”) a minority owned subsidiary of the Company. Curidol intends to, and is in the process of, developing a multifunctional retail space used as a tea bar/retail shop at our Scottsdale, AZ location, and is named the Kavern. Curidol has raised the funds needed to complete and purchase inventory for the Kavern through Mr. Crosno’s contribution, and SNNC will produce, through DGS, the Kava and Kratom products for the bar. We intend for the Kavern to be a relaxing, tranquil environment where people can come in, kick back, drink some Kava/Kratom tea, and relax within a non-judgmental, friendly, and welcoming environment.

Owner 1 – William Crosno (40%) - will serve as General Manager. In charge of store/s and all employees (hiring/training/payroll/build outs/stocking/purchasing/inventory management.)

Owner 2 - SNNC - (40%) - Provides facility for product manufacturing, aids in marketing, increase traffic, press releases, managing and increasing SNNC stock value.

Owner 3 – (Direct Global Supply, LLC, managed by Boyd Easly) - (20%) - Manufacturer and supplier of goods. All bulk and finished goods/products (Raw materials, brewed products, recipes, bottled and packaged goods, etc.) Help manage store/s, Build outs, manufacturing inventory, forecasting, expansion to more locations, marketing, branding, wholesale, distribution.

NOTE RECEIVABLE AND PUT PAYABLE

As part of the acquisition of Apollo Media Network, Inc. (“Apollo”) on August 31, 2015, the Company received a $250,000 promissory note from the principal of Apollo (the “Maker”) due and payable to the Company on August 31, 2023 (the “Note”). The Note is secured by a pledge of 1,400,000 shares of the Company’s common stock that were owed to the Maker as part of the acquisition. The Note accrues interest at an annual rate of 1.59% and may be repaid, at the Maker’s discretion, in cash or through the exercise of a concurrently issued Put Option.

The Put Option allowed the Maker to put the 1,400,000 common shares liability to the Company which would fully satisfy the Note, plus any accrued interest at the time of exercise irrespective of the market price of the common shares at the time of the exercised option. The Note and Put Option are linked to one another and, with the exception of any unrealized gain (loss), will offset each other should the holder elect to exercise the put option. Upon exercise, no cash will exchange hands, but the asset, interest and offsetting equity reserves will be adjusted on the Company’s books at that time.

At any time prior to the due date of the Note, the Maker could satisfy the note and accrued interest in cash in exchange for the delivery of 1,400,000 common shares. The offsetting equity reserves would be adjusted on the Company’s books at that time, if the Maker elects to pay the Note in cash.

The Company had discounted the net realizable value of the note receivable and accrued interest receivable on August 31, 2021, to the market value of the 1,400,000 pledged shares.

In May of 2021, the Company received notice that the holder had elected to exercise his option to put the shares and, as a result, the Company wrote off the Note, cancelling the holder’s claim on the 1,400,000 shares; however, the Company was obligated to issue 1,400,000 shares to satisfy the Apollo Acquisition Debenture which had been accrued as an Unissued Capital Stock liability. The 1,400,000 were issued on February 9, 2022.

F-10

NOTE	5. UNISSUED CAPITAL STOCK

As of November 30, 2023, the Company has an Unissued Capital Stock liability of $249,452, as per the table below:

Unissued Common Shares				Unissued Preferred Shares
Date	Paid	Price ($)	Shares	Date	Paid	Price ($)	Shares	Class
06/29/17	$28,000	0.0483	580,000	01/20/21	$5,000	5.00	1,000	B
06/29/17	5,202	0.0193	270,000	02/05/21	9,000	5.00	1,800	B
04/04/19	10,000	0.0500	200,000	02/22/21	6,000	5.00	1,200	B
07/22/20	60,000	0.0600	1,000,000	02/25/21	3,150	5.00	630	B
06/13/23	3,100	0.0050	620,000	06/01/23	55,000	1.00	55,000	D
06/20/23	20,000	0.0100	2,000,000	08/31/23	35,000	1.00	35,000	D
06/20/23	10,000	0.0100	1,000,000	11/30/23	15,000	1.00	15,000	D
	$136,302		5,670,000		$113,150		94,630

NOTE	6. DEBENTURES AND NOTES PAYABLE

15% Convertible Debentures

The Company following 15% Convertible Debentures were outstanding during the last two completed fiscal years and the first nine months of the current fiscal year:

Debenture	Issue Date	Maturity Date	Principal ($)	Balance ($)	Interest rate	Conversion Terms
1	12/04/17	12/04/20	$200,000	$–	15%	See Note 1
2	07/30/18	07/30/21	50,000	–	15%	See Note 1
3	02/27/19	02/27/20	50,000	50,000	15%	$0.05 per share
4	06/21/19	06/21/20	15,000	–	15%	Not Convertible
5	07/16/19	07/16/20	17,500	–	15%	Not Convertible
6	08/29/19	08/29/20	30,000	–	15%	Not Convertible
7	10/31/19	05/01/20	95,000	–	15%	See Note 1
8	01/27/20	07/27/20	40,000	–	15%	See Note 1
9	06/30/21	06/30/22	100,000	50,000	15%	See Note 2
10	05/13/22	05/13/23	5,500	5,500	15%	See Note 3
			$603,000	$105,500

Note 1:	The "Variable Conversion Price" shall mean 70% multiplied by the Market Price (as defined herein) (representing a discount rate of 30%).“Market Price” means the average of the lowest three (3) Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date.
Note 2	The "Variable Conversion Price" shall mean 55% multiplied by the Market Price (as defined herein) (representing a discount rate of 30%).“Market Price” means the average of the lowest three (3) Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date.
Note 3	The "Variable Conversion Price" shall mean 80% multiplied by the Market Price (as defined herein) (representing a discount rate of 30%).“Market Price” means the average of the lowest three (3) Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date.

F-11

The net carrying amount of the Debentures is as follows:

	For the period ended
	11/30/2023	11/30/2022
Outstanding Debentures	$105,500	$155,500
Total Principal	$105,500	$155,500

	For the period ended
	11/30/2023	11/30/2022
Outstanding Debentures accrued interest @ 15%	$80,588	$44,128
Total Accrued interest	$80,588	$44,128

NOTE	7. Convertible Notes Payable

	For the period ended
	11/30/2023	11/30/2022
Convertible Note 1	22,500	22,500
Convertible Note 2	23,500	23,500
Total	$46,000	$46,000

Note 1 is convertible to 560,000 shares and Note 2 is convertible into 585,000 shares.

NOTE	8. Notes Payable

The Company owes the following demand notes to shareholders for cash, as listed in the table below.

Non-Related Short-Term Notes 1, 2, and 3 do not pay or accrue interest. Non-Related Short-Term Notes 4 through 12 accrue interest at the rate of 18% with the exception of Non-Related Short Term Note 9, which accrues interest at the rate of 20%.

	For the period ended
	11/30/2023	11/30/2022
Non-Related Short Term Note 1	10,500	10,500
Non-Related Short Term Note 2	100,000	100,000
Non-Related Short Term Note 3	150,000	N/A
Non-Related Short Term Note 4	15,000	N/A
Non-Related Short Term Note 5	15,000	N/A
Non-Related Short Term Note 6	15,000	N/A
Non-Related Short Term Note 7	15,000	N/A
Non-Related Short Term Note 8	10,000	N/A
Non-Related Short Term Note 9	10,000	N/A
Non-Related Short Term Note 10	25,000	N/A
Non-Related Short Term Note 11	15,000	N/A
Non-Related Short Term Note 12	15,000	N/A
Non-Related Short Term Note 13	7,000
Non-Related Short Term Note 14	4,075
Total	$406,575	$110,500

F-12

NOTE	9. DUE TO RELATED PARTIES

The Company has issued short term demand notes to the CEO and members of his immediate family in exchange for cash loans which are classified as Related Party Notes in the table below.

None of these loans pay or accrue interest.

	For the period ended
	11/30/2023	11/30/2022
Related Party Notes	$0	$11,762
Total	$0	$11,762

NOTE	10. CONTINGENT LIABILITIES

During the fiscal year ended August 31, 2023, the Company entered into a Marketing Consulting Agreement effective April 17, 2023, until April 16, 2024. The Agreement provides for a consultant to receive 60% of the gross profit from products sold by the Company that used the Consultant’s data reduced by fixed and variable costs incurred by the Consultant. There has not been any revenue generated from the consultant’s data since the effective date of the Agreement; therefore, the Company has not accrued any liability to the consultant.

During the fiscal year ended August 31, 2023, the Company entered into an Advisory Agreement effective May 11, 2023, until May 10, 2024. The consultant is required to provide advisory services for its products and for corporate services such as financial budgeting and management and structuring for capital raising. The consultant has the right to attend all shareholder and board of director meetings. The Agreement requires the issuance of 5,000,000 common shares as partial payment for prior services rendered on October 14, 2022. The Company did not receive any prior services as described in the Agreement; therefore, the Company has not accrued any liability to the consultant.

During the fiscal year ended August 31, 2023, the Company entered into an Advisory Agreement effective April 17, 2023, until October 16, 2023. The consultant is required to provide advisory services for corporate services such as developing a marketing plan, financial budgeting and management and implementing operational strategies. Consideration for the Consultant services are 30,000,000 shares of Preferred E stock with a face value of $1.00, bearing interest at 10% per annum paid quarterly in cash or stock. There was NO designation for the Preferred E stock filed with the Nevada Secretary of State. The Agreement required the issuance of 5,000,000 shares of the Preferred E stock upon the execution of the agreement; however, the Company did not issue such stock because it did not receive any advisory services from the consultant. The Company has not accrued any liability to the consultant.

NOTE	11. COMMON AND PREFERRED STOCK

The following table represents the number of shares of each class outstanding as if the date listed.

Share Class	11/30/2023
Common Stock	109,649,538
Series A Convertible Preferred Stock	5,000,000
Series B Convertible Preferred Stock	99,500
Series D Convertible Preferred Stock	250,236

F-13

Common Stock

As of August 31, 2021, there were 26,218,712 shares of Common Stock issued and outstanding.

1,223,000 common shares were issued on October 25, 2021, in settlement of $88,320 in principal and $4,017 in accrued interest owed under Debenture 1.

100,000 common shares were issued on May 31, 2022, for $6,000 in cash received on June 3, 2020.

3,333,334 common shares were issued on May 31, 2022, for $100,000 in cash received in August of 2017.

On February 9, 2022, in a Regulation A public offering, the Company issued and sold an aggregate of 600,000 Units consisting of five (5) shares of its common stock and one (1) accompanying Class A to purchase one (1) share of the Company’s common stock at a combined price of $0.15 per Unit. This resulted in the issuance of 3,000,000 shares of Common Stock and 600,000 Class A Warrants.

1,400,000 common shares were issued on February 09, 2022, to satisfy the Apollo Acquisition Debenture which were valued at $246,764.

On March 7, 2022, the Company issued 57,693 shares of Common Stock in conversion of 1,000 shares of Series B Convertible Preferred Stock.

On April 1, 2022, the Company issued 31,666,667 shares of Common Stock to its CEO, David Mersky in exchange for the cancellation of $475,000 in accrued compensation.

On April 5, 2022, in a Regulation A public offering, the Company issued and sold an aggregate of 300,000 Units consisting of five (5) shares of its common stock and one (1) accompanying Class A Warrant to purchase one (1) share of the Company’s common stock at a combined price of $0.15 per Unit. This resulted in the issuance of 1,500,000 shares of Common Stock and 300,000 Class A Warrants.

On May 9, 2022, in a Regulation A public offering, the Company issued and sold an aggregate of 165,000 Units consisting of five (5) shares of its common stock and one (1) accompanying Class A Warrant to purchase one (1) share of the Company’s common stock at a combined price of $0.15 per Unit. This resulted in the issuance of 825,000 shares of Common Stock and 165,000 Class A Warrants.

On June 20, 2022, a Series D Convertible Preferred Stockholder converted 103,779 shares of Series D Convertible Preferred Stock into 6,226,740 Common Stock shares.

On June 29, 2022, in a Regulation A public offering, the Company issued and sold an aggregate of 260,000 Units consisting of five (5) shares of its common stock and one (1) accompanying Class A Warrant to purchase one (1) share of the Company’s common stock at a combined price of $0.15 per Unit. This resulted in the issuance of 1,300,000 shares of Common Stock and 260,000 Class A Warrants.

On July 26, 2022, in a Regulation A public offering, the Company issued and sold an aggregate of 135,000 Units consisting of five (5) shares of its common stock and one (1) accompanying Class A Warrant to purchase one (1) share of the Company’s common stock at a combined price of $0.15 per Unit. This resulted in the issuance of 675,000 shares of Common Stock and 135,000 Class A Warrants.

F-14

On August 11, 2022, in a Regulation A public offering, the Company issued and sold an aggregate of 70,000 Units consisting of five (5) shares of its common stock and one (1) accompanying Class A Warrant to purchase one (1) share of the Company’s common stock at a combined price of $0.15 per Unit. This resulted in the issuance of 350,000 shares of Common Stock and 70,000 Class A Warrants.

On August 30, 2022, the company issued 100,000 Common Stock shares for Website design services.

On September 14, 2022, in a Regulation A public offering, the Company issued and sold an aggregate of 433,335 Units consisting of five (5) shares of its common stock and one (1) accompanying Class A Warrant to purchase one (1) share of the Company’s common stock at a combined price of $0.15 per Unit. This resulted in the issuance of 2,166,675 shares of Common Stock and 433,335 Class A Warrants.

On April 21, 2023, a debenture holder converted $50,000 in debt into 3,573,347 Common Stock shares.

On June 28, 2023, a Series D Convertible Preferred Stockholder converted 131,667 shares of Series D Convertible Preferred Stock into 7,900,020 Common Stock shares.

On July 10, 2023, in a Regulation A public offering, the Company issued and sold an aggregate of 33,333 Units consisting of five (5) shares of its common stock and one (1) accompanying Class A Warrant to purchase one (1) share of the Company’s common stock at a combined price of $0.15 per Unit. This resulted in the issuance of 166,675 shares of Common Stock and 33,333 Class A Warrants.

On July 12, 2023, in a Regulation A public offering, the Company issued and sold an aggregate of 73,333 Units consisting of five (5) shares of its common stock and one (1) accompanying Class A Warrant to purchase one (1) share of the Company’s common stock at a combined price of $0.15 per Unit. This resulted in the issuance of 366,675 shares of Common Stock and 73,333 Class A Warrants.

As of November 30, 2023, there were 300,000,000 Common Stock shares authorized, and 109,649,538 shares of Common Stock issued and outstanding.

Preferred Stock

Series A Convertible Preferred Stock

Series A Preferred Stockholders have the right to vote on all shareholder matters equal to fifty-one percent (51%) of the total vote on matters to which all shareholders of the Corporation are entitled to vote. Series A Preferred Stockholders do not have any conversion right.

On May 1, 2020, the Company and its sole director and officer cancelled 5,000,000 shares of Series A Preferred Stock. On May 13, 2020, the Company filed a Certificate of Designation for Series A Convertible Preferred Stock. The Certificate of Designation for Series A allows the holder to convert into 1,000 shares for each Series A share held. As a result, $1,706,164 of the Unissued common stock liability was cancelled.

As of November 30, 2023, there were 5,000,000 Preferred A shares authorized, and 5,000,000 Preferred A shares outstanding that were issued for $1,706,164.

F-15

Series B Convertible Preferred Stock

1,000 shares of Series B Convertible Preferred Stock shares were issued on July 8, 2020, in exchange for $5,000 in cash.

18,000 shares of Series B Convertible Preferred Stock were issued on July 22, 2020, in exchange for $90,000 in cash.

1,500 shares of Series B Convertible Preferred Stock were issued on May 6, 2021, for $7,500 in cash.

As of August 31, 2021, there were 20,500 Preferred B shares outstanding.

80,000 Preferred shares were issued were issued on May 31, 2022, for website services valued at $400,000.

On March 7, 2022, the Company cancelled 1,000 shares of Preferred B in exchange for the issuance of 57,693 shares of Common Stock.

As of November 30, 2023, there were 400,000 Preferred B shares authorized, and 99,500 Preferred B shares outstanding that were issued for cash and services totaling $502,000.

Series D Convertible Preferred Stock

On June 3, 2022, the Company issued 235,594 shares of its Series D Convertible Preferred Stock in cancelation of Debentures 2, 7, and 8 in Note 7 above for a total of $169,032.54 in principal and $66,561.23 in accrued interest.

On June 3, 2022, the Company issued 250,088 shares of its Series D Convertible Preferred Stock in cancelation of outstanding payables of $205,116.97 in principal and $44,970.28 in accrued interest owed to a creditor.

On June 20, 2022, a Series D Convertible Preferred Stockholder converted 103,779 shares of Series D Convertible Preferred Stock into 6,226,740 Common Stock shares.

On June 28, 2023, a Series D Convertible Preferred Stockholder converted 131,667 shares of Series D Convertible Preferred Stock into 7,900,020 Common Stock shares.

As of November 30, 2023, there were 1,200,000 Preferred D shares authorized, and 250,236 Preferred D shares outstanding.

Options & Warrants

Class A Warrants

Commencing in the quarter ended May 31, 2022, the Company was approved to sell in a Regulation A public offering, units consisting of five (5) shares of its common stock and an accompanying Class A Warrant to purchase one (1) share of the Company’s common stock at a combined price of $0.15 per share.

The Company values its Class A Warrants at issuance using the Black-Scholes option pricing model. The key inputs to the valuation model include average volatility and an expected term of 2 years. The warrants are recorded in additional paid in capital at their initial fair value. They will not be remeasured in subsequent reporting periods.

F-16

On February 9, 2022, the Company issued 600,000 Class A Warrants that expire on February 10, 2024. The Company determined that the fair value of the Class A Warrants was $39,821.

On April 5, 2022, the Company issued 300,000 Class A Warrants that expire on April 6, 2024. The Company determined that the fair value of the Class A Warrants was $19,411.

On May 9, 2022, the Company issued 165,000 Class A Warrants expiring May 10, 2024. The Company determined that the fair value of the Class A Warrants was $10,951.

On June 29, 2022, the Company issued 260,000 Class A Warrants expiring June 30, 2024. The Company determined that the fair value of the Class A Warrants was $5,369.

On July 26, 2022, the Company issued 135,000 Class A Warrants expiring July 27, 2024. The Company determined that the fair value of the Class A Warrants was $963.

On August 11, 2022, the Company issued 70,000 Class A Warrants expiring August 12, 2024. The Company determined that the fair value of the Class A Warrants was $1,259.

On August 31, 2022, the Company made a year-end adjustment $11,017 in paid-in capital related to the warrants issued in the second quarter of FY 2022, resulting in an adjustment of the total carrying cost of all outstanding warrants by that amount, and credited to paid-in-capital. The total of paid in capital for the quarter was not affected.

On September 14, 2022, the Company issued 433,335 Class A Warrants expiring September 15, 2024. The Company determined that the fair value of the Class A Warrants was $ 7,288.

On July 10, 2023, the Company issued 33,333 Class A Warrants expiring July 10, 2025. The Company determined that the fair value of the Class A Warrants was $ 599.

On July 12, 2023, the Company issued 73,333 Class A Warrants expiring July 12, 2025. The Company determined that the fair value of the Class A Warrants was $ 1,319.

F-17

Sibannac, Inc.

Balance Sheet

For the Years ended

August 31, 2023, 2022

(Unaudited)

	August 31, 2023	August 31, 2022
ASSETS
CURRENT ASSETS:
Cash	$7	$14,083
Accounts receivable	4,022	4,022
Inventory	36,246	21,445
Total current assets	40,275	39,550

OTHER ASSETS:
Equipment	6,115	7,615
Investments	797,451	500,000
Website costs	330,210	330,210
Note receivable	5,000	5,000

Total assets	$1,179,051	882,375

LIABILITIES
CURRENT
Accounts payable	$67,585	11,955
Accrued compensation to officer and director	203,004	98,530
Due to related parties	–	11,762
Unissued capital stock	249,452	171,352
Total current liabilities	520,041	293,599

LONG TERM
Debentures payable	105,500	155,500
Notes payable	441,500	156,500
Accrued interest	82,007	44,128
Total Liabilities	1,149,048	649,727

STOCKHOLDERS' EQUITY
Preferred stock	5,350	5,481
Common stock	109,649	77,976
Additional paid-in capital	4,619,472	4,441,720
Warrants	75,964	66,758
Accumulated (deficit)	(4,780,432)	(4,359,287)
Total stockholders' equity	30,003	232,648

Total liabilities and stockholders' equity	$1,179,051	882,375

See accompanying notes to these unaudited consolidated financial statements.

F-18

Sibannac, Inc.

Income Statements

(Unaudited)

	For the years ended
	August 31,
	2023	2022

Total sales revenue	$434	$6,415
Total cost of sales	208	2,500

GROSS PROFIT	226	3,915

OPERATING EXPENSES
General and administrative	31,041	61,513
Sales and marketing	4,600	43,811
Professional fees	231,364	98,532
Officer and director compensation	161,711	184,000
Rent & utilities	85,562	95,138
Research & development expense	225	4,740
Website development expenses	4,875	44,936
Total operating expenses	519,378	532,670

TOTAL OPERATING INCOME (LOSS)	(519,152)	(528,755)

OTHER INCOME AND (EXPENSE)
Interest income	(37,880)	0
Gain from discontinued operations	0	18,335
Gain on sale of equipment	1,700	0
Interest expense	0	(91,979)
Gain on extinguishment of debt	134,187	9,442
Net (loss)	$(421,145)	$(592,957)

(Loss) per share
Basic	$(0.005)	$(0.012)
Diluted	$(0.005)	$(0.012)
* Unissued common shares are anti-dilutive.

See accompanying notes to these unaudited consolidated financial statements.

F-19

Sibannac, Inc.

Statement of Changes in Stockholders’ Equity

(Unaudited)

	Preferred Shares	Amount	Common Shares	Amount	Paid-In Capital	Stock Warrants	Unrealized Gain (Loss)	Accumulated (Deficit)	Total

Balance at August 31, 2021	5,020,500	$5,021	26,218,712	$26,218	$2,519,415	$0	$0	$(3,766,330)	$(1,215,676)
Preferred B issuance for debt	80,000	80			399,920				400,000
Preferred D issuance for debt	485,681	485			485,196				485,681
Common stock for services			100,000	100	2,900				3,000
Forgiveness of government loan					3,000				3,000
Common stock issued for debt			37,723,001	37,723	882,377				920,100
Units issued under Regulation A			7,650,000	7,650	155,092	66,758			229,500
Preferred B converted for common	(1,000)	(1)	57,693	58	(56)				1
Preferred D converted for common	(103,779)	(104)	6,226,740	6,227	(6,124)				(1)
Net (loss) for year ended August 31, 2022								(592,957)	(592,957)
Balance at August 31, 2022	5,481,402	5,481	77,976,146	77,976	4,441,720	66,758	0	(4,359,287)	232,648

Shares issued in Reg A offering	0	0	2,700,005	2,700	69,094	9,206	0	0	81,000
Common stock issued for debt	0	0	3,573,347	3,573	46,427	0	0	0	50,000
Preferred D converted for common	(131,666)	(131)	7,900,020	7,900	(7,769)				0
Common stock for services			17,500,020	17,500	70,000				87,500
Net (loss) for year ended August 31, 2023								(421,145)	(421,145)
Balance at August 31, 2023	5,349,736	$5,350	109,649,538	$109,649	$4,619,472	$75,964	$0	$(4,780,432)	$30,003

See accompanying notes to these unaudited consolidated financial statements.

F-20

Sibannac, Inc.

Statement of Cash Flows

(Unaudited)

	For the years ended
	August 31,
OPERATING ACTIVITIES	2023	2022
Net (loss) for the period	$(421,145)	$(592,957)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Common shares issued for services	87,500	3,000
Changes in assets and liabilities:
(Incr)/decr - Inventory	(14,801)	2,565
(Incr)/decr - accounts receivable	0	15,365
(Incr)/decr - note receivable	0	(5,000)
(Incr)/decr - equipment	1,500	0
Incr/(decr) in accounts payable	55,630	8,834
Incr/(decr) in accrued compensation	104,474	133,500
Incr/(decr) in notes payable	285,000	100,000
Incr/(decr) in debenture payable	0	5,440
Incr/(decr) in accrued interest	37,879	89,079
Incr/(decr) in due to related party	(11,762)	(61,153)
Incr/(decr) - unissued common stock	48,100	(307,764)
Net cash (used in) provided by operating activities	172,375	(609,091)

INVESTING ACTIVITIES
Acquisition of Vestra	(267,451)	0
Net cash (used in) provided by investing activities	(267,451)	0

FINANCING ACTIVITIES
Cash from issuance of common stock	0	106,000
Cash from Reg A offering	81,000	229,500
Common shares for Apollo acquisition	0	246,764
Net cash (used in) provided by financing activities	81,000	582,264

INCREASE (DECREASE) IN CASH	(14,076)	(26,827)
CASH, BEGINNING OF PERIOD	14,083	40,910
CASH, END OF PERIOD	$7	$14,083

NON-CASH TRANSACTIONS IN COMMON SHARES

Unissued 3,000,000 common shares for joint venture	$30,000	$0
Conv 131,667 shares Pref D for 7,900,020 common shares	$7,900	$0
Issuance of 3,573,347 common shares for debt	$50,000	$0
Issuance of 1,223,000 common shares for debt	$0	$92,337
Issuance of 31,666,667 common shares for debt	$0	$475,000
Issuance of Pref D for debt & accrued interest	$0	$235,593
Issuance of 80,000 Pref B for website services	$0	$400,000
Issuance of Pref D for services	$0	$250,087

See accompanying notes to these unaudited consolidated financial statements.

F-21

Sibannac, Inc.

Notes to Unaudited Financial Statements

For the years ended August 31, 2022, and August 31, 2023

NOTE	1. BASIS OF PRESENTATION AND NATURE OF BUSINESS

Nature of Business

Sibannac, Inc. (“Sibannac” or “Company” or “we”) was incorporated in June 1999 in the State of Nevada as Naprodis, Inc. On August 25, 2014, the Company transferred all its assets to Naprodis, Inc., a Colorado corporation (“Colorado Naprodis”). On November 25, 2014, the Company changed its name to Sibannac, Inc.

On July 17, 2017, the Company acquired Imbutek Inc., including its Plan of Operation (the “Plan”), and its sole shareholder became the President of the Company. The Company is preparing and packaging health products for wholesalers and retail under the Plan.

Basis of Presentation

The Company prepared the accompanying unaudited financial statements. Management has made all adjustments necessary to present the financial position fairly, results of operations and cash flows for the stated periods. Except as described below, these adjustments consist only of regular and recurring adjustments. Management has omitted certain note disclosures that typically would be included in audited financial statements prepared under generally accepted accounting principles in the United States of America.

Going Concern

The Company prepares its financial statements using generally accepted accounting principles in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company cannot obtain sufficient capital, it could be forced to cease operations. To continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plans to obtain such resources for the Company include (1) obtaining capital from Management and significant shareholders sufficient to meet its minimal operating expenses or (2) seeking out and completing a merger with an existing operating company. However, Management cannot provide any assurances that the Company will accomplish any of its plans.

The ability of the Company to continue as a going concern depends on its ability to accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company cannot continue as a going concern.

F-22

NOTE	2. CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents. At certain times, cash in banks may exceed the amount covered by FDIC insurance.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures” for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. FASB ASC 820-10 defines fair value as the price received for an asset or the exit price paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Observable inputs (other than Level 1 prices (quoted prices for similar assets or liabilities; quoted prices in markets) that are not active or other observable inputs or can be corroborated by observable market data for substantially the entire term of the related assets or liabilities).

Level 3: Unobservable inputs (those supported by little or no market activity and significant to the fair value of the assets or liabilities).

The Company determines the fair value and accounting treatment of options and warrants per the provisions of ASC 480.

As of August 31, 2023, all the Company’s financial instruments are recorded at fair value.

Accounts Receivable and concentration of credit risk

The Company extends unsecured credit to its customers in the ordinary course of business. Accounts receivable related to product sales are recorded when services are delivered, and payment is reasonably assured. Product sales are generally collected 30 to 60 days after receiving the invoice. Periodically, the Company evaluates its receivables and establishes allowances based on historical experience and other currently available information.

Inventories

The Company extends unsecured credit to its customers in the ordinary course of business. Accounts receivable related to product sales are recorded when services are delivered, and payment is reasonably assured. Product sales are generally collected 30 to 60 days after receiving the invoice. Periodically, the Company evaluates its receivables and establishes allowances based on historical experience and other currently available information. There was no allowance as of August 31, 2023.

F-23

Revenue Recognition

The Company has adopted ASC Topic 606, “Revenue from Contracts with Customers” (“ASC 606”,) and all the related amendments. The Company elected to adopt this guidance using the modified retrospective method. The adoption of this guidance did not have a material effect on the Company’s financial position, results of operations, or cash flows.

The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than required under U.S. GAAP (including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation).

None of the Company’s revenue represents an obligation to perform services. Since the Company’s revenue is generated via multiple small buyers and online, the Company does not have material contract assets or liabilities that fall under ASC 606.

The Company recognizes revenue as goods are sold considered complete upon successful delivery of the product to the customer. The Company has no further performance obligations, and collection is assured as the Company is paid 100% of the retail price of its products when they are sold.

The Company’s revenues accounted for under ASC 606 do not require significant estimates or judgments based on the nature of the Company’s revenue stream. The sales price is generally fixed at the point of sale and all consideration from the sale is included in the transaction price. The Company’s sales do not include multiple performance obligations or variable consideration.

Income taxes

The Company account for income taxes in accordance with ASC 740-10, Income Taxes. The Company recognizes deferred tax assets and liabilities to reflect the estimated future tax effects, calculated at currently effective tax rates, of future deductible or taxable amounts attributable to events that have been recognized on a cumulative basis in the consolidated financial statements. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates of the date of enactment.

ASC 740-10 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition issues. The Company classify interest and penalties as a component of interest and other expenses. To date, there have been no interest or penalties assessed or paid.

The Company measure and record uncertain tax positions by establishing a threshold for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Only tax positions meeting the more-likely-than-not recognition threshold at the effective date may be recognized or continue to be recognized.

The Company had no income tax provision for the periods ended August 31, 2023, and August 31, 2022, due to recurring net losses.

F-24

Loss per share

ASC 260-10 “Earnings Per Share” requires the Company to calculate its net income (loss) per share based on basic and diluted net income (loss) per share, as defined. Basic EPS excludes dilution and is computed by dividing net income (loss) by the weighted average number of shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. The dilutive effect of outstanding options and warrants issued by the Company, are reflected in diluted EPS using the treasury stock method. Under the treasury stock method, options and warrants will generally have a dilutive effect when the average market price of common stock during the period exceeds their exercise price. The dilutive effect of outstanding convertible debt issued by the Company is reflected in diluted EPS using the if-converted method. For periods of net loss, basic and diluted EPS are the same as the assumed exercise of stock options and warrants and the conversion of convertible debt are anti-dilutive. Unissued common shares and convertible instruments are not included in the calculation of EPS because they would be anti-dilutive because of the loss per share.

Stock Warrants

On February 7, 2022, the Company registered a public offering with the Securities and Exchange Commission under Regulation A. The offering is for 27,000,000 Units priced at $.15 per Unit. Each Unit consists of five (5) shares of common stock and an accompanying warrant (the “Class A Warrant(s)”) to purchase one (1) share of the Company’s common stock at $.20 per share. Each Class A Warrant expires two (2) years after issuance and is immediately exercisable.

The Company evaluated the Class A Warrants for liability or equity classification in accordance with the provisions of ASC 480, Distinguishing Liabilities from Equity, and determined that equity treatment was appropriate because the Class A Warrants do not meet the definition of liability instruments.

The Class A Warrants are classified as a component of permanent equity because they are freestanding financial instruments that are legally detachable and separately exercisable from the shares of common stock with which they were issued, are immediately exercisable, do not embody an obligation for the Company to repurchase its shares, and permit the holders to receive a fixed number of shares of common stock upon exercise. In addition, the Class A Warrants do not provide any guarantee of value or return.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position, or cash flow.

NOTE	3. WEBSITE COSTS

During the year ended August 31, 2021, the Company incurred $830,210 in development costs for the purpose of completing the brand builds for rad8Life™, Cherryology™ and The Campus Co. platform (“Campus”).

Campus is the entry point for all new relationships with Sibannac. This included all basic contract manufacturing, logistics, and fulfillment, as well as brand building, product design and website creation and social media services.

Cherryology™ was created because of the Company’s experience in creating brands to fit identified demographics and designed to appeal to consumers. These costs have been capitalized and will be amortized when development of the entire project is completed.

On June 17, 2021, in a related party transaction, the Company sold the rad8Life™ brand and rad8life.com site to Noho, Inc., for Series B Preferred shares valued at $500,000, which reduced Website Costs held on the Company’s books to $330,210. However, on November 8, 2022, the Company reacquired the rad8Life™ brand and rad8life.com from Noho, Inc., together with its hangover beverage IP.

F-25

NOTE	4. INVESTMENTS

During the year ended August 31, 2021, the Company established Vestra, LLC. Vestra is a special purpose LLC established to hold the rad8Life™ brand and operate the site rad8life.com for the sale of Delta 8 THC products and may be expanded to cover other products. On June 17, 2021, in a related party transaction, the Company sold Vestra to Noho, Inc., for 2,000,000 shares of Noho, Inc. Series B Preferred shares valued at $500,000. On June 9, 2022, the Company converted all 2,000,000 shares of Noho, Inc. Series B Preferred held by it into 280,000,000 shares of Noho, Inc. Common Stock. The Company is holding the shares as an investment.

On November 8, 2022, the Company reacquired the rad8Life™ brand and rad8life.com from Noho, Inc., together with Noho, Inc. hangover beverage assets in exchange for the assumption of $300,000 in debt and the cancellation of certain liabilities owed by Noho to the Company for a net value of $267,451.

On June 20, 2023, the Company and two other parties entered into an operating agreement for Curidol Holdings, LLC (“Curidol”) a minority owned subsidiary of the Company. Curidol intends to, and is in the process of, developing a multifunctional retail space used as a tea bar/retail shop at our Scottsdale, AZ location, and is named the Kavern. Curidol has raised the funds needed to complete and purchase inventory for the Kavern through Mr. Crosno’s contribution, and SNNC will produce, through DGS, the Kava and Kratom products for the bar. We intend for the Kavern to be a relaxing, tranquil environment where people can come in, kick back, drink some Kava/Kratom tea, and relax within a non-judgmental, friendly, and welcoming environment.

•	Owner 1 – William Crosno (40%) - will serve as General Manager. In charge of store/s and all employees (hiring/training/payroll/build outs/stocking/purchasing/inventory management.)

•	Owner 2 - SNNC - (40%) - Provides facility for product manufacturing, aids in marketing, increase traffic, press releases, managing and increasing SNNC stock value.

•	Owner 3 – (Directly Global Supply, LLC, managed by Boyd Easly) (20%) - Manufacturer and supplier of goods. All bulk and finished goods/products (Raw materials, brewed products, recipes, bottled and packaged goods, etc.) Help manage store/s, Build outs, manufacturing inventory, forecasting, expansion to more locations, marketing, branding, wholesale, distribution.

NOTE RECEIVABLE AND PUT PAYABLE

As part of the acquisition of Apollo Media Network, Inc. (“Apollo”) on August 31, 2015, the Company received a $250,000 promissory note from the principal of Apollo (the “Maker”) due and payable to the Company on August 31, 2023 (the “Note”). The Note is secured by a pledge of 1,400,000 shares of the Company’s common stock that were owed to the Maker as part of the acquisition. The Note accrues interest at an annual rate of 1.59% and may be repaid, at the Maker’s discretion, in cash or through the exercise of a concurrently issued Put Option.

The Put Option allowed the Maker to put the 1,400,000 common shares liability to the Company which would fully satisfy the Note, plus any accrued interest at the time of exercise irrespective of the market price of the common shares at the time of the exercised option. The Note and Put Option are linked to one another and, with the exception of any unrealized gain (loss), will offset each other should the holder elect to exercise the put option. Upon exercise, no cash will exchange hands, but the asset, interest and offsetting equity reserves will be adjusted on the Company’s books at that time.

At any time prior to the due date of the Note, the Maker could satisfy the note and accrued interest in cash in exchange for the delivery of 1,400,000 common shares. The offsetting equity reserves would be adjusted on the Company’s books at that time, if the Maker elects to pay the Note in cash.

The Company had discounted the net realizable value of the note receivable and accrued interest receivable on August 31, 2021, to the market value of the 1,400,000 pledged shares.

In May of 2021, the Company received notice that the holder had elected to exercise his option to put the shares and, as a result, the Company wrote off the Note, cancelling the holder’s claim on the 1,400,000 shares; however, the Company was obligated to issue 1,400,000 shares to satisfy the Apollo Acquisition Debenture which had been accrued as an Unissued Capital Stock liability. The 1,400,000 were issued on February 9, 2022.

F-26

NOTE	5. UNISSUED CAPITAL STOCK

As of August 31, 2023, the Company has an Unissued Capital Stock liability of $249,452, as per the table below:

Unissued Common Shares				Unissued Preferred Shares
Date	Paid	Price ($)	Shares	Date	Paid	Price ($)	Shares	Class
06/29/17	$28,000	0.0483	580,000	01/20/21	$5,000	5.00	1,000	B
06/29/17	5,202	0.0193	270,000	02/05/21	9,000	5.00	1,800	B
04/04/19	10,000	0.0500	200,000	02/22/21	6,000	5.00	1,200	B
07/22/20	60,000	0.0600	1,000,000	02/25/21	3,150	5.00	630	B
06/13/23	3,100	0.0050	620,000	06/01/23	55,000	1.00	55,000	D
06/20/23	20,000	0.0100	2,000,000	08/31/23	35,000	1.00	35,000	D
06/20/23	10,000	0.0100	1,000,000		$113,150		94,630
	$136,302		5,670,000

NOTE	6. DEBENTURES AND NOTES PAYABLE

15% Convertible Debentures

The Company following 15% Convertible Debentures were outstanding during the last two completed fiscal years and the first nine months of the current fiscal year:

Debenture	Issue Date	Maturity Date	Principal ($)	Balance ($)	Interest rate	Conversion Terms
1	12/04/17	12/04/20	$200,000	$–	15%	See Note 1
2	07/30/18	07/30/21	50,000	–	15%	See Note 1
3	02/27/19	02/27/20	50,000	50,000	15%	$0.05 per share
4	06/21/19	06/21/20	15,000	–	15%	Not Convertible
5	07/16/19	07/16/20	17,500	–	15%	Not Convertible
6	08/29/19	08/29/20	30,000	–	15%	Not Convertible
7	10/31/19	05/01/20	95,000	–	15%	See Note 1
8	01/27/20	07/27/20	40,000	–	15%	See Note 1
9	06/30/21	06/30/22	100,000	50,000	15%	See Note 2
10	05/13/22	05/13/23	5,500	5,500	15%	See Note 3
			$603,000	$105,500

Note 1:	The "Variable Conversion Price" shall mean 70% multiplied by the Market Price (as defined herein) (representing a discount rate of 30%).“Market Price” means the average of the lowest three (3) Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date.
Note 2	The "Variable Conversion Price" shall mean 55% multiplied by the Market Price (as defined herein) (representing a discount rate of 30%).“Market Price” means the average of the lowest three (3) Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date.
Note 3	The "Variable Conversion Price" shall mean 80% multiplied by the Market Price (as defined herein) (representing a discount rate of 30%).“Market Price” means the average of the lowest three (3) Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date.

F-27

The net carrying amount of the Debentures is as follows:

	For the period ended
	08/31/2023	08/31/2022
Outstanding Debentures	$105,500	$155,500
Total Principal	$105,500	$155,500

	For the period ended
	08/31/2023	08/31/2022
Outstanding Debentures accrued interest @ 15%	$64,720	$44,128
Total Accrued interest	$64,720	$44,128

NOTE	7. Convertible Notes Payable

	For the period ended
	08/31/2023	08/31/2022
Convertible Note 1	22,500	22,500
Convertible Note 2	23,500	23,500
Total	$46,000	$46,000

Note 1 is convertible to 560,000 shares and Note 2 is convertible into 585,000 shares.

NOTE	8. Notes Payable

The Company owes the following demand notes to shareholders for cash, as listed in the table below.

Non-Related Short-Term Notes 1, 2, and 3 do not pay or accrue interest. Non-Related Short-Term Notes 4 through 12 accrue interest at the rate of 18% with the exception of Non-Related Short Term Note 9, which accrues interest at the rate of 20%.

	For the period ended
	08/31/2023	08/31/2022
Non-Related Short Term Note 1	10,500	10,500
Non-Related Short Term Note 2	100,000	100,000
Non-Related Short Term Note 3	150,000	N/A
Non-Related Short Term Note 4	15,000	N/A
Non-Related Short Term Note 5	15,000	N/A
Non-Related Short Term Note 6	15,000	N/A
Non-Related Short Term Note 7	15,000	N/A
Non-Related Short Term Note 8	10,000	N/A
Non-Related Short Term Note 9	10,000	N/A
Non-Related Short Term Note 10	25,000	N/A
Non-Related Short Term Note 11	15,000	N/A
Non-Related Short Term Note 12	15,000	N/A
Total	$395,500	$110,500

F-28

NOTE	9. DUE TO RELATED PARTIES

The Company has issued short term demand notes to the CEO and members of his immediate family in exchange for cash loans which are classified as Related Party Notes in the table below.

None of these loans pay or accrue interest.

	For the period ended
	08/31/2023	08/31/2022
Related Party Notes	$0	$11,762
Total	$0	$11,762

NOTE	10. CONTINGENT LIABILITIES

During the fiscal year ended August 31, 2023, the Company entered into a Marketing Consulting Agreement effective April 17, 2023, until April 16, 2024. The Agreement provides for a consultant to receive 60% of the gross profit from products sold by the Company that used the Consultant’s data reduced by fixed and variable costs incurred by the Consultant. There has not been any revenue generated from the consultant’s data since the effective date of the Agreement; therefore, the Company has not accrued any liability to the consultant.

During the fiscal year ended August 31, 2023, the Company entered into an Advisory Agreement effective May 11, 2023, until May 10, 2024. The consultant is required to provide advisory services for its products and for corporate services such as financial budgeting and management and structuring for capital raising. The consultant has the right to attend all shareholder and board of director meetings. The Agreement requires the issuance of 5,000,000 common shares as partial payment for prior services rendered on October 14, 2022. The Company did not receive any prior services as described in the Agreement; therefore, the Company has not accrued any liability to the consultant.

During the fiscal year ended August 31, 2023, the Company entered into an Advisory Agreement effective April 17, 2023, until October 16, 2023. The consultant is required to provide advisory services for corporate services such as developing a marketing plan, financial budgeting and management and implementing operational strategies. Consideration for the Consultant services are 30,000,000 shares of Preferred E stock with a face value of $1.00, bearing interest at 10% per annum paid quarterly in cash or stock. There was NO designation for the Preferred E stock filed with the Nevada Secretary of State. The Agreement required the issuance of 5,000,000 shares of the Preferred E stock upon the execution of the agreement; however, the Company did not issue such stock because it did not receive any advisory services from the consultant. The Company has not accrued any liability to the consultant.

NOTE	11. COMMON AND PREFERRED STOCK

The following table represents the number of shares of each class outstanding as if the date listed.

Share Class	08/31/2023
Common Stock	80,142,821
Series A Convertible Preferred Stock	5,000,000
Series B Convertible Preferred Stock	99,500
Series D Convertible Preferred Stock	381,903

F-29

Common Stock

During the quarter ended August 31,2021, the Company issued 7,776,518 common shares valued at $447,000 for the purpose of completing the brand builds for both Cherryology™ and The Campus Co. platform.

During the quarter ended August 31,2021, the Company issued 2.325,000 common shares in conversion of $219,087.50 in principal and accrued interest owed under Debenture 1, as listed above in Note 7.

As of August 31, 2021, there were 26,218,712 shares of Common Stock issued and outstanding.

1,223,000 common shares were issued on October 25, 2021, in settlement of $88,320 in principal and $4,017 in accrued interest owed under Debenture 1.

100,000 common shares were issued on May 31, 2022, for $6,000 in cash received on June 3, 2020.

3,333,334 common shares were issued on May 31, 2022, for $100,000 in cash received in August of 2017.

On February 9, 2022, in a Regulation A public offering, the Company issued and sold an aggregate of 600,000 Units consisting of five (5) shares of its common stock and one (1) accompanying Class A to purchase one (1) share of the Company’s common stock at a combined price of $0.15 per Unit. This resulted in the issuance of 3,000,000 shares of Common Stock and 600,000 Class A Warrants.

1,400,000 common shares were issued on February 09, 2022, to satisfy the Apollo Acquisition Debenture which were valued at $246,764.

On March 7, 2022, the Company issued 57,693 shares of Common Stock in conversion of 1,000 shares of Series B Convertible Preferred Stock.

On April 1, 2022, the Company issued 31,666,667 shares of Common Stock to its CEO, David Mersky in exchange for the cancellation of $475,000 in accrued compensation.

On April 5, 2022, in a Regulation A public offering, the Company issued and sold an aggregate of 300,000 Units consisting of five (5) shares of its common stock and one (1) accompanying Class A Warrant to purchase one (1) share of the Company’s common stock at a combined price of $0.15 per Unit. This resulted in the issuance of 1,500,000 shares of Common Stock and 300,000 Class A Warrants.

On May 9, 2022, in a Regulation A public offering, the Company issued and sold an aggregate of 165,000 Units consisting of five (5) shares of its common stock and one (1) accompanying Class A Warrant to purchase one (1) share of the Company’s common stock at a combined price of $0.15 per Unit. This resulted in the issuance of 825,000 shares of Common Stock and 165,000 Class A Warrants.

On June 20, 2022, a Series D Convertible Preferred Stockholder converted 103,779 shares of Series D Convertible Preferred Stock into 6,226,740 Common Stock shares.

On June 29, 2022, in a Regulation A public offering, the Company issued and sold an aggregate of 260,000 Units consisting of five (5) shares of its common stock and one (1) accompanying Class A Warrant to purchase one (1) share of the Company’s common stock at a combined price of $0.15 per Unit. This resulted in the issuance of 1,300,000 shares of Common Stock and 260,000 Class A Warrants.

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On July 26, 2022, in a Regulation A public offering, the Company issued and sold an aggregate of 135,000 Units consisting of five (5) shares of its common stock and one (1) accompanying Class A Warrant to purchase one (1) share of the Company’s common stock at a combined price of $0.15 per Unit. This resulted in the issuance of 675,000 shares of Common Stock and 135,000 Class A Warrants.

On August 11, 2022, in a Regulation A public offering, the Company issued and sold an aggregate of 70,000 Units consisting of five (5) shares of its common stock and one (1) accompanying Class A Warrant to purchase one (1) share of the Company’s common stock at a combined price of $0.15 per Unit. This resulted in the issuance of 350,000 shares of Common Stock and 70,000 Class A Warrants.

On August 30, 2022, the company issued 100,000 Common Stock shares for Website design services.

On September 14, 2022, in a Regulation A public offering, the Company issued and sold an aggregate of 433,335 Units consisting of five (5) shares of its common stock and one (1) accompanying Class A Warrant to purchase one (1) share of the Company’s common stock at a combined price of $0.15 per Unit. This resulted in the issuance of 2,166,675 shares of Common Stock and 433,335 Class A Warrants.

On April 21, 2023, a debenture holder converted $50,000 in debt into 3,573,347 Common Stock shares.

On June 28, 2023, a Series D Convertible Preferred Stockholder converted 131,667 shares of Series D Convertible Preferred Stock into 7,900,020 Common Stock shares.

On July 10, 2023, in a Regulation A public offering, the Company issued and sold an aggregate of 33,333 Units consisting of five (5) shares of its common stock and one (1) accompanying Class A Warrant to purchase one (1) share of the Company’s common stock at a combined price of $0.15 per Unit. This resulted in the issuance of 166,675 shares of Common Stock and 33,333 Class A Warrants.

On July 12, 2023, in a Regulation A public offering, the Company issued and sold an aggregate of 73,333 Units consisting of five (5) shares of its common stock and one (1) accompanying Class A Warrant to purchase one (1) share of the Company’s common stock at a combined price of $0.15 per Unit. This resulted in the issuance of 366,675 shares of Common Stock and 73,333 Class A Warrants.

As of August 31, 2023, there were 300,000,000 Common Stock shares authorized, and 109,649,538 shares of Common Stock issued and outstanding.

Preferred Stock

Series A Convertible Preferred Stock

Series A Preferred Stockholders have the right to vote on all shareholder matters equal to fifty-one percent (51%) of the total vote on matters to which all shareholders of the Corporation are entitled to vote. Series A Preferred Stockholders do not have any conversion right.

On May 1, 2020, the Company and its sole director and officer cancelled 5,000,000 shares of Series A Preferred Stock. On May 13, 2020, the Company filed a Certificate of Designation for Series A Convertible Preferred Stock. The Certificate of Designation for Series A allows the holder to convert into 1,000 shares for each Series A share held. As a result, $1,706,164 of the Unissued common stock liability was cancelled.

As of August 31, 2023, there were 5,000,000 Preferred A shares authorized, and 5,000,000 Preferred A shares outstanding that were issued for $1,706,164.

F-31

Series B Convertible Preferred Stock

1,000 shares of Series B Convertible Preferred Stock shares were issued on July 8, 2020, in exchange for $5,000 in cash.

18,000 shares of Series B Convertible Preferred Stock were issued on July 22, 2020, in exchange for $90,000 in cash.

1,500 shares of Series B Convertible Preferred Stock were issued on May 6, 2021, for $7,500 in cash.

As of August 31, 2021, there were 20,500 Preferred B shares outstanding.

80,000 Preferred shares were issued were issued on May 31, 2022, for website services valued at $400,000.

On March 7, 2022, the Company cancelled 1,000 shares of Preferred B in exchange for the issuance of 57,693 shares of Common Stock.

As of August 31, 2023, there were 400,000 Preferred B shares authorized, and 99,500 Preferred B shares outstanding that were issued for cash and services totaling $502,000.

Series D Convertible Preferred Stock

On June 3, 2022, the Company issued 235,594 shares of its Series D Convertible Preferred Stock in cancelation of Debentures 2, 7, and 8 in Note 7 above for a total of $169,032.54 in principal and $66,561.23 in accrued interest.

On June 3, 2022, the Company issued 250,088 shares of its Series D Convertible Preferred Stock in cancelation of outstanding payables of $205,116.97 in principal and $44,970.28 in accrued interest owed to a creditor.

On June 20, 2022, a Series D Convertible Preferred Stockholder converted 103,779 shares of Series D Convertible Preferred Stock into 6,226,740 Common Stock shares.

On June 28, 2023, a Series D Convertible Preferred Stockholder converted 131,667 shares of Series D Convertible Preferred Stock into 7,900,020 Common Stock shares.

As of August 31, 2023, there were 1,200,000 Preferred D shares authorized, and 250,236 Preferred D shares outstanding.

7/10/23	New Issue	166,665	Common	$0.03	No	Todd Fowler	Cash	Unrestricted	Regulation A
7/12/23	New Issue	366,665	Common	$0.03	No	Todd Fowler	Cash	Unrestricted	Regulation A
7/13/23	New Issue	7,000,020	Common	$0.005	Yes	Lifetime Branding	Services	Restricted	4(a)(2)
7/27/23	New Issue	8,000,000	Common	$0.005	Yes	Ramos & Ramos LTD	Services	Restricted	4(a)(2)
8/2/23	New Issue	2,500,000	Common	$0.005	Yes	Kevin Sakser	Services	Restricted	4(a)(2)

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Options & Warrants

Class A Warrants

Commencing in the quarter ended May 31, 2022, the Company was approved to sell in a Regulation A public offering, units consisting of five (5) shares of its common stock and an accompanying Class A Warrant to purchase one (1) share of the Company’s common stock at a combined price of $0.15 per share.

The Company values its Class A Warrants at issuance using the Black-Scholes option pricing model. The key inputs to the valuation model include average volatility and an expected term of 2 years. The warrants are recorded in additional paid in capital at their initial fair value. They will not be remeasured in subsequent reporting periods.

On February 9, 2022, the Company issued 600,000 Class A Warrants that expire on February 10, 2024. The Company determined that the fair value of the Class A Warrants was $39,821.

On April 5, 2022, the Company issued 300,000 Class A Warrants that expire on April 6, 2024. The Company determined that the fair value of the Class A Warrants was $19,411.

On May 9, 2022, the Company issued 165,000 Class A Warrants expiring May 10, 2024. The Company determined that the fair value of the Class A Warrants was $10,951.

On June 29, 2022, the Company issued 260,000 Class A Warrants expiring June 30, 2024. The Company determined that the fair value of the Class A Warrants was $5,369.

On July 26, 2022, the Company issued 135,000 Class A Warrants expiring July 27, 2024. The Company determined that the fair value of the Class A Warrants was $963.

On August 11, 2022, the Company issued 70,000 Class A Warrants expiring August 12, 2024. The Company determined that the fair value of the Class A Warrants was $1,259.

On August 31, 2022, the Company made a year-end adjustment $11,017 in paid-in capital related to the warrants issued in the second quarter of FY 2022, resulting in an adjustment of the total carrying cost of all outstanding warrants by that amount, and credited to paid-in-capital. The total of paid in capital for the quarter was not affected.

On September 14, 2022, the Company issued 433,335 Class A Warrants expiring September 15, 2024. The Company determined that the fair value of the Class A Warrants was $ 7,288.

On July 10, 2023, the Company issued 33,333 Class A Warrants expiring July 10, 2025. The Company determined that the fair value of the Class A Warrants was $ 599.

On July 12, 2023, the Company issued 73,333 Class A Warrants expiring July 12, 2025. The Company determined that the fair value of the Class A Warrants was $ 1,319.

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PART III—EXHIBITS

Index to Exhibits

Number	Exhibit Description

2.1	Amended Articles of Incorporation and Amendments Thereto (3)
2.2	Bylaws (1)
3.1	Specimen Stock Certificate (1)
4.1	Subscription Agreement (3)
4.2	Class A Purchase Warrant (1)
6.1	CEO Employment Agreement by and between the Company and David Mersky, dated July 10, 2017 (1)
6.2	Promissory Note by and between the Company and Santanu Das, dated December 21, 2021 (1)
6.3	Asset Purchase Agreement between the Company and NoHo, Inc., dated November 8, 2022 (3)
6.4	Share Purchase Agreement by and between the Company and Immersive, dated March 28, 2023. (4)
6.5	Operating Agreement by and between the Company and Curidol Holdings, LLC, dated June 20, 2023 (5)
12.1	Opinion of Carl Ranno, Esq. (5)

*Filed herewith.

(1) Incorporated by reference to the Offering Statement 1-A filed on 01-20-2022.

(2) Incorporated by reference to the Offering Statement 1-A filed on 01-28-2022.

(3) Incorporated by reference to the Offering Statement 1-A filed on 02-17-2023.

(4) Incorporated by reference to the Offering Statement 1-A Pos Filed on February 2, 2024.

(5) Incorporated by reference to the Offering Statement 1-A Pos Filed on April 12, 2024.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paradise Valley on May 9, 2024.

(Exact name of issuer as specified in its charter):	Sibannac, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ David Mersky
Title:	David Mersky, Chief Executive Officer (Principal Executive Officer)

(Date):	May 9, 2024

/s/ David Mersky
Title:	David Mersky, Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)

(Date):	May 9, 2024

SIGNATURES OF DIRECTORS:

/s/ David Mersky	May 9, 2024
David Mersky	Date

/s/ Booker T. Evans, Esq.	May 9, 2024
Booker T. Evans, Esq.	Date

III-2